UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GENESIS HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED APRIL 9, 2020 — SUBJECT TO COMPLETION

April [   ], 2020

Dear Stockholder:

At the time that we are issuing this Proxy Statement, we are in the midst of a global pandemic. Everyone across the world is managing through this difficult and uncertain time. COVID-19 is taking a significant human toll and our hearts go out to those who have been impacted. As a healthcare provider, please rest assured that we are committed to doing everything we can to protect the health and safety of our patients, residents, employees and the communities in which we operate.

You are invited to attend the 2020 Annual Meeting of Stockholders of Genesis Healthcare, Inc., to be held on June 3, 2020, at 8:30 a.m. local time, at our office located at 101 East State Street, Kennett Square, Pennsylvania 19348.

At this year’s annual meeting you will be asked to:

1.              Elect three Class III directors to serve for three-year terms expiring at our 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.              Vote on an advisory basis to approve the compensation of our named executive officers;

3.              Vote to approve the Genesis Healthcare, Inc. 2020 Omnibus Incentive Plan;

4.              Vote to approve the Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors;

5.              Vote to approve the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold required to call a special meeting;

6.              Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

7.              Transact such other business as may properly come before the annual meeting, including any continuation, postponement or adjournment thereof.

The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully. The board of directors recommends a vote “FOR” the election of each of the three nominees for director in Proposal 1 and “FOR” the approval of each of Proposals 2, 3, 4, 5 and 6. In addition to the business to be transacted as described above, management will speak about the company and respond to questions from stockholders.

Your vote is important. We are pleased to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) instead of a paper copy of this proxy statement and our 2019 Annual Report to Stockholders. The Internet Availability Notice contains instructions on how to access those documents over the Internet. The Internet Availability Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2019 Annual Report to Stockholders and a form of proxy card or voting instruction card, as applicable. All stockholders who do not receive an Internet Availability Notice will receive a paper copy of the proxy materials by mail. This process provides a variety of benefits, including enabling us to reduce the costs and environmental impact of our annual meeting.

It is important that your shares be represented and voted at the annual meeting whether or not you plan to attend in person. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Internet Availability Notice and the instructions listed on the Internet site.  If you are receiving a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card.  If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided to you by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet.  Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the annual meeting.

Sincerely,

Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

PRELIMINARY PROXY STATEMENT DATED APRIL 9, 2020 — SUBJECT TO COMPLETION

Genesis Healthcare, Inc.

101 East State Street

Kennett Square, Pennsylvania 19348

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2020

To the Stockholders of Genesis Healthcare, Inc.:

We will hold our 2020 Annual Meeting of Stockholders at our office located at 101 East State Street, Kennett Square, Pennsylvania 19348, on June 3, 2020, at 8:30 a.m. local time, to:

1.              Elect three Class III directors to serve for three-year terms expiring at our 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.              Vote on an advisory basis to approve the compensation of our named executive officers;

3.              Vote to approve the Genesis Healthcare, Inc. 2020 Omnibus Incentive Plan;

4.              Vote to approve the Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors;

5.              Vote to approve the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold required to call a special meeting;

6.              Ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

7.              Transact such other business as may properly come before the annual meeting, including any continuation, postponement or adjournment thereof.

These items of business are described in the attached proxy statement. Only our stockholders of record at the close of business on April 6, 2020, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any continuation, postponement or adjournment of the annual meeting. A list of stockholders eligible to vote at our annual meeting will be available for inspection at the annual meeting, and at our executive offices during regular business hours for a period of no less than ten days prior to the annual meeting.

Due to concerns about the coronavirus (COVID-19) pandemic and to assist in protecting the health and well-being of our stockholders and employees, we are planning for the possibility that the annual meeting may be held solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will publicly announce the decision in a press release that will also be filed with the U.S. Securities and Exchange Commission as definitive additional soliciting material, and we will post the announcement and additional information on our Investor Relations website at https://www.genesishcc.com/investor-relations as soon as practicable before the annual meeting. We recommend that you monitor this website for updated information, and please check this website in advance of the Annual Meeting to confirm the status of the meeting before planning to attend in person.

Please retain the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number should we determine to convert to a virtual-only meeting or allow for virtual attendance and you elect to participate by visiting www.virtualshareholdermeeting.com/GEN2020. We also encourage all stockholders to continue to review guidance from public health authorities as the time for the annual meeting approaches.

By Order of the Board of Directors,

Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

i

PROPOSAL 3: APPROVAL OF OUR 2020 OMNIBUS INCENTIVE PLAN	37
Plan Highlights and Certain Important Provisions	37
Historical Annual Share Usage	38
New Plan Benefits	38
Summary of the Plan	39
Federal Income Tax Effects	43
Board Recommendation	44
PROPOSAL 4: APPROVE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS	45
Contingent Board Actions	45
Not Conditioned on Other Proposals	45
Board Recommendation	45
PROPOSAL 5: APPROVE THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LOWER THE STOCK OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING	46
Contingent Board Actions	46
Not Conditioned on Other Proposals	46
Board Recommendation	47
PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
Board Recommendation	47
Independent Registered Public Accounting Firm	47
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48
Policy Regarding Related Person Transactions	48
Related Person Transactions	48
OTHER MATTERS	52
Stockholder Proposals and Nominations	52
Householding of Proxy Materials	54
Incorporation by Reference	54
APPENDIX A: GENESIS HEALTHCARE, INC. 2020 OMNIBUS INCENTIVE PLAN	A-1
APPENDIX B: PROPOSED AMENDMENTS TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	B-1
APPENDIX C: PROPOSED AMENDMENTS TO THE SECOND AMENDED AND RESTATED BYLAWS	C-1

*****

ii

Genesis Healthcare, Inc.

101 East State Street

Kennett Square, Pennsylvania 19348

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the board of directors of Genesis Healthcare, Inc., a Delaware corporation, for use at our 2020 Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020, at 8:30 a.m. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and any business properly brought before the annual meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the annual meeting. In this proxy statement, the “company,” “we,” “us” and “our” mean Genesis Healthcare, Inc., unless otherwise indicated.

All stockholders of record as of April 6, 2020, are entitled to notice of and to vote at our 2020 Annual Meeting of Stockholders. The annual meeting will be held at our office located at 101 East State Street, Kennett Square, Pennsylvania 19348.  We intend to begin mailing the Notice of Internet Availability of Proxy Materials (“Internet Availability Notice”), to certain of our stockholders, and, alternatively, a paper copy of this proxy statement and accompanying proxy card to all other stockholders, on or about April [   ], 2020.

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be Held on June 3, 2020

We are pleased to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we sent to the majority of our stockholders the Internet Availability Notice regarding Internet availability of the proxy materials for this year’s annual meeting. Other stockholders were instead sent paper copies of the proxy materials accessible on the Internet. Instructions on how to access the proxy materials over the Internet or to request a paper copy can be found in the Internet Availability Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2019 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” In such case, either a notice similar to the Internet Availability Notice or the Notice of Annual Meeting, this proxy statement and our 2019 Annual Report to Stockholders should have been provided (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following such intermediary’s instructions for voting.

In addition, please also note that the notice of the 2020 Annual Meeting of Stockholders, this proxy statement, a proxy card sample and our 2019 Annual Report to Stockholders are available on the investor relations section of our website at www.genesishcc.com.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

Stockholders Entitled to Vote

Stockholders of record as of the close of business on April 6, 2020, are entitled to notice of, and to vote at, the annual meeting. On all matters to be voted upon at the annual meeting, each holder of our Class A common stock, Class B common stock and Class C common stock is entitled to one vote for each share of Class A common stock, Class B common stock and Class C common stock, respectively, held of record by such holder. You may vote your shares at the annual meeting by attending and voting in person, by voting via the Internet or telephone as described herein, or by having your shares represented at the annual meeting by a valid proxy.

Voting

You may vote by ballot in person at the annual meeting. Alternatively, if your shares are registered directly in your name, you may submit a proxy and vote by using any of the following methods:

•                  By Telephone:  You may use any telephone to vote at any time until 11:59 p.m. (Eastern Time) on the day before the meeting, by calling 1-800-690-6903 and following the voice-guided instructions.

•                  By Internet:  You may use the Internet to vote at any time until 11:59 p.m. (Eastern Time) on the day before the meeting, by going to www.proxyvote.com. To vote on the Internet, go to www.proxyvote.com and follow the instructions for Internet voting shown on your proxy card or Internet Availability Notice.

•                  By Mail:  If you received a printed proxy card, you may vote by completing, signing and dating the proxy card and returning it in its accompanying postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker, bank or other nominee.

Your vote is very important. Accordingly, whether or not you plan to attend the annual meeting in person, you should vote by using one of the methods described above.

All properly signed proxies that are received before the polls are closed at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no instructions are indicated with respect to a particular proposal, they will be voted as follows: (i) “FOR” the election of each of the three nominees for director as described in Proposal 1; (ii) “FOR” the advisory approval of the compensation of our named executive officers as described in Proposal 2; (iii) “FOR” the approval of our 2020 Omnibus Incentive Plan as described in Proposal 3;(iv) “FOR” the approval of the Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors as described in Proposal 4; (v) “FOR” the approval of the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold required to call a special meeting as described in Proposal 5; and (vi) “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm as described in Proposal 6.

The enclosed proxy gives Thomas DiVittorio, our Chief Financial Officer, and Michael S. Sherman, our Senior Vice President, General Counsel and Secretary, or either of them, discretionary authority to vote your shares with respect to all additional matters that might come before the annual meeting, including any motion made for continuance, adjournment or postponement of the annual meeting (including for purposes of soliciting additional votes).

Revoking Your Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting by taking any of the following actions:

•                  delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•                  properly delivering a subsequent proxy in one of the manners authorized and described in this proxy statement (such as by mail, via the Internet or by telephone), relating to the same shares and bearing a later date than the original proxy; or

•                  attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies (other than delivering a subsequent proxy) should be addressed to:

Genesis Healthcare, Inc.

Attn: Michael S. Sherman, Secretary

101 East State Street

Kennett Square, PA 19348

If your shares are held in “street name” by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

Attendance at the Annual Meeting

All stockholders who choose to attend the annual meeting in person will need to present a valid government-issued photo identification (e.g., a driver’s license, state identification card or passport) at the door to be admitted to the annual meeting. Additionally, if you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the annual meeting, you will also need to obtain and present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on April 6, 2020, the record date for the annual meeting.

Due to concerns about the coronavirus (COVID-19) pandemic and to assist in protecting the health and well-being of our stockholders and employees, we are planning for the possibility that the annual meeting may be held solely by means of remote communication (i.e., a virtual-only meeting). If we take this step, we will publicly announce the decision in a press release that will also be filed with the SEC as definitive additional soliciting material, and we will post the announcement and additional information on our Investor Relations website at https://www.genesishcc.com/investor-relations as soon as practicable before the annual meeting. We recommend that you monitor this website for updated information, and please check this website in advance of the Annual Meeting to confirm the status of the meeting before planning to attend in person.

Please retain the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials as you will need this number should we determine to convert to a virtual-only meeting or allow for virtual attendance and you elect to participate by visiting www.virtualshareholdermeeting.com/GEN2020. We also encourage all stockholders to continue to review guidance from public health authorities as the time for the annual meeting approaches.

Quorum and Votes Required

At the close of business on April 6, 2020, there were 108,163,948 shares of our Class A common stock, 744,396 shares of our Class B common stock and 55,902,144 shares of our Class C common stock outstanding and entitled to vote.  Stockholders of record are entitled to one (1) vote, on each proposal, for each share of Class A common stock, Class B common stock and Class C common held by the stockholder. Thus, a total of 164,810,488 votes may be cast on each proposal at the annual meeting. All votes will be tabulated by the inspector of elections appointed for the annual meeting. Michael T. Berg, our Deputy General Counsel and Assistant Secretary, has been appointed to serve as inspector of election at the annual meeting.

The inspector of elections will determine whether a quorum is present at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the annual meeting will constitute a quorum at the annual meeting. Shares of common stock held by persons attending the annual meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum but will not be counted as votes cast. Brokers, banks or other nominees who hold shares of common stock in “street name” for beneficial owners of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the New York Stock Exchange (the “NYSE”), determines to be “non-routine,” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker, bank or nominee holds your common stock in “street name,” your broker, bank or nominee is entitled to vote your shares on “non-routine” proposals only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank or nominee with this proxy statement. Proposals 1, 2, 3, 4 and 5 are considered “non-routine” matters on which brokers, banks and other nominees may vote only with specific instructions from beneficial owners. Proposal 6 is considered a routine matter, and brokers, banks and other nominees will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

For Proposal 1, directors will be elected by a plurality of the votes cast at the annual meeting. Thus, the three nominees receiving the greatest number of votes will be elected, assuming there is a quorum present at the annual meeting. A properly executed proxy marked “WITHHOLD ALL” or “FOR ALL EXCEPT,” as the case may be, with respect to the election of the director will not be counted in the number of votes cast on a matter, although it will be counted for purposes of determining whether there is a quorum. Your broker is not entitled to vote on the election of directors without your instruction. As a result, broker non-votes will not be counted in determining which nominees received the largest number of votes cast.

Proposal 2, approval on an advisory basis of the resolution approving the compensation of our named executive officers, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proposal 3, approval of our 2020 Omnibus Incentive Plan, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting.  Therefore, abstentions will have the same effect as votes against the proposal.  Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proposal 4, approval of the Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the shares entitled to vote in connection with the election of directors. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proposal 5, approval of the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold required to call a special meeting requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the shares entitled to vote in connection with the election of directors. Therefore, abstentions will have the same effect as votes against the proposal. Brokers do not have discretionary authority to vote on this proposal. Thus, broker non-votes will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Proposal 6, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, requires the affirmative vote of the holders of a majority of the votes that all stockholders present in person or represented by proxy are entitled to cast at the annual meeting. Therefore, abstentions will have the same effect as votes against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm and thus, broker non-votes are generally not expected in connection with the vote on Proposal 3.

No matter currently is expected to be considered at the annual meeting other than the proposals set forth in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the annual meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

Solicitation of Proxies

Our board of directors is soliciting proxies for the annual meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders, including the expense of preparing and mailing the Internet Availability Notice and the proxy materials for the annual meeting. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock that are beneficially owned by our stockholders send notices, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses. We may use several of our regular employees, who will not be specially compensated, to solicit proxies from our stockholders, either personally or by telephone, Internet, telegram, facsimile or special delivery letter.

Assistance

If you need assistance in submitting your proxy or have questions regarding the annual meeting, please contact the Genesis Healthcare, Inc. Investor Relations department at (610) 925-2000 or write to: Genesis Healthcare, Inc., Attn: Investor Relations, 101 East State Street, Kennett Square, Pennsylvania 19348.

Forward-Looking Statements

This proxy statement may contain “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. We undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and in our subsequent periodic reports on Form 10-Q and current reports on Form 8-K.

PROPOSAL 1:  ELECTION OF DIRECTORS

Board Structure

Our Second Amended and Restated Bylaws (the “Bylaws”) provide that our board of directors will consist of not less than three (3) nor more than nineteen (19) members, with the exact number of directors being set by our board of directors. Our board of directors has set the current number of directors at nine (9) members. The directors are divided into three (3) classes, with each class consisting of three (3) members and each member serving for a term of three (3) years. At each annual meeting, the term of one class expires. Class I, which consists of Robert H. Fish, George V. Hager, Jr. and Arnold Whitman, has a term expiring at the close of our 2021 Annual Meeting of stockholders. Class II, which consists of Robert Hartman and James V. McKeon, has a term expiring at the close of our 2022 Annual Meeting of stockholders.  Class III, which consists of James H. Bloem, John F. DePodesta and Terry Allison Rappuhn, has a term expiring at the close of our 2020 Annual Meeting of Stockholders.  We have one vacancy on our board of directors.

Board Nominees

Based upon the recommendation of our Nominating, Corporate Governance, Quality and Compliance Committee (the “Corporate Governance Committee”), our board of directors has nominated James H. Bloem, John F. DePodesta and Terry Allison Rappuhn for election to serve as Class III directors. Proxies cannot be voted for a greater number of persons or different persons than the nominees named. If elected, each director nominee would serve a three-year term expiring at our 2023 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE DIRECTOR NOMINEES.

Composition of the Board of Directors

Set forth below is information as of April [   ], 2020 regarding each director nominee and each person whose term of office as a director will continue after the annual meeting.  There are no family relationships among any of our directors or executive officers.

Name	Age	Position	Director Since	Class	Term Expires

Robert H. Fish (1)	69	Chairman of the Board of Directors	2013	I	2021
George V. Hager, Jr.	64	Chief Executive Officer, Director	2015	I	2021
Arnold Whitman	68	Director	2015	I	2021
Robert Hartman	63	Director	2015	II	2022
James V. McKeon (1)(2)	55	Director	2015	II	2022
James H. Bloem (2)(3)	69	Director	2015	III	2020
John F. DePodesta (2)(3)	75	Director	2015	III	2020
Terry Allison Rappuhn (1)(3)	63	Director	2017	III	2020

(1) Member of the Corporate Governance Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

The Purchase and Contribution Agreement, dated as of August 18, 2014 and amended as of January 5, 2015 (as so amended, the “Purchase Agreement”) entered into between Skilled Healthcare Group, Inc. (“Skilled Healthcare”) and FC-GEN Operations Investment, LLC (“FC-GEN”) pursuant to which the combination of Skilled Healthcare with FC-GEN (the “Combination”) was effected provided that each of the parties would take all actions necessary to provide that, at the closing of the Combination (which occurred on February 2, 2015), two (2) individuals designated by Skilled Healthcare, four (4) individuals designated by FC-GEN and five (5) individuals designated jointly by Skilled Healthcare and FC-GEN would be appointed to our board of directors.  Other than Ms. Rappuhn, the individuals who are currently serving as the members of our board of directors were appointed in 2015 pursuant to that agreement.

Director Biographical Information

Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2023 Annual Meeting of Stockholders (Class III)

James H. Bloem. Mr. Bloem has served as a director and business consultant to various public and private companies, mainly in the health-care industry, since his retirement in 2013 after 13 years as Senior Vice President, Chief Financial Officer, and Treasurer of Humana, Inc. (“Humana”), one of the nation’s largest health-benefit companies. At Humana, he had responsibility for all of Humana’s accounting, actuarial, analytical, financial, tax, risk management, treasury, and investor relations activities. Mr. Bloem currently serves as a director of Rotech Healthcare, Inc. (publicly-held until 2012), a leading provider of home medical equipment and related services, where he serves as chairman of the audit committee. He also previously served as a director of Genesis Health Ventures, Inc. from 2001-2003 and NeighborCare from 2003-2005. Mr. Bloem’s financial background and experience qualify him as an “audit committee financial expert” under SEC rules.

The board of directors has concluded that Mr. Bloem should serve as a director, based upon his extensive experience in the healthcare industry, including as an executive officer of Humana, as well as his leadership skills and financial knowledge, which enable him to serve as a financial expert on and chairperson of our Audit Committee.

John F. DePodesta.  Mr. DePodesta co-founded Primus Telecommunications Group, Inc. in 1994, and served as the company’s Director, Executive Vice President, Chief Legal Officer, Chief Corporate Development Officer and Secretary from 1994 to 2010.  In 2009, Primus filed a voluntary petition in bankruptcy court for reorganization relief under Chapter 11 of the United States Bankruptcy Code. From 1994 to 2002, Mr. DePodesta served as the Chairman of the Board of Iron Road Railways, Inc., which he also co-founded. He served as Senior Vice President, Law and Public Policy, of Genesis Ventures from 1996 to 1998. Additionally, from 1994 to 1999, he served as “of counsel” to the law firm of Pepper Hamilton LLP, where he was previously a partner since 1979. Before joining Pepper Hamilton LLP, Mr. DePodesta served as General Counsel of Consolidated Rail Corporation and General Counsel - Reorganization for the Penn Central Trustees from 1971 to 1979. Since 1994, he has served as a director of Educational Credit Management Corporation Group, where, prior to becoming Emeritus Director on January 1, 2020, he previously served as Chairman of the Board, Chairman of the ECMC Foundation, Chairman of the ECMC Investment Committee, Chairman of the Governance and Compensation Committee and Chairman of the Board of Educational Credit Management Corporation Group’s other for-profit and non-profit subsidiaries. Mr. DePodesta also served as a director of Genesis Healthcare Corporation from 2003 until 2007, where he was a member of the Audit Committee and the Special Committee. From 2011 until 2015, Mr. DePodesta served as a director of Sutron Corporation and was Chairman of the Governance and Compensation Committee and a member of the Audit Committee. Since 2010, Mr. DePodesta has served as Managing Director of Dolomite Group, LLC, which provides advisory services to senior executives and public and private governing bodies.

Mr. DePodesta has extensive experience in law and regulation, corporate governance, corporate management, mergers and acquisitions, equity and debt financing, restructuring and working with healthcare and high growth technology companies.  Based on this experience, the board of directors has concluded that he should serve as a director.

Terry Allison Rappuhn.  Ms. Rappuhn has served on the board of directors of Quorum Health Corporation, a publicly-held operator of general acute care hospitals and outpatient services, since 2017, as the chair of the board of directors of Quorum since March 2018 and as chair of the audit committee of Quorum from 2017 until March 2018.  She has served Akorn, Inc., a publicly-held specialty pharmaceutical company, as a director and member of the audit committee of since 2015, as a member of the nominating and governance committee since 2016 and as the chairperson of the audit committee since 2017. From 2016 to 2017, Ms. Rappuhn served on the board of directors and audit committee of Span-America Medical Systems, Inc. (previously a publicly held company that was acquired by Savaria Corporation), a manufacturer of beds and pressure management products for the medical market. From 2006 to 2010, she served as a director and chaired the audit committee of AGA Medical Holdings, Inc. (previously a publicly-held company that was acquired by St. Jude Medical), a medical device company.  From 2003 to 2007, she served as a director of Genesis HealthCare Corporation, where she chaired the audit committee. From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc., an owner and operator of acute care hospitals. Ms. Rappuhn has 15 years of experience with Ernst & Young, LLP, is a Certified Public Accountant and holds the CERT Certificate in Cybersecurity Oversight issued by NACD and Carnegie Mellon University.

The board of directors has concluded that Ms. Rappuhn should serve as a director based on her extensive experience in the healthcare industry, her extensive experience in corporate governance matters, her financial and accounting background and experience which qualifies her as an “audit committee financial expert” under SEC rules, knowledge of cybersecurity oversight and her knowledge and experience with corporate governance matters.

Directors Continuing in Office Until the 2021 Annual Meeting of Stockholders (Class I)

Robert H. Fish.  Mr. Fish has served as a member of our board of directors since 2013, when he joined Skilled Healthcare as Chief Executive Officer.  He served as Skilled Healthcare’s Chief Executive Officer until the Combination was completed in 2015.  Mr. Fish currently serves as President, Chief Executive Officer and Director of Quorum Health Corporation, a publicly-held operator of general acute care hospitals and outpatient services.  During his career, Mr. Fish has served as Chairman, President or CEO of a number of healthcare companies. From 2012 until he joined Skilled Healthcare in 2013, Mr. Fish served as Managing Partner of Sonoma-Seacrest, LLC, a California health care firm specializing in strategic planning, performance improvement and merger and acquisition issues. From 2008 to 2012 he served as Chairman of REACH Medical Holdings, a regional air medical transport company, from 2005 to 2006 he served as Executive Chairman of Coram, Inc., a large home infusion provider, from 2003 to 2007 he served as Lead Director of Genesis HealthCare Corporation and from 2002 to 2003 he served as Chairman and Chief Executive Officer of Genesis Ventures, a long-term care and institutional pharmacy company and predecessor in interest to Genesis Healthcare Corporation. Since 2017, Mr. Fish has served as a director and member of the audit committee of American Renal Associates Holdings, Inc., a publicly-held provider of outpatient dialysis services.  From 2013 to 2018, Mr. Fish has served as a member of the board of directors of the non-profit St. Helena Hospital Foundation in Northern California. Mr. Fish served as President and Chief Executive Officer of St. Joseph Health System—Sonoma County and Valleycare Health System, both of which are regional hospital systems in Northern California.

Mr. Fish has extensive experience as a healthcare company executive, including in the long-term care industry.  For these reasons, and his former role as our Chief Executive Officer, our board of directors concluded that Mr. Fish should serve as a director.

George V. Hager, Jr.  Mr. Hager has served as Chief Executive Officer of Genesis Healthcare, Inc. since the Combination was completed in 2015.  Mr. Hager served as Chief Executive Officer of Genesis Healthcare Corporation from 2003 until 2007 and of Genesis Healthcare LLC from 2007 until 2015. Prior to becoming Chief Executive Officer, he was Executive Vice President and Chief Financial Officer of Genesis Healthcare Corporation, and was responsible for corporate finance, information services, reimbursement and risk management. He joined Genesis Healthcare Corporation in 1992 as Vice President and Chief Financial Officer and was named Senior Vice President and Chief Financial Officer in 1994. Mr. Hager has over 25 years of experience in the healthcare industry. He spent the first 13 years of his professional career at KPMG, LLP, where he was the partner in charge of the healthcare practice group for the Philadelphia region from 1989 to 1992.  Mr. Hager is a certified public accountant and is a member of the board of trustees of Dickinson College and the board of the Schwartz Center for Compassionate Care. Previously, he was a member of the board and the Audit Committee chair of both REACH Medical Holdings, Inc., a medical transportation company, and Adolor Corporation, a biopharmaceutical company. In addition, Mr. Hager has served as a member of the board of trustees and the Finance Committee, and as chair of the Audit Committee, of The University of the Sciences of Philadelphia.

Our board of directors has concluded that Mr. Hager should serve as a director based upon his extensive experience as a healthcare company executive, including his longstanding service as Chief Executive Officer of Genesis Healthcare.

Arnold Whitman.  Mr. Whitman is Co-Founder and Chairman of Formation Capital, LLC (“Formation Capital”). He has over 25 years’ experience in the seniors housing and healthcare industry. In 1999, Mr. Whitman created Formation Capital as an advisory and equity investment firm for seniors housing and healthcare. Since founding the company, Mr. Whitman has overseen the investment of over $5 billion in seniors housing assets managed by Formation Capital. Prior to co-founding Formation Capital, Mr. Whitman founded Health Care Capital Finance (“HCCF”), a private debt provider, where he developed a successful securitization program for seniors housing assets. Following the merger of HCCF into PRN Mortgage Capital, Mr. Whitman continued to oversee over $2 billion of debt investments into seniors housing and care. Mr. Whitman began his career in healthcare in 1985 as a Director of Acquisitions for MediPlex and then as a Vice President of Meditrust in 1986. Mr. Whitman is a current board member and Chairman Emeritus of the National Investment Center for Seniors Housing and Care Industries and also serves on the executive board of the American Seniors Housing Association. He is also a partner in Aging 2.0, a principal in Prime Care Properties, LLC and a board member of Care Institute Group, Inc. He served on the board of FC-GEN until the consummation of the Combination in 2015.

Mr. Whitman’s extensive experience in the healthcare industry, and particularly with companies who serve seniors, as well as his significant beneficial ownership in the company’s stock, as described below in “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners,” led the board of directors to conclude that Mr. Whitman should serve as a member of the board of directors.

Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders (Class II)

Robert Hartman. Mr. Hartman has been the Chairman of NuCare Services Corp., which provides business and financial consulting services to the long term care industry, since 1984, and a Senior Advisor to Next Healthcare Capital LLC, a healthcare real estate investment firm, since 2013.  Mr. Hartman has over 35 years of development and operational experience in providing senior services ranging from assisted living to post-acute care. He has been involved with the start-up and creation of over 30 businesses primarily related to the healthcare and real estate fields. He sits on the board of Formation Development Group. Additionally, Mr. Hartman is Principal and Founder of Midway Capital Partners, a private equity fund that invests in real estate, hospitality and healthcare development opportunities. He served on the board of FC-GEN until the consummation of the Combination in 2015. Mr. Hartman has served as co-President of the Illinois Council on Long Term Care, a statewide trade association. He served for six years as a Trustee of Northeastern Illinois University and for 18 years as the Chairman of the Board of Trustees of Keshet, an educational, camping and social service organization for individuals with special needs.  He is also a Trustee of the Simon Wiesenthal Center.

The board of directors has concluded that Mr. Hartman should serve as a member of the board of directors due to the great breadth and depth of operational and financial experience that he has in the senior services industry, as well as his significant beneficial ownership in the company’s stock, as described below in “Security Ownership of Directors and Executive Officers and Certain Beneficial Owners.”

James V. McKeon. Mr. McKeon is currently the President of Valentine Associates LLC (“Valentine Associates”), a position he has held since 2009. Valentine Associates is a Pennsylvania-based consulting firm specializing in finance, strategic planning, performance improvement and merger and acquisition issues.  From 2003 to 2007, Mr. McKeon served as Executive Vice President and Chief Financial Officer for Genesis Healthcare Corporation, and then he served in that same role with Genesis Healthcare LLC in 2008. From 1994 to 2003, he held various positions at Genesis Health Ventures, LLC (“Genesis Health Ventures”): he was Senior Vice President and Corporate Controller from 2000 to 2003, Vice President and Corporate Controller from 1997 to 2000 and Director, Finance and Investor Relations from 1994 to 1995. Mr. McKeon started his career at KPMG Peat Marwick (“KPMG”), a professional services company, where he worked from 1986 until 1994. He held a variety of positions at KPMG during his tenure and was a senior manager upon departure. Mr. McKeon also serves as Chairman for Educational Credit Management Corporation (“ECMC”), a not-for-profit focused on ensuring adequate liquidity to finance secondary education, a position he has held since 2020. Mr. McKeon also serves as Chairman of both the Audit Committee and the Governance and Compensation Committee for ECMC. Mr. McKeon joined the board of ECMC in 2009.  Mr. McKeon also serves on the board of directors for several privately-held companies and on the Board of Trustees of Sanford School, a private school located in Hockessin, Delaware.

The board of directors has concluded that, based upon Mr. McKeon’s extensive experience in the healthcare industry, as well as his familiarity with the company and its predecessor companies, he should serve as a member of the board of directors.

CORPORATE GOVERNANCE

Our board of directors has adopted corporate governance guidelines that provide the framework for our overall governance practices. Our board of directors has also adopted a code of conduct, which contains general guidelines for conducting our business that applies to all of our employees, including our principal executive officer, our principal financial officer, our principal accounting officer and our controller.  See “— Code of Conduct.” Our corporate governance guidelines and code of conduct can be found on the corporate governance page in the investor relations section of our website at www.genesishcc.com. Information contained on, or accessible through, any website referenced herein does not constitute a part of this proxy statement.

The board of directors evaluate our corporate governance policies and practices on an ongoing basis with a view toward maintaining appropriate corporate governance practices in the context of our current business environment. Additionally, the board of directors seeks to align our governance practices closely with the interests of our stockholders. This commitment is demonstrated through the board of director’s recent changes to the Bylaws to implement proxy access, discussed below, along with the board’s submission of Proposal Nos. 4 (approve the Fourth Amended and Restated Certificate of Incorporation to declassify the board of directors) and 5 (approve the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold to call special meetings) for stockholder vote at the annual meeting.

Board Leadership Structure

Our board of directors has determined that it is presently desirable for different individuals to hold the positions of Chief Executive Officer and Chairman of the board of directors.  Mr. Hager has served as Chief Executive Officer since the

Combination in 2015 and Mr. Fish has served as Chairman since 2017, which enables Mr. Hager to focus more of his time and efforts on his operational leadership responsibilities and allows Mr. Fish to focus on his board leadership responsibilities.  Additionally, we believe that having a Chairman who is independent facilitates meaningful participation of independent directors in the leadership and functioning of our board of directors.

Mr. Fish, as an independent Chairman, acts as the Board’s lead independent director.  The corporate governance guidelines provide that the lead independent director is responsible for, among other things, periodically scheduling and conducting separate meetings of the independent directors and coordinating the activities of the independent directors.

Five of our eight current directors are “independent” directors, as defined by NYSE standards. Our directors meet regularly in executive sessions and our independent directors also meet regularly. As Chairman of the board of directors, Mr. Fish presides over board meetings, including executive sessions, and has the ability to set the agenda of the meetings of the board of directors and executive sessions.

The board of directors recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the board of directors from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization, and it may from time to time elect to make changes to the leadership structure.

Board Independence

Our board of directors performs an analysis, at least annually, as to whether each member of our board of directors is an “independent director,” as that term is defined in the applicable NYSE listing standards. In making its independence determination, our board of directors considers all relevant facts and circumstances of which it is aware, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. For example, the board of directors considers transactions and relationships between each director (including nominees for director), or any member of his or her immediate family, and us and our subsidiaries and affiliates in each of the most recent three completed fiscal years. Our board of directors also considers whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). Our board of directors considers that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which some of our directors are or have been officers. Our board of directors also considers any relevant charitable contributions to not-for-profit organizations of which our directors or immediate family members are affiliated. In making its independence determinations, our board of directors considers all relationships between us and the director and the director’s family members of which it was aware.

As a result of its review, our board of directors has determined that, of our current directors and nominees, each of Messrs. Bloem, DePodesta, Fish and McKeon and Ms. Rappuhn is an independent member of our board of directors under the applicable listing standards of the NYSE. In addition, our board of directors had previously determined that former director David Reis, who served until June 5, 2019, did not qualify as independent. Please see the relationships discussed under “Certain Relationships and Related Transactions” for a description of certain relationships considered by our board of directors in making its independence determinations.

Board Meetings

Our board of directors held nine meetings during fiscal year 2019. During fiscal year 2019, all directors who were then serving attended at least 75% of the combined total of (i) all board meetings and (ii) all meetings of committees of our board of directors of which the director was a member. The Chairman of the board of directors or his designee, taking into account suggestions from other members of the board of directors and executive officers, establishes the agenda for each meeting of the board of directors and the agenda is distributed in advance to each member of our board of directors. Each member of the board of directors may suggest the inclusion of items on the agenda and raise additional discussion items at the meetings. Our board of directors regularly meets in executive session without management present.  Our directors are encouraged to attend each annual meeting of stockholders, and each member of our board of directors attended the 2019 Annual Meeting of stockholders.

Committees of the Board of Directors

Our board of directors maintains a standing Audit Committee, Corporate Governance Committee and Compensation Committee.  All of the current members of our Audit Committee, our Compensation Committee and our Corporate Governance Committee are independent under applicable NYSE corporate governance rules.

The membership of each of our Audit Committee, Corporate Governance Committee and Compensation Committee as of April [   ], 2020 is as follows:

Director	Independent Under NYSE Standards	Audit Committee		Nominating, Corporate Governance, Quality and Compliance Committee		Compensation Committee
James H. Bloem	Yes		(C)			*
John F. DePodesta	Yes	*					(C)
Robert H. Fish	Yes			*
James V. McKeon	Yes				(C)	*
Terry Allison Rappuhn	Yes	*		*

*       Member

(C)   Chair

Audit Committee

We have a standing Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm and for reviewing and discussing with our management and our independent registered public accounting firm our audited and unaudited consolidated financial statements included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and earnings press releases. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee has authority to retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the committee believes to be necessary or appropriate.  A copy of the Audit Committee charter is available under the “Corporate Governance” section of the Company’s website, www.genesishcc.com.

During fiscal 2019, the Audit Committee held 11 meetings and took action by written consent one time. The current members of the Audit Committee are Messrs. Bloem (Chair) and DePodesta and Ms. Rappuhn. Our board of directors has determined that all members of our Audit Committee are financially literate under the current listing standards of the NYSE and are independent under the NYSE standards and the requirements of SEC Rule 10A-3. Our board of directors has also determined that each of Mr. Bloem and Ms. Rappuhn qualifies as “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act of 1934, as amended (the “Exchange Act”).

Corporate Governance Committee

We have a standing Corporate Governance Committee. During fiscal year 2019, the Corporate Governance Committee held five meetings. The current members of the Corporate Governance Committee are Messrs. McKeon (Chair) and Fish and Ms. Rappuhn.  Our board of directors has determined that all of the current members of our Corporate Governance Committee are independent under the NYSE listing standards.  A copy of the Corporate Governance Committee charter is available under the “Corporate Governance” section of the Company’s website, www.genesishcc.com.

The purpose of the Corporate Governance Committee is to make recommendations concerning the size and composition of our board of directors and its committees, oversee and evaluate and recommend candidates for election as directors, evaluate and recommend compensation paid to non-employee directors, develop, implement and review our corporate governance policies, evaluate our board of directors and management, oversee succession planning by management and review and oversee our policies and procedures that support and enhance the quality of care provided by our affiliates and compliance with applicable laws, regulations and industry guidelines. The Corporate Governance Committee is responsible for annually considering the appropriate skills and characteristics required of members of the board of directors in the context of the current make-up of our board of directors and its committees and for making board composition and nomination recommendations to the board of directors.

Our entire board of directors is responsible for nominating members for election to our board of directors and for filling vacancies on our board of directors that may occur between annual meetings of stockholders. The Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire board of directors for prospective board membership. In evaluating the suitability of individuals, the Corporate Governance Committee considers many factors, including:

•                  personal and professional integrity, ethics and values;

•                  experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•                  experience in the company’s industry;

•                  experience as a board member of another publicly held company;

•                  academic expertise in an area of the company’s operations;

•                  diversity of industry experience, gender, ethnicity and other diversity-related factors the committee may deem appropriate; and

•                  practical and mature business judgment, including ability to make independent analytical inquiries.

When formulating its board membership recommendations, the Corporate Governance Committee also considers any advice and recommendations offered by other members of the board of directors. The Corporate Governance Committee may also review the composition and qualification of the board of directors of our competitors or other companies and may seek input from industry experts.

In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers our board of directors’ and each committee’s annual performance self-evaluations. All directors are encouraged to attend periodically director education programs or seminars.

The Corporate Governance Committee evaluates each individual in the context of our board of directors as a whole, with the objective of recommending a group that it feels can best perpetuate success for our company and represent stockholder interests through the exercise of sound judgment. Included in this evaluation is a consideration of the diversity each director or nominee brings to our board of directors, with diversity reflecting varied industry and professional experience, gender, ethnicity and viewpoints, and other factors, as applicable.

The Corporate Governance Committee will consider stockholder recommendations of candidates for the board of directors on the same basis as it considers other candidates. Stockholder recommendations must be submitted to us under the procedures discussed below in “Other Matters — Stockholder Proposals and Nominations” and should include the information required by our Bylaws.

Compensation Committee

We have a standing Compensation Committee. The Compensation Committee held six meetings in fiscal year 2019. The current members of the Compensation Committee are Messrs. DePodesta (Chair), Bloem and McKeon. Our board of directors has determined that all of the current members of our Compensation Committee are independent under the NYSE standards and the requirements of SEC Rule 10C-1.  A copy of the Compensation Committee charter is available under the “Corporate Governance” section of the Company’s website, www.genesishcc.com.

The Compensation Committee approves the compensation of our Chief Executive Officer and all other officers (as that term is defined in Rule 16a-1 under the Exchange Act), including the approval of any grant of stock options, restricted stock or other equity awards to the CEO and other officers under our equity incentive plans. The Compensation Committee also reviews our compensation philosophy and has direct access to third-party compensation consultants.

The Compensation Committee also makes recommendations to our board of directors with respect to our incentive-compensation plans and equity-based plans and reviews and approves all executive officers’ employment agreements and severance arrangements. The Compensation Committee also manages and periodically reviews all annual bonus, long-term incentive compensation and equity incentive plans (including restricted stock plans, long-term incentive plans, management incentive plans and others). The Compensation Committee also determines annually the annual cash bonuses to be awarded to our executive officers and certain members of senior management based upon pre-established financial and operational performance criteria set under our annual performance bonus program. To assist the Compensation Committee, our Chief Executive Officer may make recommendations regarding other executive officers’ compensation based on his evaluation of the performance of the other executive officer against objectives established each year, the officer’s scope of responsibilities, our financial performance, retention considerations and general economic and competitive conditions.

In addition, the Compensation Committee has the authority to retain consultants and advisors as it may deem appropriate in its discretion, and the Compensation Committee has the sole authority to approve related fees and other retention terms. In 2019 and prior years, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) to advise the Compensation Committee on an ongoing basis as an independent compensation consultant.  Pearl Meyer reports directly to the Compensation Committee. While conducting assignments, Pearl Meyer interacts with our management when appropriate. Pearl Meyer, when invited, attends, or otherwise participates in, meetings of the Compensation Committee.

After review and consultation with Pearl Meyer, the Compensation Committee determined there was no conflict of interest resulting from retaining Pearl Meyer during the year ended December 31, 2019.  In reaching this conclusion, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act.  The Compensation Committee anticipates that it will retain Pearl Meyer to advise the Compensation Committee on certain compensation matters in 2020.  In making this determination, the Compensation Committee noted that during 2019:

•                  Pearl Meyer did not provide any services to the company or its management other than service to the Compensation Committee, and its services were limited to executive and Board compensation consulting. Specifically, it did not provide, directly or indirectly through affiliates, any non-executive compensation services, including, but not limited to, pension consulting or human resource outsourcing;

•                  Fees from the company were less than 1% of Pearl Meyer’s total revenue;

•                  None of the Pearl Meyer consultants who worked on company matters had any business or personal relationship with Compensation Committee members or directly owns company stock; and

•                  None of the Pearl Meyer consultants who worked on company matters, or Pearl Meyer as a whole, had any business or personal relationship with executive officers of the company.

The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

Risk Oversight

While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board of directors also have responsibility for overseeing specific areas of risk management, as set forth below. Recently, in light of the ongoing events, the board and its committees have also been heavily focused on the risks related to the coronavirus, or COVID-19.  Members of management provide regular reports to the board of directors and its committees for discussion, including reports on business operations, strategic planning, compliance, personnel matters and benefit plans, financial planning and budgeting, material litigation and succession matters, and will discuss any material risks to the company relating to such matters.  The committees periodically provide updates to the board of directors regarding significant risk management issues and related matters.

Committee	Primary Risk Oversight Responsibility
Audit Committee	Overseeing financial risk, capital risk, financial compliance risk and cybersecurity risk and internal controls over financial reporting.
Compensation Committee	Overseeing our compensation philosophy and practices and evaluating the balance between risk-taking and rewards to senior officers, as further discussed below.
Corporate Governance Committee

Evaluating each director’s independence and the effectiveness of our corporate governance guidelines and code of conduct, overseeing management’s succession planning and overseeing quality of care and regulatory compliance risks.

Proxy Access Bylaw Provisions

In March 2020, our board of directors, upon the recommendation of the Corporate Governance Committee, amended and restated our Amended and Restated Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the outstanding common stock of the company (on a net long basis) continuously for at least three years, to nominate and include in the company’s proxy materials director nominees constituting up to the greater of two individuals or 20% of our board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Article II, Section 2.17, of the Bylaws. Under that Section, the required notice of proxy access nomination must be received at the company’s principal executive offices, subject to certain exceptions, not less than 120 nor more than 150 days prior to the anniversary of the date that the company first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders.

Communication with the Board of Directors

Stockholders or other interested parties may contact any of our directors, including our non-management directors, by writing to them c/o Office of the General Counsel, Genesis Healthcare, Inc., 101 East State Street, Kennett Square, PA 19348 or by email at lawdepartment@genesishcc.com or by telephone at (610) 925-2000. The Chairman of the Board, as the Lead Independent Director, with the assistance of the company’s internal legal department, is primarily responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he or she considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to consider. All communications will be compiled by the Office of the General Counsel and submitted to the board of directors or the individual directors on a periodic basis.

Code of Conduct

We maintain a code of business conduct and ethics entitled “The Genesis Healthcare Code of Conduct,” which is applicable to our directors, officers and employees and any independent contractors performing functions similar to those of employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Conduct addresses ethical conduct, commitment to quality care, full, fair and accurate disclosure in documents that we file with the SEC and other regulatory agencies, compliance with laws, regulations and professional standards, and the process for reporting suspected violations of the code. You can access our Code of Conduct, free of charge, on the corporate governance page in the investor relations section of our website at www.genesishcc.com.  Information contained on, or accessible through, any website referenced herein does not constitute a part of this proxy statement. In the event of any future amendments to certain provisions of our Code of Conduct, or waivers of such provisions, applicable to our directors and executive officers, we intend to disclose such amendments or waivers at the same location on our website identified above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

AND CERTAIN BENEFICIAL OWNERS

The following table shows ownership of our common stock as of April 6, 2020 by: (i) each person known to us to own beneficially more than five percent (5%) of any class of our capital stock; (ii) each director; (iii) our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers for the year ended December 31, 2019 (collectively, the “Named Executive Officers”); and (iv) all of our current directors and executive officers as a group.

	Shares Beneficially Owned(1)
	Shares of Class A Common Stock	Rights to Acquire Class A Common Stock (2)	Class A Percentage (3)	Shares of Class C Common Stock	Class C Percentage	Percentage of Outstanding Vote
Stockholders holding 5% or more:
Arnold Whitman(4)	8,543,029	19,382,477	21.9%	19,163,061	34.3%	16.9%
Isaac Neuberger(5)	10,112,210	6,603,616	14.6%	6,602,466	11.8%	10.1%
Steven Fishman(6)	8,030,840	8,340,942	14.0%	8,339,490	14.9%	9.9%
Welltower Inc. (7)	9,564,576	—	8.8%	—	—	5.8%
David Reis(8)	1,008,775	8,305,866	7.9%	8,304,420	14.7%	5.7%
Steven D. Lebowitz(9)	5,962,863	—	5.5%	—	—	3.6%
Robert Hartman(10)	2,099,173	3,743,303	5.2%	3,566,603	6.4%	3.5%
Directors:
James H. Bloem	59,802	244,729	*	—	—	*
John F. DePodesta	—	304,531	*	—	—	—
Robert H. Fish	218,639	323,918	*	—	—	*
George V. Hager, Jr.	1,551,082	1,140,475	2.5%	892,403	1.6%	1.6%
Robert Hartman(10)	2,099,173	3,743,303	5.2%	3,566,603	6.4%	3.5%
James V. McKeon	10,000	304,531	*	—	—	*
Terry Allison Rappuhn	8,425	244,729	*	—	—	*
Arnold Whitman(4)	8,543,029	19,382,477	21.9%	19,163,061	34.3%	16.9%
Other Named Executive Officers:
Paul Bach	271,189	276,387	*	186,497	*	*
Thomas DiVittorio	465,228	462,919	*	372,996	*	*
JoAnne Reifsnyder	247,264	421,211	*	356,958	*	*
Michael Sherman	397,838	430,478	*	372,996	*	*
All current executive officers and directors as a group (12 persons)	13,920,965	27,213,022	30.4%	24,911,514	44.6%	24.6%

* Less than 1%

(1)                Unless otherwise noted, percentage ownership is based on 108,163,948 shares of our Class A common stock, 744,396 shares of our Class B common stock and 55,902,144 shares of our Class C common stock outstanding on April 6, 2020. Restricted stock units vesting within sixty days of April 6, 2020 are deemed outstanding for purposes of computing the share amount and percentage ownership of the person holding such units, but we do not deem them outstanding for computing the percentage ownership of any other person. The person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, unless otherwise noted below.

(2)                Except as otherwise noted, consists of shares of Class A common stock which the person has a right to acquire upon exchange of Class A Common Units of FC-GEN Operations Investment, LLC (“OP Units”) for one share of Class A common stock and/or conversion of shares of our Class B common stock or Class C common stock at a ratio of 0.00017411 to one. Also includes the following shares of Class A common stock upon the vesting of restricted stock units within 60 days of April 6, 2020:  Messrs. Bloem, DePodesta, Fish, Hartman, McKeon and Whitman and Ms. Rappuhn, 124,079; Mr. Hager, 181,250; Mr. Bach, 89,858; Mr. DiVittorio, 89,858; Dr. Reifsnyder, 64,191; and Mr. Sherman, 57,417.  In addition, it includes the following number of shares of Class A common stock that the person has a right to acquire upon settlement of restricted stock units that are vested as of April 6, 2020 but for which settlement has been deferred: Mr. Bloem, 120,650; Messrs. DePodesta, Fish and McKeon, 180,452; Mr. Hartman, 52,000; Ms. Rappuhn, 120,650; and Mr. Whitman, 92,000.

(3)                Giving effect to conversion of all shares of our Class B and Class C common stock and exchange of all OP Units held by the named individual or group. Also includes shares of our Class A common stock to be issued upon the vesting of restricted stock units within 60 days of April 6, 2020, as detailed above.

(4)                Based upon the Schedule 13D/A filed with the SEC on November 5, 2018 by, among others, Mr. Whitman, and a Form 4 filed by Mr. Whitman on June 5, 2019. Includes sole voting and dispositive power over 99,952 shares of our Class A common stock and shared dispositive power over 27,609,475 shares of our Class A common stock, including Class C common stock and OP Units on an as-converted, as-exchanged basis.  Mr. Whitman’s address is c/o Genesis Healthcare, Inc., 101 East State St., Kennett Square, PA, 19348.

(5)                According to the Schedule 13D/A filed with the SEC on November 5, 2018 by, among others, Mr. Neuberger. Includes shared voting and dispositive power over 16,715,826 shares of our Class A common stock, including Class C common stock and OP Units on an as-converted, as-exchanged basis.  Mr. Neuberger’s address is One South Street, 27th Floor, Baltimore, Maryland 21202.

(6)                Based upon the Schedule 13D/A filed with the SEC on November 5, 2018 by, among others, Mr. Fishman, and a Form 4 filed by Mr. Fishman on March 8, 2019. Includes sole voting and dispositive power over 3,344,608 shares of our Class A common stock, including Class C common stock and OP Units on an as-converted, as-exchanged basis, and shared dispositive power over 13,027,175 shares of our Class A common stock, including Class C common stock and OP Units on an as-converted, as-exchanged basis.  Mr. Fishman’s address is 1617 JFK Boulevard, Suite 545, Philadelphia, PA 19103.

(7)                According to the Schedule 13G/A filed with the SEC on February 14, 2018 by Welltower Inc., a Delaware corporation. The address of Welltower Inc. is 4500 Dorr Street, Toledo, Ohio 43615.

(8)                Based upon the Schedule 13D filed by Mr. Reis with the SEC on February 28, 2019.  Includes sole voting and dispositive power over 436,848 shares of our Class A common stock and shared voting and dispositive power over 8,877,793 shares of our Class A common stock, including Class C common stock and OP Units on an as-converted, as-exchanged basis. Mr. Reis’ address is 500 Mamaroneck Ave., Suite 406, Harrison, NY 10528.

(9)                According to the Schedule 13G/A filed by Mr. Lebowitz with the SEC on February 3, 2020. Includes sole voting and dispositive power over 560,000 shares, shared voting over 5,112,863 shares and shared dispositive power over 5,402,863 shares of our Class A common stock. Mr. Lebowitz’s address is 1333 Second Street, Suite 650, Santa Monica, CA 90401.

(10)         Based upon the Schedule 13D/A filed with the SEC on November 5, 2018 by, among others, Mr. Hartman and a Form 4 filed by Mr. Hartman on June 5, 2019.  Includes sole voting and dispositive power over 235,881 shares of our Class A common stock and shared dispositive power over 5,537,945 shares of our Class A common stock, including Class C common stock and OP Units on an as-converted, as-exchanged basis. Mr. Hartman’s address is c/o Genesis Healthcare, Inc., 101 East State St., Kennett Square, PA, 19348.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2019, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our board of directors upon exercise of options, warrants or rights.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Plans approved by stockholders	9,957,968	$ N/A	5,322,864
Plans not approved by stockholders	N/A	N/A	N/A
Total	9,957,968	$ N/A	5,322,864

(a)         Represents restricted stock units covering 9,957,968 shares of common stock outstanding as of December 31, 2019 under the Amended and Restated 2015 Omnibus Equity Incentive Plan of Genesis Healthcare, Inc., or the 2015 Plan.

(b)         No exercise price is payable in connection with the issuance of shares covered by the restricted stock units outstanding as of December 31, 2019.

(c)          Represents the number of shares that remained available for issuance under the 2015 Plan as of December 31, 2019. As of April 1, 2020, 5,261,828 shares remained available for issuance under the 2015 Plan.

OUR EXECUTIVE OFFICERS

The following sets forth biographical information regarding our executive officers (as defined in applicable SEC rules) as of April [   ], 2020, other than our Chief Executive Officer, Mr. Hager, whose biographical information is set forth above under “Director Biographical Information.”

Thomas DiVittorio, 51, Chief Financial Officer. Mr. DiVittorio has served as our Executive Vice President and Chief Financial Officer since September 2018 and as our Senior Vice President and Chief Financial Officer from the Combination to September 2018 and he served in the same capacity for Genesis Healthcare LLC from 2008 to 2015. He served in various corporate finance positions with Genesis Healthcare Corporation from 1996 to 2007, including Vice President, Corporate Controller and Chief Accounting Officer. Prior to joining Genesis Healthcare Corporation, Mr. DiVittorio was employed by KPMG, LLP. Mr. DiVittorio is a certified public accountant.

Paul D. Bach, 61, Chief Operating Officer. Mr. Bach has served as our Chief Operating Officer since January 1, 2017.  He previously served the company as the Executive Vice President of the Mid-Atlantic/Southeast Division from 2006 through 2016.  From 1997 to 2006, Mr. Bach served the company as the Senior Vice President of the Capital Region.  From 1984 to 1997, Mr. Bach served the company in various roles, including Regional Vice President, Regional Director and Nursing Home Administrator.

JoAnne Reifsnyder, PhD., RN, FAAN, 61, Executive Vice President, Clinical Operations, and Chief Nursing Officer. Dr. Reifsnyder has served as our Executive Vice President, Clinical Operations, and Chief Nursing Officer since the Combination and she served as Senior Vice President, Clinical Operations of Genesis Healthcare LLC from 2012 to 2015.  Prior to joining Genesis Healthcare LLC, Dr. Reifsnyder was Senior Vice President of Care Transitions for CareKinesis and Program Director, Health Policy, at Jefferson School of Population Health, and has held numerous other administrative, clinical and academic positions spanning a 35-year career. She was formerly the President of the Board of Directors for the Hospice and Palliative Nurses Association, and currently serves on the Board of the Hospice Foundation of America. She is a member of the American Nurses Association, the American Organization of Nurse Executives, the National Gerontological Nurses Association and Sigma Theta Tau International, the Honor Society of Nursing. Dr. Reifsnyder completed a postdoctoral fellowship in psychosocial oncology at the University of Pennsylvania School of Nursing, and holds a PhD in nursing from the University of Maryland, a Master’s Degree in nursing from Thomas Jefferson University, a BSN from Holy Family College and an MBA from George Washington University. She holds an appointment as Adjunct Assistant professor in the School of Nursing at the University of Pennsylvania. Dr. Reifsnyder was inducted as a Fellow in the American Academy of Nursing in 2015.

Michael S. Sherman, 51, Senior Vice President, General Counsel, Secretary and Assistant Treasurer. Mr. Sherman has served as our Senior Vice President, General Counsel, Secretary and Assistant Treasurer since the Combination and he served in the same capacity for Genesis Healthcare LLC from 2009 to 2015. Mr. Sherman previously served as Genesis Healthcare Corporation’s Assistant General Counsel from 1997 to 1999, as Vice President and Deputy General Counsel, Strategic Development, from 1999 to 2004, and as Senior Vice President, Mergers and Acquisitions, from 2006 until 2009.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion & Analysis describes our executive compensation programs for our 2019 fiscal year Named Executive Officers, who were:

•                  George V. Hager, Jr., Chief Executive Officer;

•                  Thomas DiVittorio, Executive Vice President and Chief Financial Officer;

•                  Paul Bach, Executive Vice President and Chief Operating Officer;

•                  JoAnne Reifsnyder, PhD, Executive Vice President Clinical Operations and Chief Nursing Officer; and

•                  Michael Sherman, Senior Vice President, General Counsel, Secretary and Assistant Treasurer.

Executive Summary

2019 Business Results and Achievements

The Company made significant progress executing on our strategic objectives in 2019, including (i) divesting 35 non-strategic assets resulting in over $150.0 million of debt repayment and (ii) investing in two partnerships that result in our joint ownership estate ownership of 34 facilities and provide us with an option to purchase such facilities.  Our 2019 revenue was $4.57 billion and our 2019 Adjusted EBITDAR was $586.1 million.  We achieved 99% of our targeted level of Adjusted EBITDAR performance for 2019.  See “2019 Executive Compensation Program in Detail — Annual Cash Bonus — 2019 Performance Objectives and Criteria” for details and a definition of Adjusted EBITDAR.

2019 Compensation and Governance Highlights

The Compensation Committee took the following compensation-related actions for fiscal 2019:

•                  Granted performance-based and time-based restricted stock units to our Named Executive Officers in May, 2019;

•                  Granted performance-based and time-based restricted stock units to our Chief Executive Officer in May, 2019 pursuant to his amended and restated employment agreement;

•                  Approved the 2019 Incentive Compensation Plan (“2019 ICP”) with respect to our Named Executive Officers in June, 2019; and

•                  Preliminarily determined that some, but not all, of the eligibility criteria for the awarding of bonuses under the 2019 ICP were achieved, while certain other criteria remain under consideration.  As described below, the Compensation Committee has not, as of April [   ], 2020, determined the amount of or approved the payment of any bonuses to the Named Executive Officers pursuant to the 2019 ICP.

These actions demonstrate the Compensation Committee’s commitment to aligning executive pay with company performance and shareholder interests.  For additional details regarding these 2019 compensation actions, please refer to the “2019 Executive Compensation Program in Detail” section below.

We believe our executive compensation program promotes good governance and operates in the best interests of our stockholders.  A summary of certain of our compensation governance practices is as follows:

We do	We do not

✓ Place heavy emphasis on variable compensation, which has included cash and equity awards that are dependent on the achievement of short-term financial and long-term operational and stock price goals as well as individual performance goals

× Offer compensation-related tax gross ups
✓ Use performance-related long-term compensation in the form of performance-based units subject to three performance hurdles before they can vest	× Have any significant perquisites or retirement programs
✓ Have stock ownership requirements for our CEO and directors that reinforce alignment with stockholders	× Allow pledging, hedging, or trading in derivatives of Genesis securities (see “- Compensation Policies - Restrictions on Pledging and Hedging” below)
✓ Have an independent compensation consultant advising the Compensation Committee	× Guarantee bonuses
✓ Have a clawback policy

In determining whether changes should be made to our executive compensation program for 2019, the Compensation Committee took into account the fact that, last year, 99% of the votes cast on our shareholder advisory vote on the compensation of our named executive officers were voted in favor of the proposal, which the Compensation Committee considered to be a strong endorsement of the existing program.

Executive Compensation Program Framework

Compensation Philosophy & Objectives

We believe that compensation should reward performance and attract and retain executives and employees we believe are critical to our success. Our philosophy and approach to compensation is grounded in the following principles:

•                  Competitiveness: provide competitive total compensation opportunities that allow us to attract, retain and motivate critical executive talent;

•                  Performance-based: tie a significant portion of executive compensation to company and individual performance via short- and long-term incentive programs and equity awards; and

•                  Aligned with shareholders:  provide incentives, particularly equity incentives, which align our executives’ and employees’ interests with those of our stockholders, creating an ownership culture focused on building our long-term value.

Our general goal is to provide compensation opportunities that position the company near the 50th percentile of market over time, and targeting a mix of compensation that is balanced, with greater emphasis on variable elements, in particular equity incentives.  We monitor achievement of these strategies and our competitive posture relative to the market through the market review process described below under “The Decision Making Process — Role of Benchmarking and Peer Groups.”

Compensation Program Elements

Our 2019 executive compensation program contained four main components:

•                  Base salary — fixed pay that takes into account an individual’s duties and responsibilities, experience, expertise and individual performance;

•                  Annual cash bonus — an opportunity to receive variable cash incentive compensation designed to reward attainment of company and individual performance objectives, with target award opportunities expressed as a percentage of base salary;

•                  Long-term equity incentives — restricted stock units, which vest in part over time and in part based on achievement of company performance targets, in order to align executive officer and stockholder interests and encourage executive retention during the vesting period;

•                  Benefits and limited perquisites — including severance benefits, insurance benefits and certain perquisites.

We believe that the elements of compensation identified above produce a well-balanced mix of security-oriented, retentive and at-risk compensation through base salary, benefits and perquisites and both short- and long-term performance incentives based upon company and individual performance goals. Base salary, benefits and perquisites provide our executives with a measure of security as to the minimum level of remuneration they will receive. The annual cash incentive and long-term equity incentive components are intended to motivate the executive to focus on the business metrics, individual performance and the provision of quality care that will produce a high level of value creation over the long-term. We believe that this approach not only enhances stockholder value, but also reduces the risk that our critical executives will leave us to pursue other opportunities with competitors or otherwise.

Pay Mix

The charts below show that the majority of our Named Executive Officers’ target annual total direct compensation (TDC), i.e. base salary, target bonuses and annual long-term equity incentives, is variable:  68% for our CEO (excluding the 2019 special equity award pursuant to his Amended and Restated Employment Agreement) and an average of 55% for our other Named Executive Officers.

We consider the following factors when determining the allocation among current and long-term (equity) and cash and non-cash compensation each year: our short and long-term operating objectives, our compensation philosophy, competitive trends within our industry, the dilutive effect of equity grants and the importance of creating a performance-based environment that ties a significant portion of each executive’s compensation to the achievement of company and individual performance targets and increasing stockholder value. When considering a proposed compensation package for an executive or key employee, we consider the compensation package as a whole, as well as each element of total compensation individually.  The level and mix of compensation for our Named Executive Officers is also determined based on the Compensation Committee’s understanding of compensation levels for similar positions in the industry and the marketplace at large.

The Decision Making Process

Role of the Compensation Committee.  The Compensation Committee of our board of directors develops our executive compensation policies and determines the amounts and elements of compensation for our Named Executive Officers.  Until mid-February, 2019, the Compensation Committee consisted of three independent directors and one non-independent director as defined under NYSE rules, after which time the Compensation Committee was comprised entirely of three independent directors.  The Compensation Committee’s duties and responsibilities include evaluating executive and non-executive compensation plans, policies and programs for us and our subsidiaries. The Compensation Committee works closely with management and the Compensation Committee’s independent consultant to examine the effectiveness of our executive compensation program throughout the year.  The Compensation Committee’s function is described in detail in its charter, which has been approved by our board of directors.

Role of the Compensation Consultant. The Compensation Committee has the authority to engage the services of independent compensation consultants to provide advice in connection with making executive compensation determinations.  In recent years, the company has engaged Pearl Meyer & Partners, LLC to conduct compensation reviews and provide advice and, as such, Pearl Meyer is familiar with our industry.  In 2016, the Compensation Committee retained Pearl Meyer to review the compensation of our executive officers, including the Named Executive Officers, and to provide recommendations regarding the compensation of such officers (the “2016 executive compensation review”).  Pearl Meyer continued to advise the Compensation Committee with regards to compensation decisions made during 2019.  In late 2019, the Compensation Committee authorized Pearl Meyer to update its 2016 executive compensation review to inform deliberations for 2020 utilizing a revised peer group of industry competitors that management, the Compensation Committee and Pearl Meyer determined to be appropriateSee “Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

As necessary and when appropriate, Pearl Meyer interacts with our Chief Executive Officer to provide relevant company and executive compensation data. In addition, from time to time Pearl Meyer sought feedback from the Compensation Committee and our Chief Executive Officer in connection with Pearl Meyer’s work prior to presenting study results or recommendations to the Compensation Committee.

Role of Benchmarking and Peer Groups.  In the 2016 executive compensation review, Pearl Meyer analyzed competitive compensation levels utilizing a peer group of industry competitors that our management, the Compensation Committee and Pearl Meyer had determined to be appropriate because they were similar to us in terms of industry and size. The peer group included companies with retirement/aged care, medical nursing homes, medical outpatient/home medicine, and/or physical therapy/rehabilitation center operations, with comparable enterprise values and revenues. The following companies comprised our peer group for 2016:

Amedisys, Inc.	Kindred Healthcare, Inc.
AmSurg Corp.	Laboratory Corporation of America Holdings
Brookdale Senior Living, Inc.	LifePoint Health, Inc.
Chemed Corporation	National HealthCare Corporation
The Ensign Group, Inc.	Quest Diagnostics, Inc.
Envision Healthcare Holdings, Inc.	Select Medical Holdings Corporation
Five Star Quality Care, Inc.	Team Health Holdings, Inc.
HealthSouth Corporation	Universal Health Services, Inc.

Following is a summary of the enterprise values (as of October 31, 2016) and revenues (trailing 12 months as of October 31, 2016) for the peer group relative to the company:

Peer Group Percentile	Enterprise Value (in millions)	Revenue (in millions)
25th percentile	$2,168	$1,589
50th percentile	$5,383	$4,238
75th percentile	$7,385	$6,583
Genesis Healthcare, Inc.	$5,221	$5,657

Pearl Meyer obtained data from public filings of the peer group companies for the purposes of evaluating the market competitiveness of our executive compensation.

In addition to peer group data, six published or private compensation surveys were also utilized by Pearl Meyer, and comparisons to survey benchmark positions were made based on the company’s size. Pearl Meyer completed its review in December 2016 and presented its analysis of the company’s executive compensation program relative to peer and survey 25th, 50th and 75th percentile levels. Overall, the company’s target TDC was approximately at the 25th percentile market levels based on the results of the study.

In making compensation decisions, the Compensation Committee considered the peer group analysis and the factors discussed below under “- Role of Management.”

Role of Management. At the request of the Compensation Committee, our Chief Executive Officer was present at Compensation Committee meetings in 2019 where executive compensation, other than his own, and company, business unit and individual performance were discussed and evaluated.  Executives may provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, compensation decisions for all the Named Executive Officers are made by the Compensation Committee.

To supplement its deliberations and analysis regarding executive compensation, our Chief Executive Officer provided recommendations and input to the Compensation Committee regarding other Named Executive Officers’ compensation, based on his evaluations of the other Named Executive Officers’ performance relative to their individual performance objectives established under our annual performance bonus program and in consideration of other past achievements and other subjective factors.  As part of the Compensation Committee’s discussions with our Chief Executive Officer, the Committee considered the following factors in making its compensation decisions:

•                    the competitive environment for executives of both public and private companies in our industry,

•                    the compensation paid to our officers in prior years to help ensure consistency from year to year,

•                    our dispositions and restructuring over the past few years,

•                    the difficult operating conditions during the current economic climate and the resulting reductions in reimbursements,

•                    the amount of dilution resulting from equity awards;

•                    retention risks, and

•                    the performance of the executive officers.

The Compensation Committee will from time to time request that the Chief Executive Officer provide a self-assessment of his performance as well.  The Chief Executive Officer does not participate in the deliberations of the Compensation Committee regarding his own compensation.

2019 Executive Compensation Program in Detail

Our 2019 executive compensation program contained four main components: base salary, annual cash bonus, long-term equity incentives and benefits and limited perquisites.

Base Salary

Base salary levels and any adjustments to those levels for each individual Named Executive Officer are reviewed each year by the Compensation Committee, and may be based on factors such as our overall performance, new roles and/or responsibilities assumed by the Named Executive Officer, the performance of the Named Executive Officer’s area of responsibility, the Named Executive Officer’s impact on strategic goals, the length of service with us, whether our employees in general have recently received wage increases, and whether there have been revisions to our compensation philosophy. However, no specific weighting is applied to any one factor and the process ultimately relies on the subjective judgment of the Compensation Committee. The results of the 2016 executive compensation review indicated that base salaries for each of the Named Executive Officers were generally between the 25th and 50th percentiles of market levels.  In June 2017, the Compensation Committee determined that increases to the base salaries of Named Executive Officers were warranted.  The Compensation Committee did not adjust the base salaries of the Named Executive Officers in 2018 or 2019.

The table below sets forth the annual base salaries for Named Executive Officers as of December 31, 2019.

Name	Base Salary ($)
George V. Hager, Jr.	900,000
Thomas DiVittorio	525,000
Paul Bach	525,000
JoAnne Reifsnyder	425,000
Michael Sherman	380,000

Annual Cash Bonus

We believe that annual performance-based cash bonuses play an important role in providing incentives to our executives to achieve near-term performance goals. Our Named Executive Officers are eligible to receive annual cash bonuses based upon the achievement of certain performance objectives approved each year by the Compensation Committee.

The Compensation Committee determined the company performance objectives applicable to the executive officers for 2019 based, in part, on company objectives established as part of the annual operating plan process as well as individual performance objectives related to their areas of responsibility. The Compensation Committee works with the Chief Executive Officer to develop the performance goals that are tied to our annual budget planning process and set at levels the Compensation Committee believes are challenging, but reasonable, for management to achieve. In the subsequent year, the Compensation Committee determines the level of achievement for each performance goal, and the resulting bonus levels, after receipt of audited financial statements and any other applicable information. The Compensation Committee also determines if and when any bonuses shall be paid to the executives, depending upon the availability of cash to pay any such bonuses and other issues at the Compensation Committee’s discretion. In addition, the Committee has the discretion to pay bonuses in cash and/or other forms of consideration, including restricted stock units or other forms of equity.

2019 Target Bonus Opportunities.  In June 2019, the Compensation Committee approved our 2019 Incentive Compensation Plan (“2019 ICP”).  Pursuant to the decision-making process described herein, the Compensation Committee established target cash bonuses for each of the Named Executive Officers that were generally around the 25th percentile of market, with the exception of Mr. Hager, who was between the 25th and 50th percentiles.  The table below sets forth the target bonus opportunities as a percentage of each Named Executive Officer’s base salary in the event that the company achieved its targeted performance objectives for fiscal 2019 and the respective officer achieved his or her individual goals.  In the event that the company attained at least 90%, but less than 100%, of its targeted Adjusted EBITDAR for fiscal 2019 (the “EBITDAR Target” discussed below), then the Compensation Committee could approve bonuses on a pro-rated basis, starting at 25% payout for 90% attainment and increasing to 90% payout at 99% attainment.  In addition, the Named Executive Officers, with the exception of Mr. Hager, were eligible for an additional bonus in the event that the company exceeded the achievement of the EBITDAR Target.

	Bonus Opportunity as Percentage of Base Salary
Name	Threshold Bonus Opportunity (% of Base Salary)	Target Bonus Opportunity (% of Base Salary)	Maximum Bonus Opportunity With Stretch (% of Base Salary)
George V. Hager, Jr.	28.75%	115%	115%
Thomas DiVittorio	10%	40%	60%
Paul Bach	10%	40%	60%
JoAnne Reifsnyder	10%	40%	60%
Michael Sherman	10%	40%	60%

The table below sets forth the potential cash bonus that could be awarded to each Named Executive Officer under the 2019 ICP.

	Amount of Potential Bonus
Name	Threshold	Target	Maximum
George V. Hager, Jr.	$258,750	$1,035,000	$1,035,000
Thomas DiVittorio	$52,500	$210,000	$315,000
Paul Bach	$52,500	$210,000	$315,000
JoAnne Reifsnyder	$42,500	$170,000	$255,000
Michael Sherman	$38,000	$152,000	$228,000

2019 Performance Objectives and Criteria.  For each of the Named Executive Officers, 75% of his or her target bonus was based on the company’s achievement of a specified consolidated Adjusted EBITDAR target during fiscal 2019 (the “EBITDAR Target”).  The remaining 25% of the target bonus was based on the achievement of an individual non-financial goal.  The Compensation Committee established the Adjusted EBITDAR target and individual goals at a level that it believed would be attainable but that would require a high level of performance.

Adjusted EBITDAR is a non-GAAP measure and is defined as net income or loss before depreciation and amortization expense, interest expense, lease expense, loss (or gain) on extinguishment of debt, other (income) loss, transaction costs, long-lived asset impairment, income tax expense (or benefit) and loss from discontinued operations, as adjusted for (i) the conversion to cash basis leases, (ii) newly acquired or constructed businesses with start-up losses and (iii) other adjustments to provide a supplemental valuation measure.

Analysis of 2019 Performance Period.  On March 3, 2020, the Compensation Committee reviewed our 2019 performance and made preliminary determinations that we achieved 99% of our EBITDAR Target, which exceeded the threshold requirement for the Named Executive Officers being eligible to receive bonuses, and that three of the Named Executive Officers had achieved some or all of their individual goals.  Certain additional criteria, such as availability of cash to pay any bonuses, the form (cash or equity) and timing of any bonuses, remain under consideration as of April [   ], 2020.  As a result, the Compensation Committee has not made a final determination regarding incentive bonuses pursuant to the 2019 ICP.

Long Term Equity Incentives

We believe that an ownership culture in our company is important to provide our Named Executive Officers with long-term incentives to build value for our stockholders. We believe stock-based awards create such a culture and help to align the interests of our management and employees with the interests of our stockholders, and also provide a retention benefit to us as a result of their vesting features.

Equity Grant Procedures. The Compensation Committee grants equity awards pursuant to the terms of the company’s Amended and Restated 2015 Omnibus Equity Incentive Plan (the “2015 Equity Plan”). The Compensation Committee administers the 2015 Equity Plan and establishes the provisions for all awards granted thereunder, including targeted grant values, vesting schedules and other provisions.  We expect to grant awards to executive officers on an annual basis.  Awards may also be granted to executive officers and eligible employees upon hire, promotion and on an ad hoc basis when deemed appropriate. The Compensation Committee approves all equity awards. If approved by stockholders at this year’s annual meeting, future grants will be made under the new 2020 Omnibus Incentive Plan.

2019 Equity Award Program.  On May 14, 2019, the Compensation Committee approved restricted stock unit grants for each Named Executive Officer.  In an effort to reduce our competitive gap, the Compensation Committee increased the number of shares awarded to the Named Executive Officers by 10% over their 2018 levels.  The table below reflects the total number of restricted stock units granted to the Named Executive Officers in 2019, and the breakout between performance-based and service-vested units.  The vesting and other terms of the awards are described in more detail below.

Named Executive Officer	Total Number of Units Granted	Number of Performance- based Units Granted	Number of Time-based Units Granted
George V. Hager, Jr.	412,500	206,250	206,250
Thomas DiVittorio	204,500	102,250	102,250
Paul Bach	204,500	102,250	102,250
JoAnne Reifsnyder	146,100	73,050	73,050
Michael Sherman	130,700	65,350	65,350

The grants were intended to tie a portion of the grantee’s compensation to our financial performance, align the interests of the grantee and our stockholders generally, and provide a meaningful retention incentive to the grantee.  The time-based restricted stock units provide that the shares will vest ratably over a three-year period, with one-third vesting on May 15, 2020, 2021 and 2022, generally subject to the grantee’s continued service to the company. The performance-based units included four performance goals for the Company (“2019 Performance Goals”), which goals were generally as follows:

•                  The achievement of a $3.50 average shares price of the Company’s Class A common stock on the New York Stock Exchange;

•                  The completion of transactions that would result in the ownership, or the right to acquire the ownership, of a specified number of centers;

•                  The reduction, by the centers, of their re-hospitalization rate to a specified target; and

•                  The increase, by the centers, of their average Five Star Survey rating.

The performance-based units provide cliff-vesting of the performance units, if at all, on May 15, 2022, provided generally that the Named Executive remains an employee of the company on May 15, 2022, as follows:

•                  0% if the Company does not achieve any of the 2019 Performance Goals on or before May 15, 2022;

•                  33 1/3% if the Company achieves one of the 2019 Performance Goals on or on or before May 15, 2022;

•                  66 2/3% if the Company achieves two of the 2019 Performance Goals on or on or before May 15, 2022; and

•                  100% if the Company achieves three or four of the 2019 Performance Goals on or on or before May 15, 2022.

The Compensation Committee established the 2019 Performance Goals at a level that it believed would be attainable but that would require a high level of performance. Any units that have not vested because the Company has not achieved the 2019 Performance Goals by May 15, 2022 will be forfeited.

Special Award to CEO.  In May 2019, the Compensation Committee approved a restricted stock unit grant of 400,000 shares to the Chief Executive Officer, 50% of which were time-based units and 50% were performance-based units.  The performance goals relate to improving liquidity, increasing real estate ownership, successfully completing specified divestitures and increasing share price.  The time-based restricted stock units provide that the shares will vest ratably over a three-year period, with one-third vesting on April 1, 2020, 2021 and 2022.  Mr. Hager’s Amended and Restated Employment Agreement dated April 1, 2019 provided that he would receive this special award and that he would waive any participation he may otherwise have had under the Company’s equity plans for the calendar years 2020, 2021 and 2022.

Benefits and Limited Perquisites

The Named Executive Officers are eligible to participate in our benefit plans on the same terms as other employees, including our 401(k) program. In addition, we paid the premiums on a $3.0 million whole life insurance policy on behalf of Mr. Hager, which policy has been in effect since prior to our being public, and the modest annual premium payment is disclosed in the Summary Compensation Table below.

Severance and Related Benefits

Each of our Named Executive Officers has an employment agreement with us that provides for severance payments if the executive’s employment is terminated by us without cause or (other than with respect to Mr. Hager) if we decline to extend the executive’s employment term. The severance benefits are an essential element of our employment agreements with the

Named Executive Officers and are intended to assist us in recruiting and retaining talented executives. The amount of severance benefits payable to the Named Executive Officers is described below in more detail under the heading “Potential Payments Upon Termination or Change in Control.”

Each of the Named Executive Officers is generally subject to certain non-compete and non-solicitation obligations following the termination of his or her employment, as provided in his or her respective employment agreement. The post-termination duration of such non-compete and non-solicitation obligations varies by individual, but ranges from one to two years.  The vesting of awards of restricted stock units granted to the Named Executive Officers accelerates in part upon retirement in certain circumstances and in part upon a change in control or death or disability of a Named Executive Officer.  All unvested awards are immediately forfeited upon a termination for cause.

Compensation Policies

Stock Ownership Guidelines

In 2018, our board of directors adopted a stock ownership policy requiring our chief executive officer to hold company common stock having a value at least equal to five times his or her annual base salary within the five years of the date he or she became the chief executive officer or three years from the date the policy was adopted, whichever is later.  Mr. Hager was in compliance with the stock ownership guidelines as of December 31, 2019.  The company does not have stock ownership guidelines for its other executive officers.

In 2018, our board of directors revised the stock ownership policy for our non-employee directors.  The revised policy requires our non-employee directors to hold company common stock having a value at least equal to five times the annual cash retainer for serving on the board, on an after tax basis, within three years of the date the policy was revised or five years of the date that the director joined our board, whichever is later.  Each member of the board of directors was in compliance with the stock ownership policy as of December 31, 2019.

Restrictions on Pledging and Hedging

Our Insider Trading Policy prohibits officers, directors and certain other persons from pledging shares of company securities as collateral, although upon request the company will consider allowing pledges of company securities to non-margin accounts if the director or officer can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities.  The Insider Trading Policy also prohibit officers, directors, employees and certain other persons from entering into hedging transactions involving company securities, including through the use of instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, the Insider Trading Policy prohibits officers, directors, employees and certain other persons from short selling our securities.

Impact of Tax and Accounting

As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by us. When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standard Boards Accounting Standard Codification Topic 718, “Compensation — Stock Compensation,” or “FASB ASC Topic 718,” grants of restricted stock awards and stock options result in a recognition of a compensation expense, which is taken into account in determining the mix of equity grants to be made to Named Executive Officers.

Prior to the passage of the 2017 federal tax legislation, Section 162(m) of the Internal Revenue Code generally prohibited publicly-traded companies from taking income tax deductions for compensation paid to the chief executive officer and any of the three most highly paid executive officers, other than the chief financial officer, to the extent that annual compensation exceeded $1 million unless it qualified for an exception, including one for certain performance-based compensation.  That performance-based compensation exception generally has been repealed for tax years beginning after December 31, 2017.  In any event, in determining compensation for our executive officers, the Compensation Committee considers the extent to which the compensation is deductible, but the Compensation Committee’s primary focus in its compensation decisions will remain on most productively furthering the company’s business objectives and not on whether the compensation is deductible.

Recoupment (“Clawback”) Policy

In 2017, the company adopted a “clawback” policy providing generally that, where the company’s financial statements contain a material error that was the result of fraud, gross negligence or intentional misconduct by a current or former executive officer, the company will require the executive to repay to the company the amount of certain incentive compensation granted after adoption of the policy and paid during the three years preceding the triggering event to the extent the payment was in excess of the amount that would have been paid had the financial statement error not occurred.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with our management. Based on the review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Submitted by:	John F. DePodesta (Chair)
James Bloem
James V. McKeon
Members of the Compensation Committee

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our Named Executive Officers by us or our subsidiaries during the fiscal years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
George V. Hager, Jr. Chief Executive Officer	2019	900,000	—	1,080,626	—	(2)	41,605	(3)	2,022,231
	2018	900,016	393,757	892,500	540,010		41,605		2,767,888
	2017	888,908	—	429,000	—		41,604		1,359,512
Thomas DiVittorio Chief Financial Officer	2019	525,000	—	271,986	—	(2)	—		796,986
	2018	525,000	92,000	442,442	126,000		—		1,185,442
	2017	514,230	—	212,713	—		—		726,943
Paul Bach Executive Vice President and Chief Operating Officer	2019	525,000	—	271,986	—	(2)	—		796,986
	2018	525,000	92,000	442,442	126,000		—		1,185,442
	2017	510,908	—	212,713	—		—		723,621
JoAnne Reifsnyder Executive Vice President Clinical Operations and Chief Nursing Officer	2019	425,000	—	194,314	—	(2)	—		619,314
	2018	425,000	74,000	316,064	102,000		—		917,064
	2017	424,040	—	151,937	—		—		575,977
Michael Sherman Senior Vice President, General Counsel, Secretary and Assistant Treasurer	2019	380,000	—	173,832	—	(2)	—		553,832
	2018	380,000	67,000	282,744	129,200		—		858,944

(1)                The amounts shown represent the aggregate grant date fair value of the respective equity awards granted in the year indicated (for 2019, the maximum number of shares multiplied by the closing price of our common stock on the NYSE on the date of grant), as computed in accordance with FASB ASC Topic 718.  For additional information regarding equity awards granted in 2019, including a description of the vesting terms, see “Compensation Discussion and Analysis — Equity Awards.”  The applicable assumptions are described in greater detail in Note 14 to our audited consolidated financial statement included in our Annual Report on Form 10-K for the year ended December 31, 2019

(2)                As explained above (see “Compensation Discussion and Analysis — 2019 Named Executive Officer Compensation — Annual Cash Bonus”), no non-equity incentive compensation plan amounts have been paid or are currently payable to such Named Executive Officers for 2019, but payment may be made to them in the future in the amounts determined by the Compensation Committee.

(3)                Consists of premiums paid by the company on a $3.0 million whole life insurance policy on behalf of Mr. Hager.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers during fiscal year 2019.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock And Option
		Threshold	Target	Maximum	Awards(2)	or Units(3)	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($)(4)
Mr. Hager	5-14-2019	—	—	—	200,000	—	266,000
	5-14-2019	—	—	—	—	200,000	266,000
	5-14-2019	—	—	—	206,260	—	274,313
	5-14-2019	—	—	—	—	206,250	274,313
	6-4-2019	258,750	1,035,000	1,035,000	—	—	—
Mr. DiVittorio	5-14-2019	—	—	—	102,250	—	135,993
	5-14-2019	—	—	—	—	102,250	135,993
	6-4-2019	52,500	210,000	315,000	—	—	—
Mr. Bach	5-14-2019	—	—	—	102,250	—	135,993
	5-14-2019	—	—	—	—	102,250	135,993
	6-4-2019	52,500	210,000	315,000	—	—	—
Dr. Reifsnyder	5-14-2019	—	—	—	73,050	—	97,157
	5-14-2019	—	—	—	—	73,050	97,157
	6-4-2019	42,500	170,000	255,000	—	—	—
Mr. Sherman	5-14-2019	—	—	—	65,350	—	86,916
	5-14-2019	—	—	—	—	65,350	86,916
	6-4-2019	38,000	152,000	228,000	—	—	—

(1)         These columns address the annual cash bonus program.  See “Compensation Discussion and Analysis - 2019 Named Executive Officer Compensation - Annual Cash Bonus” for a more complete description of the 2019 ICP and the 2019 bonus payouts.

(2)         This column addresses the equity awards that are performance-based and lists the target number of shares (there are no threshold or maximum levels).  See “Compensation Discussion and Analysis - 2019 Named Executive Officer Compensation - Long Term Equity Incentives” for more information on the vesting of these awards.

(3)         This column addresses the equity awards that are solely time-based.  See “Compensation Discussion and Analysis - 2019 Named Executive Officer Compensation - Long Term Equity Incentives” for more information on the vesting of these awards.

(4)         The actual value, if any that an executive may realize upon the vesting of the applicable stock depends on the stock price on the date of vesting. There is no assurance that the value realized by an executive will be at or near the grant date fair value, or that the particular awards will actually vest either in whole or in part.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards held by our Named Executive Officers at December 31, 2019.

		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
		Time Based		Performance Based
Name	Grant Date	Restricted Stock Units		Restricted Stock Units
Mr. Hager	5-14-2019	200,000	328,000	200,000	328,000
	5-14-2019	206,250	338,250	206,250	338,250
	6-6-2018	187,500	307,500	125,000	205,000
	5-30-2017	50,000	82,000	150,000	246,000
Mr. DiVittorio	5-14-2019	102,250	167,690	102,250	167,690
	6-6-2018	92,950	152,438	61,966	101,624
	5-30-2017	24,791	40,657	74,375	121,975
Mr. Bach	5-14-2019	102,250	167,690	102,250	167,690
	6-6-2018	92,950	152,438	61,966	101,624
	5-30-17	24,791	40,657	74,375	121,975
Dr. Reifsnyder	5-14-2019	73,050	119,802	73,050	119,802
	6-6-2018	66,400	108,896	44,266	72,596
	5-30-2017	17,708	29,041	53,125	87,125
Mr. Sherman	5-14-2019	65,350	107,174	65,350	107,174
	6-6-2018	59,400	97,416	39,600	64,944
	5-30-2017	15,833	25,966	47,500	77,900

(1)         The number of shares reflects the maximum number of shares that could vest after December 31, 2019 if the applicable vesting criteria are met.  The number consists of time-based restricted stock units that vest ratably over a three-year period from the date of grant, with one-third vesting on each anniversary of the grant date, subject to the grantee’s continued service to the company, provided, however, that for the awards granted in 2018, as a result of the achievement of a performance target, the number also includes one-third of the performance based restricted stock units originally granted in 2018 and those shares will vest on the third anniversary of the grant date.

(2)         The value shown was calculated by multiplying the number of shares shown in the table by $1.64, the closing price of our Class A common stock on the NYSE on December 31, 2019 (the last business day of the year).

(3)         The number of shares reflects the maximum number of shares that could vest after December 31, 2019 if the applicable vesting criteria are met. Consists of performance-based restricted stock units that vest three years after the award date if prior to such date the company achieves specified performance targets, with the 33% of such units becoming eligible to vest per target achieved.

Option Exercises and Stock Vested

The following table summarizes the vesting of restricted stock units for each of our Named Executive Officers for the year ended December 31, 2019.  None of our Named Executive Officers held or exercised any stock options during the year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Mr. Hager	204,168	261,877
Mr. DiVittorio	96,442	123,810
Mr. Bach	91,125	117,110
Dr. Reifsnyder	70,508	90,477
Mr. Sherman	60,634	77,864

(1)         The value realized was calculated by multiplying the number of shares that vested on the date of vesting by the closing market price per share of our Class A common stock on the New York Stock Exchange on such date.

Employment Agreements

Employment Agreements with the Named Executive Officers

George V. Hager, Jr. On April 1, 2019, the company entered into an amended and restated employment agreement with Mr. Hager which sets forth the terms and conditions of his service with the company as its Chief Executive Officer.  Mr. Hager’s agreement will continue in effect for an initial term until December 31, 2022. Mr. Hager’s employment agreement provides that his base salary, which is currently $900,000, will be reviewed periodically and may be increased, but not decreased, in an effort to maintain Mr. Hager’s compensation level at market as compared to other CEOs in companies of a similar size and in the same industry. Mr. Hager is eligible for a target annual bonus of 115% of his base salary and for certain equity incentive grants. Mr. Hager will also be entitled to participate in any welfare benefit plans and pension, retirement, profit sharing, deferred compensation or savings plans sponsored by the company and will be entitled to receive perquisites generally provided to other executive officers of the company, as well as $3 million of “whole life” life insurance coverage.

Mr. Hager’s employment agreement provides that the company shall pay severance benefits in certain situations upon his termination of employment.  See below under “Potential Payments Upon Termination or Change in Control” for a description of such severance benefits.

Mr. Hager’s employment agreement includes a non-competition provision that states that Mr. Hager will not, subject to certain listed exceptions, compete with the company or solicit the company’s customers or employees during employment and for the two-year period following the termination of employment. The employment agreement also contains covenants relating to the treatment of confidential information and 2-year post-termination cooperation provisions.

Thomas DiVittorio, Paul Bach, JoAnne Reifsnyder and Michael Sherman.  On February 2, 2015, we entered into an employment agreement with each of Mr. DiVittorio, Dr. Reifsnyder and Mr. Sherman.  On March 2, 2015, we entered into an employment agreement with Mr. Bach.  Each of the employment agreements provides for an initial term of two years and will automatically renew for successive one-year periods unless either party provides at least 90 days’ advance notice of non-renewal. The annual base salaries for the executives are currently $525,000 for each of Messrs. DiVittorio and Bach, $425,000 for Dr. Reifsnyder and $380,000 for Mr. Sherman. Their base salaries will be reviewed periodically and may be increased, but not decreased, by the company.  In addition, they are eligible to participate in company sponsored long-term incentive plans, including equity incentive plans, on terms and conditions similar to other senior executive officers generally and at a level generally consistent with his or her position.

Each of the executives is eligible to participate in any welfare benefit plans, pension, retirement, profit sharing, deferred compensation or savings plans sponsored by the company and is entitled to receive perquisites generally provided to other senior officers of the company. The employment agreements provide that if the officer’s employment is terminated by the company without cause or by non-renewal or by the executives for good reason (each as defined in the agreement), and he or she executes a mutual release of claims, he or she will be eligible to receive certain severance benefits, which are described below under “Potential Payments Upon Termination or Change in Control.”

The employment agreements include a non-competition provision that states that the executive will not, subject to certain listed exceptions, compete with the company or solicit the company’s customers or employees during employment and for the one-year period following termination (provided that the non-competition restriction does not apply upon non-renewal of the term by such officer). The agreements also contain covenants relating to the treatment of confidential information and two-year post-termination cooperation provisions. The form of the release also contains a non-disparagement covenant.

Potential Payments Upon Termination or Change in Control

Mr. Hager’s employment agreement provides that if his employment is terminated by the company without cause or due to disability or by Mr. Hager for good reason (each as defined in the agreement), and he executes a mutual release of claims (if required by the company) and he continues to comply with all applicable restrictive covenants, he will receive (i) the greater of (a) his base salary for the remainder of his employment term, plus the bonus amount for the previous year, or (b) two times his highest base salary from the prior three years of service plus two times his target bonus for the year of termination, in each case payable over a two-year period after termination; (ii) a pro-rated annual bonus for the year of termination; (iii) the continuation of certain insurance benefit plans for the greater of the remainder of the term or two years following termination; and (iv) full vesting of all equity-based awards, to the extent unvested upon his termination. In the case of Mr. Hager’s death, the company will pay a lump sum equal to his base salary from the date of termination to the end of his employment term and a pro rata bonus for the year of termination. The employment agreement does not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above.

The employment agreements for each of Messrs. DiVittorio, Bach and Sherman and Dr. Reifsnyder provide that if the officer’s employment is terminated by the company without cause or by non-renewal or by the executive for good reason (each as defined in the agreement), and he or she executes a mutual release of claims, he or she will be eligible to receive: (i) his or her average base salary over the prior two years, payable over a one-year period after termination; (ii) the average total of all of his or her annual bonuses earned as incentive compensation (but not any long-term incentive awards) over the most recent two years, payable over a one-year period after termination; (iii) the continuation of certain insurance benefit plans for two years following termination; and (iv) vesting of equity-based awards continues on applicable vesting date(s). In the case of his or her death or disability, the company will pay him or her a pro-rata bonus for the year of termination and all of his or her equity-based awards will fully vest, to the extent unvested upon termination.  The employment agreements do not include provisions for payments upon a change in control or termination following a change in control, other than the severance benefits described above.

The equity award agreements for each of the Named Executive Officers provide for the immediate vesting, upon a change in control, of the executive’s unvested time-based restricted stock units and unvested performance-based restricted stock units for which the performance targets have been achieved as of the date of the change in control.

In accordance with the requirements of the rules of the SEC, the following table presents our reasonable estimate of the benefits payable to the Named Executive Officers under our employment agreements assuming that the employee was terminated on December 31, 2019.   Excluded from the table below are benefits provided to all employees, such as unused accrued vacation. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a termination of employment the Named Executive Officers would receive the amounts reflected below.

	Involuntary Termination by Company without Cause or by Employee for Good Reason					Non-Extension of Employee’s Employment Agreement
	Cash Severance ($)	Bonus Payment ($)(1)	Equity Acceleration ($)(2)	Health Benefits ($)(3)	Total ($)	Cash Severance ($)	Bonus Payment ($)(1)	Equity Acceleration ($)(2)	Health Benefits ($)(3)	Total ($)
Mr. Hager	1,800,000	2,070,000	1,055,747	145,370	5,071,117	—	—	—	—	—
Mr. DiVittorio	525,000	109,000	360,784	13,618	1,008,402	525,000	109,000	360,784	13,618	1,008,402
Mr. Bach	525,000	109,000	360,784	15,625	1,010,409	525,000	109,000	360,784	15,625	1,010,409
Dr. Reifsnyder	425,000	88,000	257,737	9,821	780,558	425,000	88,000	257,737	9,821	780,558
Mr. Sherman	380,000	98,100	230,554	15,584	724,238	380,000	98,100	230,554	15,584	724,238

(1)       The payment upon termination is based upon the target amount of bonus for the current year with respect to Mr. Hager and upon the amount of bonuses paid, if any, to the officer for the prior two years with respect to the other Named Executive Officers.  As explained above (see “Compensation Discussion and Analysis — 2019 Named Executive Officer Compensation — Annual Cash Bonus”), no non-equity incentive compensation plan amounts have been paid or are currently payable to such officers for 2019, but payment may be made to them in the future in amounts determined by the Compensation Committee.

(2)       Represents the aggregate value of his unvested restricted stock units that accelerate upon termination of employment. The value of the restricted stock units is based on the closing price of our common stock on December 31, 2019 ($1.64), which was the last trading day of 2019. This amount is also payable to the Named Executive Officer upon a change in control of the company.

(3)       Represents the estimated payments for continued medical, dental, vision, life and disability insurance coverage for a period of three years for Mr. Hager and two years for the other Named Executives based on our current estimated costs to provide such continued coverage.

CEO Pay Ratio

Set forth below is (i) the 2019 annual total compensation of Mr. Hager, our chief executive officer, as reported in the Summary Compensation Table, (ii) the 2019 annual total compensation of our median employee, as determined on that same basis, (iii) the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee, excluding our CEO, and (iv) the methodology that we used to calculate each of the above.

CEO Annual Total Compensation	$2,022,231
Median Employee Annual Total Compensation	$31,654
CEO to Median Employee Pay Ratio	64:1

We used the following methodology and process to determine the CEO pay ratio:

•                  Determined Employee Population. We began by identifying the individuals employed by our company or its consolidated subsidiaries as of December 31, 2019, including full-time, part-time, seasonal and temporary workers (approximately 52,000 employees in the United States), but excluding our CEO and all of the employees located outside the United States (approximately 100 employees in China).

•                  Identified the Median Employee and His/her Annual Compensation. We used 2019 IRS Form W-2 Box 5 amounts (Medicare wages) to identify the Median Employee in that population. We annualized compensation for permanent (full- or part-time) employees hired during 2019 but not for seasonal or temporary employees (regardless of when they were hired).

•                  Calculated CEO Pay Ratio. We then calculated our Median Employee’s annual total compensation for 2018 in accordance with the SEC’s executive compensation disclosure rules (the same rules used to determine our CEO’s annual total compensation as reflected in the Summary Compensation Table above). On that basis, the 2019 annual total compensation for our CEO was $2,022,231 (as reported in the Summary Compensation Table above), and the 2019 total annual compensation for our Median Employee was $31,654. Accordingly, for purposes of this disclosure, the ratio of our CEO’s annual total compensation to the annual total compensation of our Median Employee for fiscal year 2019 is approximately 64 to 1.

The applicable SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use assumptions and methodologies in calculating their pay ratio that are different from those used by us. Accordingly, the CEO pay ratio disclosed by other companies may not be comparable to the company’s CEO pay ratio as disclosed above.

As noted above, no non-equity incentive compensation plan amounts have been paid or are currently payable to Mr. Hager for 2019, but payment may be made to him in the future in amounts determined by the Compensation Committee.  It is not yet known if or when the Compensation Committee will make such a determination.  If such a payment is in fact made, the company will file a current report on Form 8-K with updated pay ratio information that takes such payment into account.

Director Compensation

Pursuant to the company’s non-employee director compensation policy, members of our board of directors who are not employed by us or any of our subsidiaries receive an annual cash retainer of $75,000, payable in equal quarterly installments, for their service on the board of directors. Additionally, the chairpersons of our Audit Committee, Compensation Committee and Corporate Governance Committee receive an additional annual fee of $36,000, $20,000 and $20,000, respectively, for their service in that capacity, and the other members of those respective committees receive an annual fee of $18,000, $8,000 and $8,000, respectively, for their service on such committees, in each case payable in equal quarterly installments. Furthermore, our Chairman of the board of directors receives an additional $125,000 annual fee for his or her service in that capacity, of which $25,000 is paid in the form of restricted stock units. This additional cash fee to our Chairman of the board of directors is payable in equal quarterly installments, and can be made, at the Chairman’s election, either in cash or in shares of our Class A common stock. Our directors who were also employees of our company are not separately compensated for their services as directors.

In addition to the foregoing compensation that our applicable directors receive, our non-employee director compensation policy provides that each non-employee director will annually receive $160,000 of restricted stock units on or as of the date of our annual meeting of shareholders determined using either (i) the average sale price of company common stock for the 40 trading days before the trading day before the annual meeting, or (ii) such other price as the Governance Committee shall determine.  The units granted to the non-employee directors will vest in full one year from the date of grant (subject to continued service), and the vesting of the units will accelerate in full upon the death or disability of the grantee, or upon a change in control of our company (as defined in the equity incentive plan).  In accordance with the non-employee director compensation policy, on June 5, 2019 the company granted 124,079 restricted stock units to each non-employee director, which was calculated based on the 40 trading-day average share price of approximately $1.29.

Lastly, each of our non-employee directors will be reimbursed for out-of-pocket expenses incurred for attendance at board and committee meetings.  We do not offer our non-employee directors any perquisites or other forms of compensation for service on our board of directors.

Director Compensation Table

The following table summarizes the compensation received by our non-employee directors for their services during fiscal year 2019.  As noted above, Mr. Hager, as an employee director, did not receive additional compensation for his service on our board of directors in 2019.

Director	Fees Earned or Paid In Cash($)(1)	Stock Awards ($)(2)	Total ($)
James H. Bloem	122,000	150,136	272,136
John F. DePodesta	111,000	150,136	261,136
Robert H. Fish	197,250	150,136	347,386
Robert Hartman	85,667	150,136	235,803
James V. McKeon	119,667	150,136	269,803
Terry Allison Rappuhn	112,667	150,136	262,803
David Reis (3)	34,143	—	34,143
Arnold Whitman	75,000	150,136	225,136

(1)         Represents fees paid to directors for their service on our board of directors and its committees as described above.

(2)         The amounts shown represent the aggregate grant date fair value of all stock awards granted in 2019, as computed in accordance with FASB ASC Topic 718, which for each non-employee director consisted of an award of 124,079 restricted stock units granted on June 5, 2019 (with a value equal to $160,000 based on the average sale price of company common stock for the 40 trading days before the trading day prior to the annual meeting). Each restricted stock unit represents the contingent right to receive one share of our Class A common stock. The restricted stock units vest in full on June 4, 2020 (generally subject to continued service).  As of December 31, 2019, each of the directors who was then serving held 124,079 unvested restricted stock units and no other unvested equity compensation awards.

(3)         Mr. Reis served on our board of directors until the 2019 Annual Meeting of Stockholders on June 5, 2019.

Compensation Risk Assessment

In 2019, our Compensation Committee and management reviewed the design and operation of our compensation programs. The review included an assessment of the level of risk associated with our executive compensation program as well as incentive plans at other levels of the organization. As part of this review, the Compensation Committee identified the following features of our compensation programs which serve to mitigate excessive or unnecessary risk taking:

•                  We believe that we have an appropriate mix of pay elements, well-balanced between fixed and variable, and short- and long-term elements;

•                  We intend base salaries to be sufficient to discourage undue risk-taking to meet incentive goals;

•                  Our incentive plans and equity awards use a diversified set of financial, nonfinancial (including quality of care) and individual performance metrics that are measured at a combination of organization levels;

•                  Incentive plan goals are intended to create long-term value for stockholders;

•                  Financial goals and opportunities are set at levels that are attainable without taking inappropriate risks;

•                  Incentive opportunities are capped so that upside potential does not encourage detrimental risk-taking;

•                  Incentive plans define a range of performance over which payouts may be earned, including at levels below target, rather than an “all-or-nothing” approach;

•                  Long-term incentive (equity) awards include both performance-based and time-vested restricted stock units, which are vested or earned over a multi-year period;

•                  Different performance measures are used in the short- and long-term incentive plans, providing balance and mitigating risks associated with focusing on a single metric; and

•                  Award accruals and payments are monitored on an ongoing basis by management, and with respect to our executive officers, by the Compensation Committee.

Additional features of our executive compensation program include:

•                  The Compensation Committee provides ongoing oversight;

•                  The Compensation Committee sets performance measures and goals under the annual incentive plan to ensure resulting payouts are appropriate given the performance achieved;

•                  The Compensation Committee considers information from comparable companies when evaluating compensation levels and incentive opportunities, thereby avoiding unusually high pay opportunities relative to our peers or the market generally; and

•                  Our incentive plans incorporate the exercise of (negative) discretion on the part of the Compensation Committee, which allows them to make downward adjustments of payouts in response to our financial or operating performance.

We believe that our compensation programs effectively link performance-based compensation to the achievement of long-term and short-term goals and do not encourage unnecessary or excessive risk taking. We also believe that our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any other entity that has executive officers who have served on our board of directors or compensation committee. John F. DePodesta, James H. Bloem, James McKeon and David Reis served as members of the Compensation Committee during 2019.  Mr. Reis was a party to various agreements that are considered related party transactions, as follows:

FC Compassus — Service Agreements for Hospice and Home Care. On May 1, 2016, the Company entered into agreements with FC Compassus LLC (“FC Compassus”) designating FC Compassus as a preferred provider for hospice and home care services.  Certain of the company’s healthcare centers have entered into agreements, in the ordinary course of business and on arms-length terms, with FC Compassus for hospice and home care services. Pursuant to those agreements, FC Compassus provides hospice services to approximately 200 of the company’s centers and home care services to a small number of the company’s centers. We are unable to estimate the approximate dollar amount of these transactions because, depending upon the circumstances of each transaction, payments may be made by the center to the provider, by the provider to the center or by a third party payor to the provider or the center. In December, 2019, the company provided notice to FC Compassus of non-renewal of the preferred provider designation for home care services, effective April 1, 2020.

Prior to December 31, 2019, Mr. Reis, along with Robert Hartman, Arnold Whitman, Steve Fishman and Isaac Neuberger, indirectly beneficially held ownership interests in FC Compassus LLC totaling less than 10% in the aggregate. On December 31, 2019, Messrs. Fishman, Hartman, Neuberger, Reis and Whitman no longer hold any beneficial ownership interests in FC Compassus.

FC Compassus - Hospice and Home Health Sale.  On May 1, 2016, in the ordinary course of business and on arms-length terms, the company sold the hospice and home health businesses that were operated by subsidiaries of the company to FC Compassus for a purchase price of $84.0 million.  The purchase price was paid $72.0 million in cash and $12.0 million by the delivery to the company of a promissory note.   FC Compassus paid the outstanding balance of $23.2 million on December 31, 2019.

Prior to December 31, 2019, Mr. Reis, along with Robert Hartman, Arnold Whitman, Steve Fishman and Isaac Neuberger, indirectly beneficially held ownership interests in FC Compassus LLC totaling less than 10% in the aggregate. On December 31, 2019, Messrs. Fishman, Hartman, Neuberger, Reis and Whitman no longer hold any beneficial ownership interests in FC Compassus.

Trident USA - Mobile Radiology and Laboratory / Diagnostic Services Agreements.  Certain of the company’s healthcare centers have entered into agreements, in the ordinary course of business and on arms-length terms, with Trident USA and its affiliated companies.  Pursuant to those agreements, as of December 31, 2019, such companies provided mobile radiology and laboratory/diagnostic services to approximately 326 and 184 of the company’s centers, respectively.  Depending upon the circumstances of each transaction, payments may be made by the center to the provider, by the provider to the center or by a third party payor to the provider or the center. The amount of fees that the centers paid for these services were $8.4 million and $12.6 million in the years ended December 31, 2019 and 2018, respectively

Mr. Reis, along with Robert Hartman, Arnold Whitman, Steve Fishman and Isaac Neuberger, indirectly beneficially held ownership interests in Trident USA totaling less than 10% in the aggregate until September 20, 2019, on which date Trident USA reorganized under Chapter 11. Messrs. Reis, Hartman, Whitman, Fishman and Neuberger no longer hold any ownership in Trident USA after such restructuring.

Consulate Healthcare - Services Agreements; Promissory Notes.  Mr. Reis, along with Robert Hartman, Arnold Whitman, Steve Fishman and Isaac Neuberger, indirectly hold, in the aggregate, material ownership interests in Consulate Health Care (“Consulate”). Messrs. Hartman and Neuberger serve on the Board of Consulate.

Between 2015 and 2018, Genesis Rehabilitation Services (“GRS”), a subsidiary of the company, entered into agreements, in the ordinary course of business and on arms-length terms, with healthcare centers operated under Consulate, which is an affiliate of Lavie Care Centers, LLC, pursuant to which GRS provides therapy and respiratory services to such centers. The estimated aggregate dollar amount of billings by GRS to Consulate centers for therapy during 2019 was approximately $111.4 million.  GRS currently serves approximately 132 Consulate centers.

On October 10, 2018, effective as of July 1, 2018, Consulate and various Consulate affiliates executed a Promissory Note (the “Consulate GRS Note”) in favor of GRS in the face amount of $58.8 million which, among other things, converted certain amounts owed by Consulate into the principal amount of the Consulate GRS Note. As of December 31, 2019, the outstanding balance on the Consulate GRS Note was $56.3 million.   The company has reserved $55.0 million on the note receivable balance.

Between 2015 and 2018, Respiratory Health Services (“RHS”), a subsidiary of the company, entered into agreements, in the ordinary course of business and on arms-length terms, with healthcare centers operated by Consulate pursuant to which RHS provides respiratory services to such centers.    The estimated aggregate dollar amount of billings by RHS to Consulate centers for respiratory services during 2019 was approximately $2.9 million.  RHS currently serves approximately 136 Consulate centers.

On October 24, 2018, effective as of July 1, 2018, Consulate and various Consulate affiliates executed a Promissory Note (the “Consulate RHS Note”) in favor of RHS in the face amount of $0.3 million which, among other things, converted certain amounts owed by Consulate into the principal amount of the Consulate RHS Note. As of December 31, 2019, the outstanding balance on the Consulate RHS Note was $0.1 million.

NSpire Healthcare — Service Agreements.   Mr. Reis, along with Robert Hartman, Arnold Whitman, Steve Fishman and Isaac Neuberger, in the aggregate, indirectly hold material ownership interests in NSpire Centers, LLC (“NSpire”).   On October 1, 2019, GRS entered into an amended and restated master therapy services agreement with five health care centers operated by affiliates of NSpire. On September 4, 2018, RHS entered into a master respiratory therapy services agreement with five health care centers operated by affiliates of NSpire.  The estimated aggregate dollar amount of billings by GRS and RHS to NSpire centers during 2019 was approximately $2.0 million and $50,000, respectively.

ProStep Acquisition.  On July 1, 2015, in the ordinary course of business and on arms-length terms, a subsidiary of the company acquired 21 out-patient therapy clinics from FC Domino Acquisition, LLC (“FC Domino”) in exchange for a $1.0 million promissory note that bears interest at 5% and which remains outstanding.  Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly beneficially hold ownership interests in FC Domino totaling less than 10% in the aggregate.

Third Eye Health, Inc. An affiliate of the Company entered into a Professional Services and Software License Agreement with Third Eye Health, Inc. on May 1, 2018, with respect to the provision of telehealth and telemedicine services.  The aggregate dollar amount of billings by Third Eye to the Company during 2019 was approximately $1.0 million.  Senior Care 3rd Eye, LLC, an entity controlled and 100% owned by Mr. Reis, invested $750,000 in Series A Preferred Stock, $0.001 par value, in Third Eye Health, Inc.  Senior Care 3rd Eye, LLC owns 384,381 shares of the Series A Preferred Stock.  In addition, a trust of which Mr. Reis’ children are the beneficiaries invested $250,000 in 2018 for shares of the Series A Preferred Stock.  Mr. Reis is on the Board of Third Eye Health, Inc. In 2018, Generator Ventures invested $2 million in Third Eye Health, Inc., as part of an $8 million capital raise at an approximate $16 million pre-money valuation.  Mr. Whitman is one of three managing members of Generator Ventures.  All three managing members must vote unanimously to invest.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION
 OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are seeking non-binding advisory stockholder approval of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement entitled “Executive and Director Compensation.” The vote does not address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, each of the board of directors and the Compensation Committee will review the voting results in connection with its regular evaluation of our compensation programs.

Stockholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders of Genesis Healthcare, Inc. hereby approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure in the company’s proxy statement for the 2020 Annual Meeting of Stockholders.

The compensation paid to our executive officers is based on an overall program design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures (including quality of care) that the board of directors and Compensation Committee believe promote the creation of long-term stockholder value and position our company for long-term success. As described more fully in the foregoing Compensation Discussion and Analysis section of this proxy statement, the mix of fixed and performance-based compensation, the terms of our annual performance plan and our long-term incentive awards, as well as the terms of our executives’ employment agreements, are designed to enable us to attract and maintain top talent while, at the same time, aligning performance and compensation.

Our board of directors believes that the design of our compensation programs, the information provided above and the disclosure in the Compensation Discussion Analysis section of this proxy statement demonstrate the aforementioned objectives. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

Following is the report of the Audit Committee with respect to the company’s audited consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2019 and the related notes thereto.

The Audit Committee is composed of three members of our board of directors. Our board of directors has determined that each member is independent under the NYSE listing standards and applicable SEC rules and regulations. Our board of directors has also determined that each member is financially literate in accordance with NYSE listing standards and that our Chair, James H. Bloem, and Terry Allison Rappuhn each qualify as an “audit committee financial expert” as defined by SEC rules. The Audit Committee operates under a written charter adopted by our board of directors. A copy of this charter is available under the “Corporate Governance” section of the Company’s website, www.genesishcc.com.

The Audit Committee has reviewed and discussed our audited financial statements (including the quality of the company’s accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and any changes in those controls that will, or are reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

KPMG LLP, the Company’s independent registered public accounting firm, is responsible for planning and conducting an independent audit of the Company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States of America and as to the effectiveness of our internal controls over financial reporting. The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Further, the Audit Committee reviewed KPMG’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of the consolidated financial statements.

The Audit Committee has also received written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from us.

The Audit Committee also (i) oversees the performance of the Company’s internal audit function managed by the internal corporate auditors and (ii) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission of concerns regarding accounting or auditing matters. The Committee reviews earnings press releases with management and KPMG prior to release.

Members of the Audit Committee met privately during 2019 with KPMG LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors of Genesis Healthcare, Inc. that its audited consolidated financial statements for the fiscal year ended December 31, 2019 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

Submitted by:	James H. Bloem (Chair)
John F. DePodesta
Terry Allison Rappuhn
Members of the Audit Committee

PROPOSAL 3: APPROVAL OF OUR 2020 OMNIBUS INCENTIVE PLAN

On March 23, 2020, the Compensation Committee (the “Committee”) of our board of directors unanimously approved and recommended that our board of directors approve, and on March 25, 2020, our board of directors unanimously approved and adopted, subject to the approval of the company’s stockholders, the Genesis Healthcare, Inc. 2020 Omnibus Incentive Plan (the “Plan”).  The Plan is intended to replace our stockholder-approved Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan (the “2015 Equity Plan”).  From and after the date the Plan is approved by the stockholders, no additional awards will be granted under the 2015 Equity Plan.  The purposes of the Plan are to provide an additional incentive to selected employees, directors, independent contractors and consultants of the company or its affiliates whose contributions are essential to the growth and success of the company, strengthen the commitment of such persons to the company and its affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the company.

Our board of directors believes that the Plan will attract, motivate, and retain key talent and encourage stock ownership, thereby aligning the long-term interests of Plan participants with those of the company’s stockholders.  To accomplish such purposes, the Plan authorizes the Administrator (as defined below) to provide equity-based compensation in the form of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, other share-based awards and cash awards.

Plan Highlights and Certain Important Provisions

The Plan contains a number of provisions that our board of directors believes are consistent with the interests of stockholders and sound corporate governance practices, including the following:

•                  Overall Share Limit.  The Plan provides for the issuance of Class A common stock of the company par value $0.001 per share. The total number of new shares reserved under the Plan is 3,500,000 shares of company common stock.  If the Plan is approved by stockholders, no further awards will be made after approval under the company’s existing equity incentive compensation plan, the 2015 Equity Plan.  However, shares that are not subject to awards under the 2015 Equity Plan as of the stockholder approval of the Plan or are outstanding under the 2015 Equity Plan immediately prior to the stockholder approval of the Plan and that terminate or otherwise expire without a distribution of shares of common stock will also be available under the Plan.  As of April 1, 2020, there were 5,261,828 shares that were not subject to awards under the 2015 Equity Plan and 9,854,462 shares subject to outstanding awards under the 2015 Equity Plan.

•                  Participant Award Limits.  Subject to the Plan’s customary capitalization adjustment provisions, neither options or share appreciation rights covering in excess of 2,000,000 shares, nor restricted shares, restricted share units or other share-based awards covering in excess of 1,000,000 shares during any single fiscal year may be granted to any participant who is not a non-employee director.  The maximum cash award that any participant who is not a non-employee director may receive in respect of any annual performance period is $2,500,000.  The aggregate grant date fair market value of awards that may be granted during any calendar year to any non-employee director, when aggregated with such non-employee director’s cash fees, will not exceed $860,000 ($1,220,000 for the Chairman of the board of directors).

•                  No Liberal Recycling Provisions.  The Plan provides that the following shares shall not be recycled and shall not be made available again for grant under the Plan: (i) those exchanged or withheld by the company for the payment of an exercise price, base price or purchase price of any other award under the Plan; (ii) those exchanged or withheld by the company to satisfy the tax withholding obligations related to an award; (iii) those subject to a SAR that are not issued or delivered upon the net settlement or net exercise of such SAR; and (iv) those subject to a related award to the extent the number of shares of the underlying award is exercised.

•                  No Repricing.  The company will not reprice underwater stock options or SARs under the Plan without stockholder approval other than as a result of certain customary capitalization adjustments.

•                  No Discount Stock Options or SARs.  All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant (exclusive of any substitute awards granted in connection with awards that are assumed by the company pursuant to any merger, acquisition or other similar corporate transaction involving the company or its affiliates).

•                  Awards Generally Vest over at Least One Year.  With certain exceptions, awards generally vest over a period of not less than one year from the date of grant.

•                  Award Clawback.  All awards under the Plan are subject to recovery under any clawback or recoupment policy, award agreement, insider trading policy, or share ownership guidelines the company may adopt from time to time.

•                  Change in Control “Double Trigger” Vesting.  The Plan generally imposes “double-trigger” change in control vesting for equity awards that are assumed by an acquirer.

•                  Dividend Treatment.  Dividends declared with respect to an award during the period before the award has vested shall only become payable to a participant if (and to the extent) the shares underlying the award vest.

Historical Share Usage

While the use of equity is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in granting equity awards.

Although our future incentive compensation practices will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the additional shares of common stock that we are requesting will enable us to continue to utilize stock-based awards as a significant component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. In determining the number of additional shares we are requesting, we considered an analysis of the company’s overall equity plan dilution and annual share utilization (“burn rate”) relative to a peer group of comparable companies. The results of the analysis indicated that, if stockholders approve the shares being requested pursuant to this Proposal 3, our overall plan dilution (shares available and outstanding grants) would be slightly above that of the peer group (at approximately 11.6% versus approximately 11.2% for the peer group at the 50th percentile).

Overhang

As of December 31, 2019, we had approximately 15.3 million shares of our common stock subject to outstanding equity awards or available for future equity awards under the 2015 Plan, which represented approximately 9.4% of our fully diluted shares of common stock outstanding (or, the “overhang percentage”) as of that date. The 3.5 million new shares to be included in the Plan share reserve pursuant to this Proposal 3 would increase the overhang percentage as of March 31, 2020 to approximately 11.6%.

Share Usage

The annual share usage under the company’s equity compensation program for the last three fiscal years is set forth in the following table. For purposes of calculating dilution, unlike restricted stock, restricted stock units are not shares of common stock. As a result, restricted stock units are not included in our basic weighted average common shares outstanding in the table below, and they are therefore added to the number of basic weighted average common shares outstanding for purposes of calculating dilution.

	Fiscal Year 2019	Fiscal Year 2018	Fiscal Year 2017	Average
(A) Stock Options Granted	—	—	—	—
(B) Restricted Stock Granted	—	—	—	—
(C) Performance-Based Restricted Stock Units Granted	1,764,900	2,325,450	1,562,791	1,884,380
(D) Time-Based Restricted Stock Units Granted	3,013,090	3,392,650	2,280,691	2,895,477
(E) Total Awards Granted (Excluding Stock Options) (B+C+D)	4,777,990	5,718,100	3,843,482	4,779,857
(F) Total Awards Granted (Including Stock Options) (A+E)	4,777,990	5,718,100	3,843,482	4,779,857
(G) Weighted Average Common Shares Outstanding(1)	164,360,044	161,150,185	156,190,685	160,566,971
(H) Annual Share Usage (F / G)	2.9%	3.5%	2.5%	3.0%
(I) Dilution (F / [A+D+G])	2.9%	3.5%	2.5%	2.9%

(1)         Represents weighted-average shares of Class A, Class B and Class C common stock outstanding or vested.

The Equity Compensation Plan Information chart on page 16 of this Proxy statement sets forth additional information that may be relevant in consideration of this Proposal.

New Plan Benefits

Future benefits under the Plan cannot be determined at this time because the grants are at the discretion of the Administrator and because their value may be dependent upon the satisfaction of vesting conditions and the future price of the company’s common stock.  No grants under the Plan have, at this time, been awarded or promised to any directors, employees or other eligible Plan participants.

Summary of the Plan

The following brief summary of the Plan is not intended to be exhaustive and is qualified in its entirety by the terms of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

Administration

The Plan will be administered by our board of directors or, if applicable, any committee or subcommittee of our board of directors, or a designee thereof (the “Administrator”).  The Administrator by resolution may authorize one or more executive officers of the company to designate selected employees, directors, independent contractors, or consultants of the company or the company’s affiliates to receive awards and to determine the size and terms and conditions of any such awards, provided that the Administrator shall not delegate such responsibilities for awards to be granted to an eligible recipient who is an executive officer of the company, a non-employee director of the company, or a more than 10% beneficial owner of any class of the company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, and the resolution providing for such authorization shall set forth the total number of shares the designee may grant during any period, and provided further that no such authorization shall authorize grants during any calendar year covering in excess of 50,000 shares for any individual or 250,000 shares in the aggregate.  It is presently expected that the Committee will administer the Plan and that, subject to the foregoing limitations, authority in respect of grants to nonexecutive officers will be delegated to the Chief Executive Officer.

The Administrator shall, subject, in the case of the Committee or any committee or subcommittee our board of directors may in the future appoint to administer the Plan to any restrictions on the authority delegated to it by our board of directors, have the power and authority, without limitation, to:

•                  determine which eligible recipients will be participants to whom awards will be granted, whether and to what extent awards will be granted and the number of shares (or amount of cash or other property) subject to each award;

•                  determine the terms and conditions, not inconsistent with the terms of the Plan, of each award, including, the restrictions applicable to restricted share awards or restricted share units and the conditions under which such restrictions shall lapse, the other limitations, restrictions, terms and conditions applicable to the grant of awards, the performance goals and periods, if any, applicable to awards, the exercise price or base price, if any, of an award, the fair market value of an award, and the vesting schedule applicable to each award;

•                  determine any amendments to the terms and conditions of outstanding awards, including equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the company or the company’s affiliates;

•                  determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing awards;

•                  determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of employment or service for purposes of awards, and determine the impact of leaves of absence or other changes in the employment status or service status of a participant, on awards;

•                  adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

•                  prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws; and

•                  interpret the terms and provisions of the Plan or any award or award agreement in the manner and to the extent the Administrator deems desirable, and exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles of conflicts of law.

Eligibility and Limitation on Awards to Participants

Eligibility under the Plan is limited to directors, employees, independent contractors and consultants of the company and any other corporation or other entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the company, and who have been selected as participants by the Administrator, subject to certain restrictions necessary to avoid adverse tax consequences under Internal Revenue Code Section 409A. With respect to an option award intended to qualify as and designated as, and that satisfies the requirements to be, an “incentive stock option” as defined in Section 422 of the Internal Revenue Code (an “ISO”), such ISO may only be granted to an employee of the company or a “parent corporation” or a “subsidiary corporation” of the company, as such terms are defined in Section 424 of the Internal Revenue Code, if any.

As of March 31, 2020, the number of such eligible employees was approximately 55,000, the number of such eligible directors was seven and the number of such eligible independent contractors and consultants was estimated not to exceed 1,000. The Administrator, in its sole discretion, will determine which eligible recipients become participants in the Plan.

Term

If approved by the stockholders, the Plan will be effective as of the date of stockholder approval.  No awards shall be granted under the Plan later than 10 years following the date of its approval by our board of directors (March 25, 2030).

Minimum Vesting Period

In the event of the termination of employment or service with the company and its affiliates of a participant who has been granted one or more options, SARs, restricted share awards, or restricted share units, then such awards shall be exercisable at such time or times and subject to such terms and conditions as set forth in the respective award agreement (except that SARs granted in tandem with an option award shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related option award agreements).  The Plan generally provides that, in respect of 3,500,000 of the shares authorized for issuance under the Plan (i.e. the shares not attributable to the 2015 Equity Plan), other than awards representing a maximum of five percent (5%) of such shares, all share-settled awards will have a vesting or performance period of at least one (1) year.  Notwithstanding the foregoing, the Administrator may accelerate the vesting of or waive restrictions on awards, in whole or in part, for any reason.

Securities Subject to the Plan

Subject to customary capitalization adjustments, the number of shares that may be issued under the Plan may not exceed, in the aggregate, 3,500,000 plus (i) the number of shares of common stock under the 2015 Equity Plan not subject to awards under the 2015 Equity Plan as of the effective date of the Plan (the date it is approved by the company’s stockholders), and (ii) the number of shares of common stock subject to awards that are outstanding under the 2015 Equity Plan immediately prior to the effective date of the Plan and that terminate or otherwise expire without a distribution of shares of common stock. All shares available for issuance under the Plan may be issued pursuant to the exercise of ISOs.  Any shares of common stock subject to an award that are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares, shares with respect to such awards shall again be available for grant under the Plan.  In addition, with respect to an award that is denominated in shares but paid or settled in cash, the number of shares with respect to which such payment or settlement is made shall again be available for grant under the Plan.  Shares underlying awards that can only be paid in cash do not count against the overall Plan limit.

The Plan provides that the following shares shall not be recycled and again made available for grant under the Plan: (i) shares exchanged by a participant or withheld as payment in connection with the exercise of an option or SAR or the payment of any purchase price with respect to any other award under the Plan; (ii) shares exchanged by a participant or withheld to satisfy the tax withholding obligations related to any award under the Plan; and (iii) the full number of shares underlying a SAR that is settled by the delivery of a net number of shares.  Upon the exercise of any award granted in tandem with any other awards, such related awards shall be cancelled to the extent of the number of shares as to which the award is exercised.

An equitable substitution or proportionate adjustment shall be made in the event of a change in capitalization, including any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of common stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the shares such that an adjustment is appropriate and necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be conferred under the Plan.  The substitution or adjustment shall be made to: the aggregate number of shares reserved for issuance under the Plan and maximum number of shares or cash that may be subject to awards granted to any participant in any calendar year; the kind, number of securities subject to, and the exercise price or base price subject to, outstanding stock options and SARs; and the kind, number and purchase price of shares or other property (including cash) subject to outstanding restricted shares, restricted share units, share bonuses and other share-based awards granted under the Plan.  Any fractional shares resulting from the adjustment shall be eliminated.  Such other equitable substitutions or adjustments will be made as may be determined by the Administrator, in its sole discretion.  Subject to compliance with Internal Revenue Code Section 409A, the Administrator may also make amendments to the terms and conditions of outstanding awards, including equitable adjustments to performance goals in recognition of unusual or infrequent events affecting the company or an affiliate, or the financial statements of the company or an affiliate, or in response to changes in applicable laws, regulations, or accounting principles.  As determined by the Administrator in its sole discretion, other equitable substitutions or adjustments shall be made.

Subject to compliance with Internal Revenue Code Section 409A, the Administrator may, in connection with any event of a change in capitalization described above, also cancel any outstanding award in exchange for (i) consideration (paid in cash or other property) having an aggregate fair market value equal to the difference between (A) the fair market value of the shares, cash or other property covered by such award, less (B) the aggregate exercise price, base price or purchase price thereof, if any, or (ii) for no consideration if the exercise price, base price or purchase price of outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award.

On April [  ], 2020, the closing per-share price of the company’s Class A common stock on the NYSE was $[  ].

Types of Awards

Stock Options

The Plan authorizes awards of stock options, which includes (i) an ISO, and (ii) an option that is not designated as an ISO or that otherwise does not satisfy the requirements to be an ISO (“Nonqualified Stock Option”).  Subject to the limits of the Plan, the Administrator may grant options for such number of shares and having such terms as the Administrator designates.

Options shall vest and be exercisable in the timeframe determined by the Administrator.  No option shall be exercisable after ten years from the date such option is granted.

The exercise price of shares under an option is determined by the Administrator but shall not be less than the fair market value of a share of common stock on the date of grant (exclusive of substitute awards).

Under the Plan, to the extent permitted under applicable law, the Administrator in its sole discretion may make available one or more of the following alternatives for the payment in whole or in part of the option exercise price (i) payment in cash or its equivalent, (ii) payment in unrestricted shares of common stock already owned by the participant, (iii) payment through, any means of cashless exercise procedure approved by the Administrator, including the withholding of shares of common stock that would otherwise be issuable in connection with the exercise of the option, or (iv) any other form of consideration approved by the Administrator and permitted by applicable laws (or any combination of the foregoing).  Options may be exercised in whole or in part by giving written notice under the Plan.

If an option is intended to qualify as and is designated as an ISO, and satisfies the requirements to be an ISO, then the fair market value, determined as of the date of grant, of ISOs that can first become exercisable in any calendar year will not exceed $100,000 without such excess amount ceasing to constitute an ISO. Any ISO granted to an owner of more than 10% of the total combined voting power of all classes of company stock will have an exercise price that is not less than 110% of the fair market value of a share of the company’s common stock on the grant date, and the term of the ISO shall not exceed five years after the grant date.

Share Appreciation Rights (SARs)

The Plan authorizes awards of SARs that are freestanding from an option award or granted in tandem with all or part of an option award.  The Administrator, in its sole discretion, will determine the terms and conditions of the SARs; provided, however, SARs granted in tandem with options will generally be exercisable only at such time or times and to the extent that the options to which they relate are exercisable under the Plan.

A freestanding SAR generally entitles the holder, upon exercise of the SAR, to receive payment up to, but not more than, an amount determined by multiplying (i) the excess of the fair market value of a share of common stock on the date of exercise over the base price established for such SAR on its grant date, by (ii) the number of shares as to which such SAR is being exercised.  A SAR granted in tandem with an option award generally entitles the holder, upon exercise, to receive payment up to, but not more than, the number of shares equal in value to the number determined by multiplying (i) the excess of the fair market value of a share as of the date of exercise over the base price specified in the related option, by (ii) the number of shares in respect of which the related SAR is being exercised.

The base price for each SAR shall be not less than the fair market value of a share of common stock on the grant date of the SAR (exclusive of substitute awards).  No SAR may be exercised after ten years from the date such SAR is granted.

Restricted Share Awards

The Administrator may, in its discretion, grant restricted share awards to participants, either alone or in addition to other awards granted under the Plan, providing shares of common stock subject to certain restrictions that lapse at the end of a specified period or periods of time and/or upon attainment of specified performance objectives.

The Administrator will determine the restricted period(s), the number of shares of restricted stock to be awarded, the price (if any) to be paid by the participant to acquire such shares, the period of time prior to which restricted share awards become vested and free of restrictions on transfer, the performance goals (if any) upon whose attainment the restricted period shall lapse in part or full and such other restrictions, terms and conditions as the Administrator determines.  Each participant who is granted a restricted share award may, in the company’s sole discretion, be issued a share certificate, and the company may require that any such share certificates be held in the company’s possession until such time as all restrictions applicable to such shares have lapsed.  A participant shall forfeit a restricted share award in accordance with the terms of the grant if the restrictions, performance goals and/or conditions established by the Administrator are not attained.

Except as otherwise provided in an award agreement relating to a restricted share award, the holder of such award shall generally have all rights as a company stockholder during the restricted period, including, but not limited to, voting rights and the right to receive dividends applicable to all holders of common stock.  Notwithstanding the preceding sentence, any dividends declared during the restricted period with respect to the restricted share award shall only become nonforfeitable if (and to the extent) the underlying restricted shares vest.

Restricted Stock Units

The Administrator may, in its discretion, grant restricted share units to participants, either alone or in addition to other awards granted under the Plan, providing the right to receive one share of common stock or, in lieu thereof and to the extent provided in the applicable award agreement or as determined thereafter by the Administrator, the amount of cash per unit that is determined by the Administrator in connection with the award, or a combination thereof, on the date or upon the occurrence of one or more events specified in the award agreement, including the attainment of applicable performance goals.

The Administrator will determine the restricted period(s), the number of restricted share units to be awarded, the price (if any) to be paid by the participant to acquire such restricted share units, the period of time prior to which restricted share units become vested and free of restrictions on transfer, the performance goals (if any) upon whose attainment the restricted period shall lapse in part or full, and such other restrictions, terms and conditions as the Administrator determines.  At the expiration of the restricted period, restricted share units may, in the company’s sole discretion, be issued in uncertificated form. A participant shall forfeit a restricted share unit award in accordance with the terms of the grant if the restrictions, performance goals and/or conditions established by the Administrator are not attained.

The holder of a restricted share unit award shall generally have no rights of a stockholder during the restricted period, including voting or dividend or other distribution rights, with respect to any restricted share units prior to the date they are settled in shares, although, to the extent an award agreement provides for dividend-equivalent rights with respect to dividends declared during the restricted period applicable to a grant of restricted share units, any amount payable in respect of such dividend-equivalent rights will be payable at the time (and to the extent) the shares underlying such restricted share units are delivered to the participant.

Other Share-Based Awards

Subject to the limits described in the Plan, and in addition to the awards described above, the Administrator may issue other forms of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the common stock (including unrestricted shares, restricted share units, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan), either alone or in addition to other awards (other than in connection with options and SARs), as it determines to be in the best interests of the company.  Subject to the provisions of the Plan, the Administrator may determine the individuals to whom and the times at which such other share-based awards shall be granted, the number of shares of common stock to be granted pursuant to such other share-based awards, the manner in which such other share-based awards shall be settled (e.g., in shares of common stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such other share-based awards (which may include achievement of performance goals) and all other terms and conditions of such other share-based awards.

Any dividend or dividend equivalent awarded in connection with such other share-based award shall be subject to the same conditions, restrictions and risks of forfeiture as the underlying awards to which they relate, and shall only become payable if (and to the extent) the underlying awards vest.

Share Bonuses

The Administrator may grant bonuses payable in fully vested shares of common stock, and the shares constituting such share bonuses shall be delivered to participants as soon as practicable after the date on which such bonuses are payable.

Cash Awards

The Administrator may grant awards that are denominated in, or payable solely in cash and subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion.  Cash awards may be granted with value and payment contingent upon the achievement of performance goals.

Transfer of Awards

Generally, no award under the Plan may be transferred, except as provided in an award agreement or with prior written consent of the Administrator.

Amendment and Termination

Our board of directors can amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a participant without the participant’s consent.  Our board of directors will obtain approval of the company’s stockholders as required to comply with applicable law or the rules of any stock exchange on which the company’s shares of common stock is listed.  The Administrator may amend the terms of any award granted, provided that no such amendment shall impair the rights of any participant under the Plan without the participant’s consent.

Change in Control

Unless otherwise determined by the Administrator and evidenced in an award agreement, in the event that a Change in Control (as defined in the Plan) occurs and either (i) an outstanding award is not assumed or substituted in connection with the Change in Control, or (ii) an outstanding award is assumed or substituted in connection therewith but the participant’s employment is terminated by the company (or its successor or affiliate) without Cause or by the participant for Good Reason (each as defined in the Plan) within twenty-four (24) months after the Change in Control, then: (A) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable, and (B) the restrictions (including exercise restrictions), deferral limitations, payment conditions and forfeiture conditions applicable to an award granted will lapse and such awards will be deemed fully vested, and any performance conditions on the award will be deemed achieved at highest performance levels.

Notwithstanding the foregoing, the Administrator may accelerate the vesting of or waive restrictions on awards in whole or in part at any time, for any reason.  If the Administrator decides to accelerate the vesting of options and/or SARs in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all options and/or SARs outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

An award shall be considered to be assumed or substituted for if, following the Change in Control, the award remains subject to the same terms and conditions that were applicable to the award immediately prior to the Change in Control except that, if the award related to shares, the award instead confers the right to receive common stock of the acquiring entity.

Clawback

Any award subject to recovery under any law, government regulation, stock exchange listing requirement, award agreement or company policy, will be subject to such deductions and clawback as may be required to be made pursuant thereto (or any award agreement or policy adopted by the company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).

Federal Income Tax Effects

The federal income tax consequences applicable to the company and grantees in connection with awards under the Plan are complex and depend, in large part, on the surrounding facts and circumstances.  Under current federal income tax laws, a participant will generally recognize income, and the company will be entitled to a deduction, with respect to awards under the Plan as follows:

•                  Incentive Stock Options.  The grant of an ISO will not result in any immediate tax consequences to the company or the optionee.  An optionee will not realize taxable income, and the company will not be entitled to any deduction, upon the timely exercise of an ISO, but the excess of the fair market value of the common stock acquired over the exercise price will be an item of tax preference for purposes of the alternative minimum tax.  If the optionee does not dispose of the common stock acquired within one year after its receipt (or within two years after the date the option was granted), the gain or loss realized on the subsequent disposition of the common stock will be treated as long-term capital gain or loss and the company will not be entitled to any deduction.  If the optionee disposes of the common stock acquired less than one year after its receipt (or within two years after the option was granted), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized.  Upon such a disqualifying disposition, the company will be entitled to a deduction in the same amount and at the same time as the optionee realizes such ordinary income.  Any amount realized by the optionee in excess of the fair market value of the common stock on the date of exercise will be taxed to the optionee as capital gain.

•                  Nonqualified Stock Options and SARs.  The grant of a Nonqualified Stock Option or SAR will not result in any immediate tax consequences to the company or the grantee.  Upon the exercise of a Nonqualified Stock Option or SAR, the grantee will generally realize ordinary income equal to the excess of the fair market value of the common stock acquired over the exercise price or base price, as the case may be.  The company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•                  Restricted Share Awards.  A grantee generally will not realize taxable income upon an award of restricted share awards.  However, a grantee who receives restricted shares will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the common stock at the time of such lapse.  Alternatively, and if permitted by the Administrator, a grantee may elect to realize ordinary income on the date of receipt of the restricted shares.  The company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•                  Restricted Stock Units.  A grantee generally will not realize taxable income upon an award of restricted share units.  A grantee will recognize ordinary income in the year in which the shares or cash equivalent subject to the awards are actually issued (or the amount of cash paid) to the grantee, in an amount equal to the fair market value of the shares on the issuance date and/or the amount of any cash payable on the payment date (and subject to income tax withholding in respect of an employee).

•                  Other Share-Based Awards.  A grantee who receives other share-based awards will realize as ordinary income at the time of the lapse of the restrictions (or, in the case of phantom stock awards, at the time of delivery) an amount equal to the fair market value of the common stock or cash delivered of such lapse.  The company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•                  Share Bonuses and Cash Awards.  A grantee who receives a share bonus or a cash award will realize as ordinary income an amount equal to the fair market value of the common stock or cash delivered, and the company will be entitled to a deduction at the same time as, and in an amount equal to, the income realized by the grantee.

•                  Internal Revenue Code Section 409A. To the extent that any award under the Plan is or may be considered to involve a nonqualified deferred compensation plan or deferral subject to Internal Revenue Code Section 409A, the terms and administration of such award shall comply with the provisions of such section and final regulations issued thereunder.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE GENESIS HEALTHCARE, INC. 2020 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4: APPROVE FOURTH AMENDED AND RESTATED
 CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

As part of the of the Corporate Governance Committee’s annual review of our corporate governance principles and periodic review of the size, structure, composition and functioning of our board of directors, and after reviewing the various arguments for and against a classified board structure, the Corporate Governance Committee recommended that our board of directors approve an Amended and Restated Certificate of Incorporation to eliminate the classification of our board of directors over a three-year period so that beginning at the 2023 annual meeting of stockholders all directors would be elected for a one-year term.

On March 25, 2020, our board of directors adopted a resolution, subject to stockholder approval, to amend and restate our Third Amended and Restated Certificate of Incorporation (the “Declassification Amendment”) pursuant to which the company will phase out the classification of our board of directors. Our board of directors directed that the proposed Declassification Amendment be submitted for consideration by our stockholders at the annual meeting. We are asking stockholders to approve the Declassification Amendment.

The Fifth Article of our Third Amended and Restated Certificate of Incorporation currently provides that the company’s directors are divided into three classes, with the term of one class expiring each year and the directors in each class serving three-year terms. If the Declassification Amendment is approved and becomes effective, the class of directors elected at this annual meeting will be elected to a full three-year term, and the classes of directors elected in 2019 and 2018 will continue to serve out the remaining portion of their three-year terms, but directors elected after this annual meeting will be elected to one-year terms. Therefore, beginning with the 2023 annual meeting of stockholders, our board of directors will be declassified and our entire board of directors will be elected on an annual basis.

The Declassification Amendment would not change the present number of directors or our board of directors’ authority to change that number and to fill any vacancies or newly created directorships. Until the 2021 annual meeting of stockholders, any director appointed to fill newly created board of director seats or vacancies would hold office for a term that coincides with the remaining term of the relevant class. However, directors elected at the 2021 annual meeting of stockholders will be elected to one-year terms and directors elected at the 2022 annual meeting of stockholders will also be elected to one-year terms. Upon the annual election of the entire board of directors at the 2023 annual meeting of stockholders, a director appointed to a vacancy or new directorship would serve for a term expiring at the next annual meeting of stockholders following his or her appointment. In addition, because our board of directors is classified, our Third Amended and Restated Certificate of Incorporation currently provides that directors may be removed only for cause, consistent with Delaware General Corporate Law (the “DGCL”). The Declassification Amendment provides that prior to the 2023 annual meeting of stockholders, directors may only be removed for cause by the affirmative vote of at least 66 2/3% of the voting power of the shares entitled to vote in connection with the election of directors, and following the 2023 annual meeting of stockholders, when the declassification is complete, all directors may be removed either with or without cause, by the holders of a majority of the outstanding shares of stock entitled to vote at an election of directors, voting as a single class. A marked version of the Third Amended and Restated Certificate of Incorporation, as approved by our board of directors on March 25, 2020, that reflects the Declassification Amendment, is attached to this Proxy Statement as Appendix B.

Contingent Board Actions

If the Declassification Amendment is approved, our board of directors intends to cause the Declassification Amendment to be filed with the Secretary of State of the State of Delaware following the annual meeting and adopt conforming amendments to the our Bylaws and Corporate Governance Guidelines. If the Declassification Amendment is not approved, then our board of directors will remain classified. A marked version of our Bylaws reflecting the aforementioned changes is attached as Appendix C.

Not Conditioned on Other Proposals

This Proposal 4 is separate from, and is not conditioned on, the approval of Proposal 5 (approve the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold required to call special meetings). Your vote on Proposal 5 will not affect your vote on this Proposal 4.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 5: APPROVE THE FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO LOWER

THE STOCK OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING

As part of the Corporate Governance Committee’s annual review of our corporate governance practices, and after reviewing the various arguments for and against lowering the stock ownership threshold to call special meetings, the Corporate Governance Committee recommended that our board of directors approve an Amended and Restated Certificate of Incorporation amending stockholders’ right to call special meetings.

On March 25, 2020, our board of directors adopted a resolution, subject to stockholder approval, to amend and restate our Third Amended and Restated Certificate of Incorporation (the “Special Meeting Amendment”) pursuant to which the company will provide stockholders the right to call a special meeting as may be permitted by our Bylaws. Our board of directors directed that the proposed Special Meeting Amendment be submitted for consideration by our stockholders at the annual meeting. We are asking stockholders to approve the Special Meeting Amendment.

The DGCL does not grant stockholders of a corporation the absolute right to call a special meeting. Rather, it provides that special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws. The Seventh Article of the Third Amended and Restated Certificate of Incorporation currently allows special meetings of stockholders to be called only by or at the direction of the majority of the  board of directors, the Chairman of the board of directors, our Chief Executive Officer, or holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors. If this proposal is approved, special meetings of stockholders may be called from time to time as may be permitted by our Bylaws; however, the Board, Chairman of the board of directors or the Chief Executive Officer will continue to have the ability to call special meetings of stockholders in other instances when they determine it appropriate. The complete, marked text of the Third Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix B.

While our board of directors recognize that lowering the stock ownership threshold to call special meetings is consistent with corporate governance best practices, the board continues to believe that special meetings of stockholders should be extraordinary events that are held only when strategic concerns or other similar considerations require that the matters to be addressed not be delayed until the next annual meeting. Moreover, because special meetings are expensive and time-consuming for the company and potentially disruptive to its normal business operations, the board of directors believes that a small percentage of stockholders should not be entitled to utilize the right to call a special meeting for their own interests. Our board of directors has determined that implementing an ownership threshold of at least 25% to call special meetings in our Bylaws is appropriate based on the company’s current stockholder composition, as it would provide the company’s stockholders with a meaningful right to request a special meeting, while mitigating the risk that corporate resources are wasted to serve the narrow self-interests of a few minority stockholders.

Contingent Board Actions

If the Special Meeting Amendment is approved, our board of directors intends to cause the Special Meeting Amendment to be filed with the Secretary of State of the State of Delaware following the annual meeting and amend our Bylaws to lower the stock ownership threshold to call special meetings. The amended Section 2.3 of our Bylaws would permit stockholders owning 25% of outstanding shares of common stock of the company, which shares are determined to be Net Long Shares as set forth in our Bylaws, to request that a special meeting of stockholders be called; provided that special meeting requests for substantially the same purpose or purposes and substantially the same matters proposed to be acted on at the meeting will be considered together if they have been dated and delivered to the Secretary of the company within 60 days of the earliest dated request; provided that any reduction in Net Long Shares acts as a revocation of the meeting request to the extent of the reduction; provided for the circumstances under which it would not be appropriate to call a special meeting because the same or similar business was recently addressed or soon will be addressed at another stockholder meeting or the special meeting is requested too close in time to the calling of the company’s annual meeting of stockholders; and set forth the information required to be provided by the stockholders making the meeting request. A marked version of our Bylaws reflecting the aforementioned changes is attached as Appendix C.

Not Conditioned on Other Proposals

This Proposal 5 is separate from, and is not conditioned on, the approval of Proposal No. 4 (Approve the Fourth Amended and Restated Certificate of Incorporation to Declassify the Board of Directors). Your vote on Proposal 4 will not affect your vote on this Proposal 5.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LOWER THE STOCK OWNERSHIP THRESHOLD REQUIRED TO CALL A SPECIAL MEETING.

PROPOSAL 6: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and has further directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. A representative of KPMG LLP is expected to attend the annual meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Although ratification by our stockholders is not a prerequisite to the ability of the Audit Committee to select KPMG LLP as our independent registered public accounting firm, we believe such ratification is desirable and in the best interests of our stockholders. Accordingly, stockholders are being requested to ratify, confirm and approve the selection of KPMG LLP as our independent registered public accounting firm. If the stockholders do not ratify the selection of KPMG LLP, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee; provided, however, that the Audit Committee may select KPMG LLP notwithstanding the failure of the stockholders to ratify its selection. If the appointment of KPMG LLP is ratified, the Audit Committee will continue to conduct an ongoing review of KPMG LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace KPMG LLP at any time.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Independent Registered Public Accounting Firm

KPMG LLP, which served as our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2018, provided audit, audit-related and tax services to us during those fiscal years. The following table presents fees paid for professional services rendered by our independent registered public accounting firm:

Type of Fees	Fiscal 2019 ($)	Fiscal 2018 ($)
Audit Fees	4,345,000	5,002,500
Tax Fees	264,617	147,500
All Other Fees	—	—
Total	4,609,617	5,150,000

Audit Fees

This category includes fees associated with our annual audit and the review of our quarterly reports on Form 10-Q. This category also includes audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.  In 2019, this category also includes fees associated with the review of our SEC registration statement.

Tax Fees

In 2019, this category included $195,000 in fees associated with tax return review and $69,617 in fees associated with tax consulting services. In 2018, this category only included fees associated with tax return review.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is required to pre-approve audit or non-audit services before the independent registered public accounting firm is engaged by the company or its subsidiaries. The Chairman of the Audit Committee is also authorized to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.  In fiscal years 2019 and 2018 all audit and tax fees were pre-approved in accordance with the Audit Committee’s charter.

The Audit Committee specifically approved all of the audit and non-audit services performed by KPMG LLP and determined the rendering of such non-audit services was compatible with maintaining the independence of KPMG LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Person Transactions

Our board of directors has a written policy to which all related party transactions are subject. Related party transactions are transactions between us and our directors or members of senior management, as defined by Item 404 of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). Under SEC rules, a related party is, or any time since the beginning of the last fiscal year was, a director, executive officer, nominee for director, a 5% stockholder of the company, or an immediate family member (as defined under applicable SEC rules) of any of the foregoing. A related party transaction is any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related party had, has or will have a direct or indirect material interest. Pursuant to the policy, existing related party transactions are reviewed on an annual basis with the goals of ensuring that such transactions are being pursued in accordance with all of the understandings and commitments made at the time they were previously approved, ensuring that payments being made with respect to such transactions are appropriately reviewed and documented and reaffirming the continuing desirability of and need for each related party arrangement.

Newly proposed related party transactions are subject to review and approval by the Audit Committee. The information provided to the directors reviewing a transaction must be sufficiently comprehensive so that the Audit Committee can reach informed decisions about related party transactions.

In addition, our board of directors takes active measures to ensure that the entities providing these related party services are being held to the same standards that we would demand of unaffiliated third-party service providers and there is a clear and articulable reason for procuring the services from a related party.

Except as set forth below, each of the transactions identified below was approved by our Audit Committee.

Related Person Transactions

Tax Receivable Agreement

In connection with the closing of the Combination, on February 2, 2015, we entered into a tax receivable agreement (the “TRA”) with certain members of FC-GEN, which is now a subsidiary of Genesis Healthcare, Inc. that provides for the payment by us to such members of FC-GEN of 90% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (a) any increase in tax basis attributable to the exchange of FC-GEN Class A Units for shares of Class A Common Stock by such members of FC-GEN and (b) the tax benefits related to imputed interest we are deemed to pay under the Code or any provision of state, local or non-U.S. tax law as a result of our payment obligations to such members under the TRA.

The holders of FC-GEN Class A Units (other than Sun Healthcare Group, Inc. and certain of its subsidiaries) have the right (subject to certain limitations) to exchange their FC-GEN Class A Units for shares of our Class A Common Stock or, at the option of Sun Healthcare Group, Inc. (of which we own 100% of the shares), cash. As a result of such exchanges, our indirect share of the tax basis in the assets owned by FC-GEN and certain of its subsidiaries may increase. Any such increases in tax basis are likely to increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income tax that we otherwise would be required to pay in the future. These increases in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent the increased tax basis is allocated to those capital assets. The Internal Revenue Service, however, may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

Under the TRA, the benefits we are deemed to realize as a result of the increase in tax basis attributable to the members of FC-GEN generally will be computed by comparing our actual income tax liability to the amount of such taxes that we would have been required to pay had there been no such increase in tax basis.

Estimating the amount of payments that may be made under the TRA is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis and deductions, as well as the amount and timing of any payments under the TRA, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of our Class A Common Stock at the time of an exchange, and the amount and timing of our income.

The TRA also provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, our obligations under the TRA would be based on certain assumptions. As a result of such assumptions, we could be required to make payments under the TRA that are greater or less than the specified percentage of the actual benefits we realize that are subject to the TRA. In addition, if we elect to terminate the TRA early, we would be required to make an early termination payment, which upfront payment may be made significantly in advance of the anticipated future tax benefits.

Payments under the TRA generally will be based on the tax reporting positions that we determine. Although we do not expect the Internal Revenue Service to challenge our tax reporting positions, we will not be reimbursed for any payments previously made under the TRA, but any overpayments will reduce future payments. As a result, in certain circumstances, payments could be made under the TRA in excess of the benefits that we actually realize in respect of the tax attributes subject to the TRA.

The full text of the TRA was filed as Exhibit 10.2 to our first Form 8-K filed on February 6, 2015. While our Audit Committee did not review or approve the TRA, our full board of directors unanimously reviewed and approved the form of TRA in conjunction with the approval of the Combination in August 2014 by our board of directors.

Board Observer Rights Agreements

The company entered into a board observer rights agreement, dated February 2, 2015, with Isaac Neuberger, the managing member of stockholders that collectively held approximately 10.3% of the voting securities of the company on a fully as-converted and as-exchanged basis as of April 6, 2020, pursuant to which Mr. Neuberger has been granted observer rights on the board of directors. The agreement provides that the company will invite Mr. Neuberger to attend, in a nonvoting observer capacity, meetings of the board of directors and Mr. Neuberger will have the right to be heard at any such meeting. The company may exclude Mr. Neuberger from access to materials or meetings under certain circumstances. The agreement provides that the company will reimburse Mr. Neuberger for reasonable and documented out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. The rights under the agreement will terminate if certain entities of which Mr. Neuberger is the managing member cease to beneficially own more than five (5) percent of our class A common stock. While our Audit Committee did not review or approve the board observer rights agreement, our full board of directors unanimously approved entering into the board observer arrangement with Mr. Neuberger.

The company entered into a board observer rights agreement, dated October 10, 2017, with Steve Fishman, a stockholder that beneficially held approximately 9.9% of the voting securities of the company on a fully as-converted and as-exchanged basis as of April 6, 2020, pursuant to which Mr. Fishman was granted observer rights on the board of directors. The agreement provided that the company would invite Mr. Fishman to attend, in a nonvoting observer capacity, meetings of the board of directors and Mr. Fishman would have the right to be heard at any such meeting. The company could exclude Mr. Fishman from access to materials or meetings under certain circumstances. The agreement provided that the company would reimburse Mr. Fishman for reasonable and documented out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. The rights under the agreement were terminable by the company upon written notice to Mr. Fishman. Our Governance Committee and full board reviewed and approved the board observer rights agreement with Mr. Fishman.  On March 5, 2020, our board of directors accepted the resignation of Mr. Fishman as Board Observer.

Consulting Agreement

The company entered into a consulting agreement dated September 15, 2019 with Steve Fishman pursuant to which Mr. Fishman would provide consulting services to the company as reviewed by the Chairman of the Audit Committee and assigned by the Chief Executive Officer of the company.  The company paid $325,000 to Mr. Fishman for such consulting services during 2019.  The Consulting Agreement terminated on March 5, 2020.

FC Compassus — Service Agreements for Hospice and Home Care

On May 1, 2016, the Company entered into agreements with FC Compassus LLC (“FC Compassus”) designating FC Compassus as a preferred provider for hospice and home care services.  Certain of the company’s healthcare centers have entered into agreements, in the ordinary course of business and on arms-length terms, with FC Compassus for hospice and home care services. Pursuant to those agreements, FC Compassus provides hospice services to approximately 200 of the company’s centers and home care services to a small number of the company’s centers. We are unable to estimate the approximate dollar amount of these transactions because, depending upon the circumstances of each transaction, payments may be made by the center to the provider, by the provider to the center or by a third party payor to the provider or the center. In December, 2019, the company provided notice to FC Compassus of non-renewal of the preferred provider designation for home care services, effective April 1, 2020.

Prior to December 31, 2019, Steve Fishman, Robert Hartman, Isaac Neuberger, David Reis and Arnold Whitman indirectly beneficially held ownership interests in FC Compassus LLC totaling less than 10% in the aggregate. On December 31, 2019, Messrs. Fishman, Hartman, Neuberger, Reis and Whitman no longer hold any beneficial ownership interests in FC Compassus.

FC Compassus - Hospice and Home Health Sale

On May 1, 2016, in the ordinary course of business and on arms-length terms, the company sold the hospice and home health businesses that were operated by subsidiaries of the company to FC Compassus for a purchase price of $84.0 million.  The purchase price was paid $72.0 million in cash and $12.0 million by the delivery to the company of a promissory note.   FC Compassus paid the outstanding balance of $23.2 million on December 31, 2019.

Trident USA - Mobile Radiology and Laboratory / Diagnostic Services Agreements

Certain of the company’s healthcare centers have entered into agreements, in the ordinary course of business and on arms-length terms, with Trident USA and its affiliated companies.  Pursuant to those agreements, as of December 31, 2019, such companies provided mobile radiology and laboratory/diagnostic services to approximately 326 and 184 of the company’s centers, respectively.  Depending upon the circumstances of each transaction, payments may be made by the center to the provider, by the provider to the center or by a third party payor to the provider or the center. The amount of fees that the centers paid for these services were $8.4 million and $12.6 million in the years ended December 31, 2019 and 2018, respectively

Mr. Reis, along with Robert Hartman, Arnold Whitman, Steve Fishman and Isaac Neuberger, indirectly beneficially held ownership interests in Trident USA totaling less than 10% in the aggregate until September 20, 2019, on which date Trident USA reorganized under Chapter 11. Messrs. Reis, Hartman, Whitman, Fishman and Neuberger no longer hold any ownership in Trident USA after such restructuring.

Consulate Healthcare - Therapy Agreements; Promissory Notes

Robert Hartman, Steve Fishman, David Reis, Isaac Neuberger and Arnold Whitman, indirectly hold, in the aggregate, material ownership interests in Consulate Health Care (“Consulate”). Messrs. Hartman and Neuberger serve on the Board of Consulate.

Between 2015 and 2018, Genesis Rehabilitation Services (“GRS”), a subsidiary of the company, entered into agreements, in the ordinary course of business and on arms-length terms, with healthcare centers operated under Consulate, which is an affiliate of Lavie Care Centers, LLC, pursuant to which GRS provides therapy and respiratory services to such centers. The estimated aggregate dollar amount of billings by GRS to Consulate centers for therapy during 2019 was approximately $111.4 million.  GRS currently serves approximately 132 Consulate centers.

On October 10, 2018, effective as of July 1, 2018, Consulate and various Consulate affiliates executed a Promissory Note (the “Consulate GRS Note”) in favor of GRS in the face amount of $58.8 million which, among other things, converted certain amounts owed by Consulate into the principal amount of the Consulate GRS Note. As of December 31, 2019, the outstanding balance on the Consulate GRS Note was $56.3 million.   The company has reserved $55.0 million on the note receivable balance.

Between 2015 and 2018, Respiratory Health Services (“RHS”), a subsidiary of the company, entered into agreements, in the ordinary course of business and on arms-length terms, with healthcare centers operated by Consulate pursuant to which RHS provides respiratory services to such centers.    The estimated aggregate dollar amount of billings by RHS to Consulate centers for respiratory services during 2019 was approximately $2.9 million.  RHS currently serves approximately 136 Consulate centers.

On October 24, 2018, effective as of July 1, 2018, Consulate and various Consulate affiliates executed a Promissory Note (the “Consulate RHS Note”) in favor of RHS in the face amount of $0.3 million which, among other things, converted certain amounts owed by Consulate into the principal amount of the Consulate RHS Note. As of December 31, 2019, the outstanding balance on the Consulate RHS Note was $0.1 million.

Welltower Inc. - Master Lease

As of April 6, 2020, Welltower Inc. (“Welltower”) held approximately 8.8% of the shares of the company’s Class A Common Stock, representing approximately 5.8% of the voting power of the company’s voting securities.

On January 31, 2017, the company entered into the Twentieth Amended and Restated Master Lease Agreement (the “Master Lease”), in the ordinary course of business and on arms-length terms, with FC-GEN Real Estate, LLC (“FC-GEN Real Estate”), which is a subsidiary of Welltower, for the lease of healthcare facilities from FC-GEN Real Estate.

During 2019, the company and FC-GEN Real Estate amended the Master Lease to amend and restate financial covenants, to remove certain facilities from the Master Lease that FC-GEN Real Estate had sold and to revise the rent schedule accordingly.  The initial term of the Master Lease, as amended, expires on January 31, 2037 and the company has an option to renew through December 31, 2048.  As of December 31, 2019, the company leased 43 facilities from FC-GEN Real Estate.  For the year ended December 31, 2019, the company paid rent of approximately $73.7 million to FC-GEN Real Estate.

The company’s board of directors reviewed and approved each agreement with FC-GEN Real Estate and Welltower that was material to the company or which was not entered into in the ordinary course of business.  The board of directors and the Audit Committee did not review the agreements with FC-GEN Real Estate and Welltower that were not material to the company and which were entered into in the ordinary course of business.

NSpire Healthcare — Service Agreements

Robert Hartman, Steve Fishman, David Reis, Isaac Neuberger and Arnold Whitman, in the aggregate, indirectly hold material ownership interests in NSpire Centers, LLC (“NSpire”).   On October 1, 2019, GRS entered into an amended and restated master therapy services agreement with five health care centers operated by affiliates of NSpire. On September 4, 2018, RHS entered into a master respiratory therapy services agreement with five health care centers operated by affiliates of NSpire.  The estimated aggregate dollar amount of billings by GRS and RHS to NSpire centers during 2019 was approximately $2.0 million and $50,000, respectively.

Next Healthcare — Alabama Facility Lease

A subsidiary of the company entered into a lease, in the ordinary course of business and on arms-length terms, pursuant to which it leases two centers in Alabama from Glenwood Realty. Messrs. Hartman, Fishman and Whitman directly or indirectly hold ownership interests in Glenwood Realty totaling approximately 29% in the aggregate. The annualized rent paid to the landlord is currently approximately $1.5 million.  Glenwood Realty is managed by an affiliate of Next Healthcare.

Mr. Hartman directly or indirectly holds ownership interests in Glenwood Realty totaling approximately 13%.  In addition, Next Asset Management II, LLC (“Next Management”) earned acquisition fees, and may earn asset management fees and other fees with respect to Glenwood Realty. Mr. Hartman is a senior adviser to Next Management.  As compensation for being a senior advisor to Next Management, Mr. Hartman is entitled to receive up to 23% of Next Management’s distributed cash.

Next Healthcare — 12-Center Facility Lease and Purchase Option

Certain subsidiaries of the company have entered into a lease and a purchase option, in the ordinary course of business and on arms-length terms, pursuant to which they lease twelve centers in New Hampshire and Florida from twelve separate limited liability companies affiliated with Next Healthcare (the “Next 12 Landlord Entities”).  The annualized rent paid to the Next 12 Landlord Entities is initially approximately $13.0 million.

Each of Mr. Whitman and Mr. Hartman directly or indirectly holds ownership interests in the Next 12 Landlord Entities of approximately 2%.  In addition, Next Management earned acquisition fees, and may earn asset management fees and other fees, with respect to the Next Landlord Entities. As compensation for being a senior advisor to Next Management, Mr. Hartman is entitled to receive up to 23% of Next Management’s distributed cash.

Next Healthcare — 15-Center Facility Lease and Purchase Option

Certain subsidiaries of the company have entered into a lease and a purchase option, in the ordinary course of business and on arms-length terms, pursuant to which they will lease fifteen centers from fifteen separate limited liability companies affiliated with Next Healthcare (the “Next 15 Landlord Entities”).  The real property of the 15 facilities is owned by a partnership (“Next Partnership”) between the company and Next Healthcare.  The company owns a 46% membership interest in the Next Partnership and consolidates the Next Partnership in its consolidated financial statements.  The annualized rent paid to the Next Landlord Entities is initially approximately $19.5 million.

Mr. Whitman and Mr. Hartman directly or indirectly holds ownership interests in the Next 15 Landlord Entities of approximately 2% and 1.3%, respectively.  In addition, Next Management will earn acquisition fees, and may earn asset management fees and other fees, with respect to the Next Landlord Entities. As compensation for being a senior advisor to Next Management, Mr. Hartman is entitled to receive up to 23% of Next Management’s distributed cash.

ProStep Acquisition

On July 1, 2015, in the ordinary course of business and on arms-length terms, a subsidiary of the company acquired 21 out-patient therapy clinics from FC Domino Acquisition, LLC (“FC Domino”) in exchange for a $1.0 million promissory note that bears interest at 5% and which remains outstanding.  Messrs. Fishman, Hartman, Neuberger, Reis and Whitman indirectly beneficially hold ownership interests in FC Domino totaling less than 10% in the aggregate.

Third Eye Health, Inc.

An affiliate of the Company entered into a Professional Services and Software License Agreement with Third Eye Health, Inc. on May 1, 2018, with respect to the provision of telehealth and telemedicine services.  The aggregate dollar amount of billings by Third Eye to the Company during 2019 was approximately $1.0 million.  Senior Care 3rd Eye, LLC, an entity controlled and 100% owned by Mr. Reis, invested $750,000 in Series A Preferred Stock, $0.001 par value, in Third Eye Health, Inc.  Senior Care 3rd Eye, LLC owns 384,381 shares of the Series A Preferred Stock.  In addition, a trust of which Mr. Reis’ children are the beneficiaries invested $250,000 in 2018 for shares of the Series A Preferred Stock.  Mr. Reis is on the Board of Third Eye Health, Inc. In 2018, Generator Ventures invested $2 million in Third Eye Health, Inc., as part of an $8 million capital raise at an approximate $16 million pre-money valuation.  Mr. Whitman is one of three managing members of Generator Ventures.  All three managing members must vote unanimously to invest.

Indemnification Agreements

We have entered into indemnification agreements with our directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.

We believe that all of these related party transactions were on terms at least as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties or, if the transactions were negotiated in connection with acquisitions, the overall terms of such acquisitions were as favorable to us as could have been obtained through arm’s-length negotiations with unaffiliated third parties.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other business properly comes before the annual meeting, it is the intention of the proxy holders to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other business is expressly granted by the completion of the enclosed proxy card. The proxy holders will vote at their discretion on any procedural matters that may come before the meeting.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Securities Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders if they satisfy certain requirements as specified in the rule. While our board of directors will consider stockholder proposals for inclusion in our proxy statement, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Rule 14a-8. Any stockholder desiring to present a proposal for inclusion in our proxy statement for the 2021 annual meeting of stockholders must deliver the proposal to the Corporate Secretary by December 25, 2020.

Stockholder Proposals

For business to be properly brought before an annual meeting by a stockholder, the stockholder must, in addition to any other applicable requirements, give timely notice thereof in proper written form to our Corporate Secretary pursuant to our Bylaws. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or be mailed and received at our principal executive office not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date of the preceding annual meeting, notice by the stockholder must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. If our 2021 annual meeting of stockholders is held within twenty-five (25) days before or after June 3, 2021, to be timely a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive office between February 3, 2021 and March 5, 2021.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must include all of the applicable information required to be in such notices under our Bylaws. A stockholder providing notice of business proposed to be brought before an annual meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to our Bylaws is true and correct as of the date of the annual meeting and such update and supplement must be delivered to or be mailed and received by the Corporate Secretary at the principal executive office of the company prior to the annual meeting.

Stockholder Nominations of Directors

Pursuant to our Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors of the company, except as may be otherwise provided in our certificate of incorporation with respect to the right of holders of preferred stock of the company to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the board of directors (or any duly authorized committee thereof) or (ii) by any stockholder of the company (A) who is a stockholder of record on the date of the giving of the notice provided for in our Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or special meeting and (B) who complies with the notice procedures set forth in our Bylaws.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or be mailed and received at our principal executive office in the case of an annual meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is called for a date that is not within twenty-five (25) days before or after the anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth (10th) day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first. If our 2021 annual meeting of stockholders is held within twenty-five (25) days before or after June 3, 2021, to be timely a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive office between February 3, 2021 and March 5, 2021.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must include all of the applicable information required to be in such notices under our Bylaws. A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting must further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to our Bylaws is true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting, and the update and supplement must be delivered to or be mailed and received by our Corporate Secretary at our principal executive office not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting or special meeting.

No person will be eligible for election as a director of the company unless nominated in accordance with the procedures set forth in our Bylaws. If the chairperson of the meeting determines that a nomination was not made in accordance with the procedures set forth in our Bylaws, the chairman must declare to the meeting that the nomination was defective and the defective nomination must be disregarded.

General

You may write to our Corporate Secretary at our principal executive office, 101 East State Street, Kennett Square, Pennsylvania 19348, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws. Our Bylaws are available, free of charge, on the corporate governance page in the investor relations section of our website at www.genesishcc.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements, annual reports and other proxy materials (including Internet Availability Notices) with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are our stockholders will be householding our proxy materials this year. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your bank or broker, direct your written request to Genesis Healthcare, Inc., Attn: Investor Relations, 101 East State Street, Kennett Square, Pennsylvania 19348, or contact the Genesis Healthcare, Inc. Investor Relations department at investorrelations@genesishcc.com or (610) 925-2000. Proxy materials will be delivered promptly and free of charge. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their bank or broker.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, neither the Compensation Committee Report nor the Audit Committee Report included in this proxy statement will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes, except to the extent we specifically incorporate such reports by reference therein. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

GENESIS HEALTHCARE, INC.

Michael S. Sherman
Senior Vice President, General Counsel,
Secretary and Assistant Treasurer

APPENDIX A

GENESIS HEALTHCARE, INC.

2020 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of this Plan is the Genesis Healthcare, Inc. 2020 Omnibus Incentive Plan (the “Plan”).  The purposes of the Plan are to provide an additional incentive to selected employees, directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company.  To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards, Cash Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “2015 Plan” means the Amended and Restated Genesis Healthcare, Inc. 2015 Omnibus Equity Incentive Plan, as amended from time to time.

(b) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(c) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.  An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(d) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(e) “Authorized Officer” has the meaning set forth in Section 3(c) hereof.

(f) “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Other Share-Based Award or Cash Award granted under the Plan.

(g) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(h) “Base Price” has the meaning set forth in Section 8(b) hereof.

(i) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(j) “Board” means the Board of Directors of the Company.

(k) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(l) “Cash Award” means an Award granted pursuant to Section 12 hereof, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan.

(m) “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause means: (i) conviction of, or plea of guilty or nolo contendere to, by the Participant to any felony (whether or not involving the Company) or any other crime involving moral turpitude which subjects, or if generally known, would subject the Company to public ridicule or embarrassment, (ii) fraud or other willful misconduct in respect of Participant’s duties of the office held by Participant, or (iii) Participant’s continued willful and intentional failure to substantially comply with the reasonable mandates of the Company commensurate with his/her position after a written demand for substantial compliance is delivered to him/her by the Company, which demand specifically identifies the mandate(s) with which the Company believes he/she has not substantially complied, and which failure is not substantially corrected by him/her within ten (10) days after receipt of such demand. Any voluntary termination of employment by the Participant in anticipation of an involuntary termination of the Participant’s employment for Cause shall be deemed to be a termination for Cause.

(n) “Change in Capitalization” means any (i) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(o) “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i)            any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below;

(ii)           there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended (“Incumbent Directors”) continuing immediately thereafter to represent at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iii)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (i) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (ii) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock and other equity securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same direct or indirect proportionate ownership in an entity which, directly or indirectly, owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (y) if all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.

(p) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(q) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan.  Unless the Board determines otherwise, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded.  If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.

(r) “Common Stock” means the Class A common stock, par value U.S. $0.001 per share, of the Company.

(s) “Company” means Genesis Healthcare, Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(t) “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(u) “Effective Date” has the meaning set forth in Section 19 hereof.

(v) “Eligible Recipient”  means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code; and provided, further, that an Eligible Recipient of an ISO means an individual who is an employee of the Company, a “parent corporation” (as such term is defined in Section 424(e) of the Code) of the Company or a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) of the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(x) “Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.

(y) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase Shares issuable upon the exercise of such Option.

(z) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date (or if no shares of Common Stock or such other security (as the case may be) were traded on such date, on the last preceding date on which there was a sale of a share of Common Stock or other security on such exchange), or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share or other security in such over-the-counter market for the last preceding date on which there was a sale of such share in such market (or, if none, for the last preceding date on which there was a sale of such share or other security in such market).

(aa) “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

(bb) “Good Reason” has the meaning assigned to such term or an analogous term in any individual employment agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason” or an analogous term, then “Good Reason” shall mean (i) a reduction by the Company in the Participant’s base pay or (ii) any relocation of the Participant’s principal place of employment to a location more than forty-five (45) miles from the Participant’s residence or, if immediately before such relocation the Participant resides more than forty-five (45) miles from the Participant’s principal place of employment, any relocation of the Participant’s principal place of employment to a location more than ten (10) miles farther from the Participant’s residence.

(cc) “Incumbent Directors” has the meaning set forth in the definition of Change in Control in this Section 2.

(dd) “ISO” means an Option intended to be and designated as, and that satisfies the requirements to be, an “incentive stock option” within the meaning of Section 422 of the Code.

(ee) “Nonqualified Stock Option” means an Option that is not designated as an ISO or that otherwise does not satisfy the requirements to be an ISO, as such requirements are set forth in Section 422 of the Code.

(ff) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.  The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(gg) “Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.

(hh) “Participant” means any Eligible Recipient selected, pursuant to the authority provided for in Section 3 below, to receive grants of Awards, any permitted assigns, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ii) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(jj) “Plan” has the meaning set forth in Section 1 hereof.

(kk) “Related Right” has the meaning set forth in Section 8(a) hereof.

(ll) “Restricted Shares” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period (or periods) and/or upon attainment of specified performance objectives.

(mm) “Restricted Share Unit” means the right granted pursuant to Section 9 hereof to receive a Share or, in the case of an Award denominated in cash, to receive the Fair Market Value of a share of Common Stock, at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(nn) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(oo) “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.

(pp) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Base Price of such Award or such portion thereof.

(qq) “Share Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(rr) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.  An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

(ss) “Transfer” has the meaning set forth in Section 17 hereof.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Awards are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in Applicable Laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;

(8) to determine the impact of leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, on Awards, both with regard to vesting schedule and termination;

(9) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(11) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) To the extent permitted by Applicable Law, the Board may, by resolution, authorize one or more Executive Officers (each, an “Authorized Officer”) to do one or both of the following on the same basis as (and as if the Authorized Officer for such purposes were) the Administrator: (i) designate Eligible Recipients to receive Awards and (ii) determine the size and terms of any such Awards; provided, however, that (1) the Board shall not delegate such responsibilities to any Executive Officer for Awards granted to an Eligible Recipient who is an Executive Officer, a non-employee director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act, and (2) the resolution providing for such authorization shall set forth the total number of shares of Common Stock the Authorized Officer may grant during any period; provided that no such authorization shall authorize grants of Awards during any calendar year covering shares of Common Stock in excess of 50,000 Shares for any individual or 250,000 Shares in the aggregate.  The Authorized Officer(s) shall report periodically to the Board or Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

(d) Subject to Section 5 hereof, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower Exercise Price, Base Price or purchase price or cancel any Award with an Exercise Price, Base Price or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(e) Any Award granted hereunder in respect of shares made available under Section 4(a) hereof shall provide for a vesting period or performance period, as applicable, of at least one (1) year following the date of grant.  Notwithstanding the preceding sentence, Awards representing a maximum of five percent (5%) of the Shares initially reserved for issuance under Section 4(a) hereof may be granted hereunder without any such minimum vesting condition.  Notwithstanding the provisions of this Section 3(e), the Administrator may accelerate the vesting of or waive restrictions on Awards in whole or in part for any reason.

(f) Any vested Option or Share Appreciation Right which is not exercised before the earlier of (i) the dates provided above or other applicable date provided in the Award Agreement or (ii) its term shall expire.  Unless otherwise accelerated or where an Award Agreement or the Administrator provides for continued vesting after termination of employment, all unvested Awards shall be forfeited upon termination of employment.

(g) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.  No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance; Certain Limitations; Minimum Vesting.

(a) The maximum number of shares of Common Stock reserved for issuance under the Plan shall be (i) 3,500,000 plus (ii)(A) the number of shares of Common Stock under the 2015 Plan not subject to awards under the 2015 Plan as of the Effective Date, and (B) the number of shares of Common Stock subject to awards that are outstanding under the 2015 Plan immediately prior to the Effective Date and that terminate or otherwise expire without a distribution of shares of Common Stock (in the case of both clauses (i) and (ii), subject to adjustment as provided in Section 5 hereof).  On and after the Effective Date, no additional awards will be granted under the 2015 Plan.

(b) Notwithstanding anything in this Plan to the contrary, subject to adjustment as provided by Section 5 hereof):

(1)           No Participant who is not a non-employee director will be granted Options or Share Appreciation rights covering in in excess of 2,000,000 Shares during any single fiscal year.

(2)           No Participant who is not a non-employee director will be granted Restricted Shares, Restricted Share Units or Other Share-Based Awards covering in excess of 1,000,000 Shares during any single fiscal year.

(3)           The maximum Cash Award that any Participant who is not a non-employee director may receive with respect to a Cash Award in respect of any annual performance period is $2,500,000 and for any other performance period, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.

(4)           The maximum number of Shares subject to Awards granted during a single fiscal year to any non-employee director, when aggregated with such non-employee director’s cash fees with respect to the fiscal year, shall not exceed $860,000 in total value (calculating the value of any such Awards based on the grant date fair market value of such Awards for financial reporting purposes. The foregoing limit shall be increased to $1,220,000 for any non-employee director who serves as Chairman of the Board.

(c) All of the shares of Common Stock available for issuance under the Plan may be made subject to an Award that is an ISO.

(d) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.  Shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Share Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any shares of Common Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not again be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Shares, the full number of Shares underlying such Share Appreciation Right shall not be available for subsequent

Awards under the Plan.  Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan.  In addition, (i) to the extent an Award is denominated in shares of Common Stock, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) shares of Common Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

Section 5. Equitable Adjustments.

(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, to prevent the dilution or enlargement of the rights of Participants, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of shares of Common Stock or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.  Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.

(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.  Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements.

(c) With respect to ISOs, any adjustment pursuant to this Section 5 shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder.  No adjustment pursuant to this Section 5 shall cause any Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(d) The determinations made by the Administrator, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients.

Section 7. Options.

(a) General.  Each Award Agreement evidencing the grant of an Option shall contain such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option, the provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option).  The provisions of each Option need not be the same with respect to each Participant.  More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.  Options granted under the Plan shall be subject to the terms and conditions set forth in this

Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price.  The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant.

(c) Option Term.  The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted.  Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability.  Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement.  The Administrator may also provide that any Option shall be exercisable only in installments.  Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise.  Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator.  As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Law or (iv) any combination of the foregoing.

(f) ISOs.  The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan.

(1)           ISO Grants to 10% Stockholders.  Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)           $100,000 Per Year Limitation For ISOs.  To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)           Disqualifying Dispositions.  Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO.  A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two (2) years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO.  The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Shareholder.  A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares, the Shares have been issued and the Participant has satisfied the requirements of Section 16 hereof.

(h) Termination of Employment or Service.  Subject to Section 3(f) hereof, in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

Section 8. Share Appreciation Rights.

(a) General.  Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”).  Related Rights may be granted either at or after the time of the grant of such Option.  The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights.  Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates.  The provisions of Share Appreciation Rights need not be the same with respect to each Participant.  Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price.  Except as provided in the applicable Award Agreement, each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Stock on the date of grant (such amount, the “Base Price”).

(c) Awards; Rights as Stockholder.  A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Common Stock, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof, any underlying Shares have been issued and the Participant has satisfied the requirements of Section 16 hereof.

(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement (which may include achievement of performance goals).

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e) Consideration Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option.  Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised.  Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service.  Subject to Section 3(e) hereof:

(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement; and

(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Shares and Restricted Share Units.

(a) General.  Restricted Shares and Restricted Share Units may be issued either alone or in addition to other Awards granted under the Plan.  The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the performance goals (if any) upon whose attainment the Restricted Period shall lapse in part or full; and all other conditions of the Restricted Shares and Restricted Share Units.  If the restrictions, performance goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant.  The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.  The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award.  Certificates for unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.

(2) Subject to Section 9(e) below, with respect to Restricted Share Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the shares of Common Stock underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his or her legal representative, in a number equal to the number of shares of Common Stock underlying the Award of Restricted Share Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made within such period as is required to avoid the imposition of tax under Section 409A of the Code.

(c) Restrictions and Conditions.  The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to any restrictions or conditions as determined by the Administrator (which may include achievement of performance goals) at the time of grant or, subject to Section 409A of the Code where applicable, thereafter.  Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such Shares and to receive any dividends declared with respect to such Shares; provided, however, that any dividends declared during the Restricted Period with respect to such Shares shall only become payable if (and to the extent) the underlying Restricted Shares vest.  The Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant at the time (and to the extent) that Shares in respect of the related Restricted Share Units are delivered to the Participant.

(d) Termination of Employment or Service.  Subject to Section 3(f) hereof, the rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e) Form of Settlement.  The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Share Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Share-Based Awards.

Other forms of Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock (including unrestricted Shares, Restricted Share Units, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan), may be granted either alone or in addition to other Awards (other than in connection with Options or Share Appreciation Rights) under the Plan.  Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include achievement of performance goals) and all other terms and conditions of such Other Share-Based Awards.

Section 11. Share Bonuses.

In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in certificated or uncertificated form in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.

Section 12. Cash Awards.

The Administrator may grant Awards that are denominated in, or payable solely in, cash as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations as determined by the Administrator, in its sole discretion, from time to time.  Cash Awards may be granted with value and payment contingent upon the achievement of performance goals.

Section 13. Change in Control Provisions.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement and subject to Section 3(e) hereof, in the event that (i) a Change in Control occurs and (ii) either (x) an outstanding Award is not assumed or substituted in connection therewith, or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions (including exercise restrictions), deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the highest level of performance.

If the Administrator determines in its sole discretion pursuant to Section 3(e) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control.

For purposes of this Section 13, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares, the Award instead confers the right to receive common stock of the acquiring entity.

Section 14. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.  The Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the shares of Common Stock are traded or other Applicable Law.  The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.

Section 15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction(s) with respect to the Award, as determined by the Company.  The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant.  Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company.  Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, however, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations as determined by the Company (with any fractional share amounts resulting therefrom settled by the Participant in cash).  Such withheld or already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.  Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award.  The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.

Section 17. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof will be valid, except as otherwise expressly provided in an Award Agreement or with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator.  Any other purported Transfer of an Award or any economic benefit or interest therein shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of this Section 17 shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award.  Unless otherwise determined by the Administrator, an Option or Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 18. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 19. Effective Date.

The Plan was adopted by the Board on March 25, 2020 and shall become effective on the date that it is approved by the Company’s shareholders (“Effective Date”).

Section 20. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Board’s adoption of the Plan, but Awards theretofore granted may extend beyond that date.

Section 21. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator in its sole discretion.  The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Administrator may require a Participant receiving shares of Common Stock pursuant to the Plan, as a condition precedent to receipt of such shares of Common Stock, to represent to the Company in writing that the shares of Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith.  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code.  Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise.  Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon death, if earlier).  Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code.  The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.  The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 23. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 24. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan.  The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 25. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 26. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 27. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28. Clawback.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, Award Agreement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any Award Agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).

Section 29. Governing Law.

The Plan and all determinations made and actions taken pursuant thereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

Section 30. Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 31. Interpretation.

Unless the context of the Plan otherwise requires, words using the singular or plural number also include the plural or singular number, respectively; derivative forms of defined terms will have correlative meanings; the terms “hereof,” “herein” and “hereunder” and derivative or similar words refer to this entire Plan; the term “Section” refers to the specified Section of this Plan and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and the word “or” shall be disjunctive but not exclusive.

Section 32. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 33. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

APPENDIX B

Proposed Amendments to the

~~THIRD~~FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

~~SKILLED~~GENESIS HEALTHCARE ~~GROUP~~, INC.

(ORIGINALLY INCORPORATED AS SHG HOLDING SOLUTIONS, INC.)

Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware

~~Skilled~~Genesis Healthcare ~~Group~~, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

The name of the Corporation is ~~Skilled~~Genesis Healthcare ~~Group~~, Inc.  The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on October 21, 2005 under the name “SHG Holding Solutions, Inc.”

This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Section 228, Section 242 and Section 245 of the DGCL.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

Effective as of 10:30 a.m. on ~~February 2~~June   , ~~2015~~2020, the text of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

FIRST:  The name of the Corporation is Genesis Healthcare, Inc.

SECOND:  The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.  The name of its registered agent at that address is Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH:  (1)      Authorized Capital Stock.  The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,200,000,000, consisting of (i) 1,000,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); (ii) 20,000,000 shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”); (iii) 150,000,000 shares of Class C Common Stock, par value $0.001 per share (the “Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”); and (iii) 30,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).  The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or, in the case of Class A Common Stock, necessary for issuance upon conversion of outstanding shares of Class B Common Stock, Class C Common Stock or exchange of OP Class A Common Units (as defined below)) by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock voting separately as a class shall be required therefor.

(2)           Common Stock.  The powers, preferences, and rights and the qualifications, limitations, and restrictions of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are as follows:

Voting Rights.  Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation:

Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder.  The holders of shares of Class A Common Stock shall not have cumulative voting rights.

Each holder of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held of record by such holder.  The holders of shares of Class B Common Stock shall not have cumulative voting rights.

Each holder of Class C Common Stock shall be entitled to one (1) vote for each share of Class C Common Stock held of record by such holder.  The holders of shares of Class C Common Stock shall not have cumulative voting rights.

Except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

In addition to any other vote required in this Amended and Restated Certificate of Incorporation or by applicable law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock shall each be entitled to vote separately as a class only with respect to amendments to this Amended and Restated Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dividends.

Subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably as a single class, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of the Corporation when, as, and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

Except as set forth in clause (iii) below and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Class C Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, the dividends and other distributions in cash, stock, or property of the Corporation payable or to be made on outstanding shares of Class A Common Stock that would have been payable on the shares of Class A Common Stock if such shares of Class C Common Stock had been converted into shares of Class A Common Stock immediately prior to the record date for such dividend or distribution, with each share of Class C Common Stock converted into a fraction of a share of Class A Common Stock equal to the product of (A) the Conversion Ratio (as used in this Amended and Restated Certificate of Incorporation, such term has the meaning given to it in paragraph 20 of Schedule 1.02 of the Purchase and Contribution Agreement, dated as of August 18, 2014, by and between FC-GEN Operations Investment, LLC and the Corporation) multiplied by (B) the Adjustment Factor (as used in this Amended and Restated Certificate of Incorporation, such term has the meaning given to it in the OP LLC Agreement) then in effect.  The holders of shares of Class C Common Stock shall be entitled to receive, on a pari passu basis with the holders of the Class A Common Stock and Class B Common Stock, such dividend or other distribution on the Class A Common Stock and Class B Common Stock when, as, and if declared by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

In the event a dividend is paid in the form of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock (or rights to acquire such shares), then the holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be), holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), and holders of Class C Common Stock shall receive shares of Class C Common Stock (or rights to acquire such shares, as the case may be), with the holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, as applicable.

Liquidation, Dissolution, etc.  In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Corporation, after payments to creditors of the Corporation that may at the time be outstanding and subject to the rights of any holders of Preferred Stock that may then be outstanding, holders of shares of Class A Common Stock, Class B Common Stock and Class C Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of the Corporation available for distribution; provided, however, that, for purposes of any such distribution, each share of Class C Common Stock shall be entitled to receive the same distribution as would have been payable if such shares of Class C Common Stock had been converted into shares of Class A Common Stock immediately prior to the record date for such Distribution, with such share of Class C Common Stock converted into a fraction of a share of Class A Common Stock equal to the product of (i) the Conversion Ratio and (ii) the Adjustment Factor then in effect.

Reclassification.  None of the Class A Common Stock, the Class B Common Stock or the Class C Common Stock may be subdivided, consolidated, reclassified, or otherwise changed unless contemporaneously therewith the other class of Common Stock and the OP Class A Common Units (as defined below) are subdivided, consolidated, reclassified, or otherwise changed in the same proportion and in the same manner.

Exchange.  The holder of each limited liability company interest of FC-GEN

Operations Investment, LLC, a Delaware limited liability company (the “OP”), designated as a “LLC Class A Common Unit” (an “OP Class A Common Unit”), other than OP Class A Common Units held by the Corporation, shall, pursuant to terms and subject to the conditions of the limited liability company operating agreement of the OP (the “OP LLC Agreement”) and as set forth hereunder, have the right to exchange each such OP Class A Common Unit for a number of  fully paid and nonassessable shares of Class A Common Stock equal to the product of one (1) multiplied by the Adjustment Factor (as defined in the OP LLC Agreement).

In connection with such exercise of the exchange privilege under the OP LLC Agreement, the Corporation shall (unless and to the extent the OP has elected in accordance with the terms and provisions of the OP LLC Agreement to pay cash in lieu of shares of Class A Common Stock) issue to the OP a number of shares of Class A Common Stock, in exchange for OP Class A Common Units, equal to the product of the Adjustment Factor multiplied by the number of OP Class A Common Units surrendered to the OP by the exchanging holder.

Concurrently with such exercise of the exchange privilege under the OP LLC Agreement, a number of shares of Class C Common Stock equal to the lesser of (x) the number of shares of Class A Common Stock to be issued as a result of such exchange and (y) the number of shares of Class C Common Stock then outstanding (the lesser of (x) and (y) is the “Class C Conversion Amount”) shall automatically, without further action by the exchanging holder or holders thereof, be converted into fully paid and ~~nonasses sable~~nonassessable shares of Class A Common Stock on the basis of a fraction of a share of Class A Common Stock for each share of Class C Common Stock so converted equal to the product of (A) the Conversion Ratio multiplied by (B) the Adjustment Factor then in effect. The shares of Class C Common Stock to be converted into Class A Common Stock in accordance with the immediately preceding sentence shall be those owned by the exchanging holder of OP Class A Common Units; if such exchanging holder does not hold a number of shares of Class C Common Stock equal to or greater than the Class C Conversion Amount, then all of the shares of Class C Common Stock held by such exchanging holder, if any, shall be converted into Class A Common Stock and an aggregate number of shares of Class C Common Stock held by other holders equal to the excess of (x) Class C Conversion Amount over (y) the number of shares of Class C Common Stock, if any, held by such exchanging holder shall be converted into Class A Common Stock, apportioned among all other holders of shares of Class C Common Stock in proportion to the number of shares of Class C Common Stock held by each.  All such shares of Class C Common Stock that shall have been automatically converted as herein provided shall be retired and resume the status of authorized and unissued shares of Class C Common Stock, and all rights of the holder with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate.  No fractional shares of Class A Common Stock shall be issued upon conversion of the shares of Class C Common Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay to the holder cash equal to the Value of the fractional shares of Class A Common Stock.

The term “Value” means, on any Valuation Date with respect to a share of Class A Common Stock, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date.

The term “Market Price” on any date means, with respect to any outstanding shares of Class A Common Stock, the last sale price for such shares of Class A Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Class A Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares of Class A Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Class A Common Stock are listed or admitted to trading or, if such shares of Class A Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such shares of Class A Common Stock are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Class A Common Stock selected by the Board of Directors or, in the event that no trading price is available for such shares of Class A Common Stock, the fair market value of the shares of Class A Common Stock, as determined in good faith by the Board of Directors.  The term “Valuation Date” means the date of receipt by the managing member of the OP of a notice of redemption, subject to the terms and conditions set forth in the OP LLC Agreement, or such other date as specified herein, or, if such date is not a business day, the immediately preceding business day.

Such number of shares of Class A Common Stock as may from time to time be required for exchange pursuant to the terms of Clause (2)(e)(ii) of this Article FOURTH shall be reserved for issuance upon exchange of outstanding OP Class A Common Units.

Conversion of Class B Common Stock.

Each holder of Class B Common Stock shall be entitled to convert at any time all or any portion of such holder’s Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted.

The holders of a majority of the voting power of all the outstanding shares of Class B Common Stock shall be entitled to cause the conversion at any time all, but not less than all, of the outstanding shares of Class B Common Stock into shares of fully paid and non-assessable Class A Common Stock at the ratio of one share of Class A Common Stock for each share of Class B Common Stock so converted. In the event of any such conversion, each share of Class B Common Stock which is then outstanding shall automatically, and without any notice to or action by the Corporation, the holder or any other Person, convert into one share of Class A Common Stock.

The right to convert shares of Class B Common Stock into shares of Class A Common Stock as provided by Clause (2)(f)(i) of this Article FOURTH and the first sentence of Clause (2)(f)(ii) of this Article FOURTH shall be exercised by the surrender to the Corporation of the certificate or certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing the shares to be converted at any time during normal business hours at the principal executive offices of the Corporation, accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates (or book-entries made in lieu thereof), into shares of Class A Common Stock, as shall be stated in such notice, and, if certificates representing any of the shares to be issued upon such conversion are to be issued in a name other than that of the holder of the share or shares converted, accompanied by an instrument of transfer, in form satisfactory to the Corporation for the Common Shares, duly executed by such holder or such holder’s duly authorized attorney. As promptly as practicable following the surrender for conversion of a certificate (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing shares to be converted with the notice and in the manner provided in this paragraph, the Corporation shall issue to such holder a certificate or certificates (or book-entries made in lieu thereof) representing, the number of whole shares of Class A Common Stock issuable upon such conversion, in such name or names as such holder may have directed. The issuance of certificates (or book-entries made in lieu thereof) for, or registration on the stock transfer books of the Corporation of, shares upon such a conversion shall be made without charge to the holders of the shares to be converted for any stamp or other similar stock transfer or documentary tax assessed in respect of such issuance. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing the shares to be converted accompanied by the required notice and payment, if any. Upon the date any such conversion is deemed effected, all rights of the holder of the converted shares as such holder shall cease (except as to matters for which the record date was prior to such conversion), and the person or persons in whose name or names the registration of, or certificate or certificates (or book-entries made in lieu thereof) representing, the shares to be issued upon conversion of the shares surrendered for conversion shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion; provided, however, that, notwithstanding the foregoing, if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the registration of the, or certificate or certificates (or book-entries made in lieu thereof) representing, shares are to be so issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

In the event of any conversion effected automatically without notice pursuant to Clause (2)(f)(ii) of this Article FOURTH, until the certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing shares which have been converted shall have been surrendered to the Corporation, such certificates (or book-entries made in lieu thereof) shall represent the appropriate number of shares of Class A Common Stock into which the shares of Class B Common Stock represented by such certificates (or book-entries made in lieu thereof) shall have been converted or, if not all shares have been so converted, the appropriate number of shares of Class A Common Stock into which the shares of Class B Common Stock represented by such certificates (or book-entries made in lieu thereof) shall have been converted and the appropriate number of shares of Class B Common Stock represented by such certificates (or book-entries made in lieu thereof) that have not been so converted. Upon surrender by any holder of certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) representing shares which have been automatically converted pursuant to Clause (2)(f)(ii) of this Article FOURTH the Corporation shall record, or cause to be recorded, on the Corporation’s stock transfer books, the number of shares of Class A Common Stock into which shares of Class B Common Stock represented by the surrendered certificates (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) shall have been converted and, if not all shares of Class B Common Stock represented by the surrendered certificates (or book-entries made in lieu thereof) have been so converted, the appropriate number of shares of Class B Common Stock that have not been so converted.  Upon conversion of such shares of Class B Common Stock into shares of Class A Common Stock, all rights of the holder of the converted shares as such holder shall cease (except as to matters for which the record date was prior to such conversion), and the holder of such converted shares and/or such holder’s transferee(s) shall be treated for all purposes as having become the record holder or holders of the shares of Class A Common Stock issuable upon such conversion. Any such conversion of shares shall be considered to have been effected immediately prior to the close of business on the date such conversion has been automatically effected, or if such automatic conversion is effected on any date when the stock transfer books of the

Corporation shall be closed, such automatic conversion shall be considered to have been effected immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

Shares of Class B Common Stock that are converted into shares of Class A Common Stock (or another security) as provided herein shall continue as authorized but unissued shares of Class B Common Stock and shall be available for reissue by the Corporation; provided, however, that no shares of Class B Common Stock shall be re-issued at any time when no shares of Class B Common Stock are outstanding.

Transfers.

Each share of Class B Common Stock shall be automatically converted into one fully paid and nonassessable share of Class A Common Stock, and each share of Class C Common Stock shall be automatically converted into fully paid and nonassessable shares of Class A Common Stock with each share of Class C Common Stock converted into a fraction of a share of Class A Common Stock equal to the product of (A) the Conversion Ratio multiplied by (B) the Adjustment Factor then in effect, in each case without further action of the holder thereof upon the occurrence of any direct sale, pledge (other than to a bank or institutional lender to secure a loan for borrowed money), conveyance, hypothecation, assignment or other transfer (“Transfer”) of such share of Class B Common Stock or Class C Common Stock to any Person, other than (A) any affiliate, partner, member or other equityholder of such holder (which, for the avoidance of doubt, shall include any Transfer by way of distribution to partners, members or other equityholders in connection with a holder’s dissolution), (B) any Family Member or Controlled Entity (each as defined in the OP LLC Agreement) of such holder, (C) a trust of such holder for estate tax planning purposes or (D) the estate of a deceased holder.  Each share of Class B Common Stock or Class C Common Stock subject to such conversion shall, upon such conversion, be deemed to represent such Common Stock as a result of a conversion and upon surrender by such holder to the Corporation of any outstanding certificate(s) (or a letter of transmittal representing the transfer of book-entry entitlements in lieu thereof) formerly representing such holder’s shares of Class B Common Stock or Class C Common Stock, as applicable, issue the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock or Class C Common Stock were converted as a result of such conversion.  Each share of Class B Common Stock or Class C Common Stock that is converted pursuant to this Clause (2)(g) of this Article FOURTH shall thereupon be retired and resume the status of authorized and unissued shares of Class B Common Stock or Class C Common Stock, as applicable, and all rights of the holder with respect to such shares, including the rights, if any, to receive notices and to vote, shall thereupon cease and terminate.  No fractional shares of Class A Common Stock shall be issued upon conversion of the shares of Class B Common Stock or Class C Common Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay (or, in the case of a conversion of shares of Class C Common Stock, cause the OP to pay) to the holder cash equal to the Value of the fractional shares of Class A Common Stock.  The term “Person” means both natural persons and legal entities.

The Corporation may, as a condition to the Transfer or the registration of Transfer of shares of Class B Common Stock or Class C Common Stock, require the furnishing of such affidavits or other proof as it deems necessary to establish whether such transfer would result in an automatic conversion pursuant to the terms of Clause (2)(g)(i) of this Article FOURTH.

No Preemptive or Subscription Rights.  No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(3)           Preferred Stock.

(a)           The Board of Directors is expressly authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

(b)           Except as otherwise required in this Amended and Restated Certificate of Incorporation or by applicable law, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

(4)           Power to Sell and Purchase Shares.  Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of (i) the same number of shares of such class to another person or (ii) the same number of shares of another class, and as otherwise permitted by law; provided, however, that the Corporation shall only be permitted to issue and sell shares of (a) Class A Common Stock to the extent such issuance and sale complies with the OP LLC Agreement and (b) Class C Common Stock in connection with the issuance by the OP of OP Class A Common Units in connection with any new capital raises, reclassifications, interest splits or exchanges, distributions, mergers or other business combinations, or recapitalizations.  Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of (i) the same number of shares of such class from another person or (ii) the same number of shares of another class, and as otherwise permitted by law.  In the event that the Corporation determines to repurchase any shares of Class A Common Stock, the Corporation shall, as the managing member of the OP, cause the OP to repurchase from the Corporation an equal number of OP Class A Common Units and the proceeds received by the Corporation from the OP in such repurchase shall be used by the Corporation to fund the Corporation’s repurchase of shares of Class A Common Stock.

FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation, and regulation of the powers of the Corporation and of its directors and stockholders:

(1)           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)           The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to, or repeal the Bylaws of the Corporation (the “Bylaws”).

(3)           The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation.  Election of directors need not be by written ballot unless the Bylaws so provide.

(4)           A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.  Any director may resign at any time in accordance with the Bylaws.

(5)           Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances~~, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, with directors initially assigned to each class by resolution adopted by a majority of the members of the Board of Directors. Directors in each class shall serve for a term of three years.~~: (i) each director elected at or prior to the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; (ii) each director elected at the 2021 annual meeting of stockholders shall be elected for a one-year term expiring at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”); (iii) each director elected at the 2022 Annual Meeting shall be elected for a one-year term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”); and (iv) commencing at the 2023 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders and the Board shall no longer be divided into separate classes.  Prior to the Corporation’s 2023 Annual Meeting, the Board shall be deemed to be classified for the purposes of Section 141 of the DGCL.

(6)           Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Amended and

Restated Certificate of Incorporation applicable thereto.

(7)           ~~Subject to the rights, if any, of the~~Until the completion of the Corporation’s 2023 Annual Meeting, after which the directors shall not be divided into separate classes and all directors shall be elected to serve for a term of one (1) year (the “Declassification”), directors (other than the directors elected by the holders of ~~shares~~any series of Preferred Stock ~~then outstanding, any or all of the directors of~~of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed ~~from office at any time with cause by the affirmative~~only for cause and only by a vote of the holders of at least ~~sixty-six and two-thirds percent (~~66 2/3%~~)~~ of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation. ~~The~~Following the completion of the Corporation’s 2023 Annual Meeting and the Declassification, directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either, with or without cause, by the holders of a majority of the outstanding shares of stock entitled to vote at an election of directors of the Corporation, voting as a single class, except as otherwise required by applicable law.  Any vacancy or vacancies ~~in~~on the Board of Directors caused by any such removal shall be filled as provided in Clause (6) of this Article FIFTH.

(8)           No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended after the date of this Amended and Restated Certificate of Incorporation to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Amended and Restated Certificate of Incorporation, shall be limited to the fullest extent permitted by the DGCL, as so amended.  Any repeal or modification of this Clause (8) of Article FIFTH shall not adversely affect any limitation on the personal liability or any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(9)           In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such Bylaws had not been adopted.

SIXTH:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide.  The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

SEVENTH:  Unless otherwise required by law, Special Meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer of the Corporation, or ~~holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation~~from time to time by the stockholders as may be permitted by the Bylaws. Special Meetings of the stockholders of the Corporation may not be called by any other person or persons.

EIGHTH:  Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL and the Corporation’s Bylaws.

NINTH:  The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his heirs, executors, or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  The right to indemnification conferred by this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article NINTH.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right that any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or modification of this Article NINTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

TENTH:  The Bylaws may be amended, altered, changed or repealed, in whole or in part, either (i) by the affirmative vote of a majority of the entire Board of Directors (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors), or (ii) without the approval of the Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation.

ELEVENTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation or any director, officer, or employee of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.  Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

TWELFTH:  The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Amended and Restated Certificate of Incorporation, as amended from time to time, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (as amended from time to time, and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the combined voting power of the shares entitled to vote in connection with the election of directors of the Corporation shall be required to amend, alter, change, or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation, as amended from time to time, inconsistent with the purpose and intent of Articles FIFTH, SEVENTH, EIGHTH, NINTH, TENTH or TWELFTH of this Amended and Restated Certificate of Incorporation, as amended from time to time.

THIRTEENTH:  If any provision in this Amended and Restated Certificate of Incorporation is determined to be invalid, void, illegal, or unenforceable, the remaining provisions of this Amended and Restated Certificate of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired, or invalidated.

FOURTEENTH:  The Corporation is to have perpetual existence.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed on its behalf this ~~2nd~~     day of ~~February~~June, ~~2015~~2020.

~~SKILLED~~GENESIS HEALTHCARE ~~GROUP~~, INC. ~~By: /s/ Roland Rapp~~

By:
Name: ~~Roland Rapp~~Michael Sherman
Title: Secretary and General Counsel

APPENDIX C

Proposed Amendments to the

Second Amended and Restated Bylaws

~~SECOND~~THIRD AMENDED AND RESTATED

BYLAWS

OF

GENESIS HEALTHCARE, INC.

A Delaware Corporation

Effective ~~March 25~~June   , 2020

Page

Article I

OFFICES

Section 34. Section 1.1	Registered Office	1
Section 35. Section 1.2	Other Offices	1

Article II

MEETINGS OF STOCKHOLDERS

Section 36. Section 2.1	Place of Meetings	1
Section 37. Section 2.2	Annual Meetings	1
Section 38. Section 2.3	Special Meetings	1
Section 39. Section 2.4	Notice	~~1~~5
Section 40. Section 2.5	Adjournments	~~2~~5
Section 41. Section 2.6	Quorum	~~2~~5
Section 42. Section 2.7	Voting	~~2~~6
Section 43. Section 2.8	Proxies	~~2~~6
Section 44. Section 2.9	Consent of Stockholders in Lieu of Meeting	~~3~~7
Section 45. Section 2.10	List of Stockholders Entitled to Vote	~~3~~7
Section 46. Section 2.11	Record Date	~~3~~7
Section 47. Section 2.12	Stock Ledger	~~4~~8
Section 48. Section 2.13	Conduct of Meetings	~~4~~8
Section 49. Section 2.14	Inspectors of Election	~~5~~8
Section 50. Section 2.15	Nature of Business at Meeting of Stockholders	~~5~~8
Section 51. Section 2.16	Nomination of Directors	~~7~~10
Section 52. Section 2.17	Proxy Access for Director Nominations.	~~9~~13

Article III

DIRECTORS

Section 53. Section 3.1	Number and Election of Directors	~~17~~20
Section 54. Section 3.2	Vacancies	~~17~~21
Section 55. Section 3.3	Duties and Powers	~~17~~21
Section 56. Section 3.4	Meetings	~~17~~21
Section 57. Section 3.5	Organization	~~18~~21
Section 58. Section 3.6	Resignations and Removals of Directors	~~18~~22
Section 59. Section 3.7	Quorum	~~18~~22
Section 60. Section 3.8	Actions of the Board by Written Consent	~~19~~22
Section 61. Section 3.9	Meetings by Means of Conference Telephone	~~19~~23
Section 62. Section 3.10	Committees	~~19~~23
Section 63. Section 3.11	Compensation	~~19~~23
Section 64. Section 3.12	Interested Directors	~~20~~23

Article IV

OFFICERS

Section 65. Section 4.1	General	~~20~~24
Section 66. Section 4.2	Election	~~20~~24
Section 67. Section 4.3	Voting Securities Owned by the Corporation	~~20~~24
Section 68. Section 4.4	Chairman of the Board	~~21~~25
Section 69. Section 4.5	Chief Executive Officer	~~21~~25
Section 70. Section 4.6	President	~~21~~25
Section 71. Section 4.7	Vice Presidents	~~22~~25
Section 72. Section 4.8	Secretary	~~22~~26
Section 73. Section 4.9	Treasurer	~~22~~26
Section 74. Section 4.10	Assistant Secretaries	~~23~~26
Section 75. Section 4.11	Assistant Treasurers	~~23~~27
Section 76. Section 4.12	Other Officers	~~23~~27

Article V

STOCK

Section 77. Section 5.1	Shares of Stock	~~23~~27
Section 78. Section 5.2	Signatures	~~23~~27
Section 79. Section 5.3	Lost Certificates	~~23~~27
Section 80. Section 5.4	Transfers	~~24~~28
Section 81. Section 5.5	Dividend Record Date	~~24~~28
Section 82. Section 5.6	Record Owners	~~24~~28
Section 83. Section 5.7	Transfer and Registry Agents	~~24~~28

Article VI

NOTICES

Section 84. Section 6.1	Notices	~~25~~28
Section 85. Section 6.2	Waivers of Notice	~~25~~29

Article VII

GENERAL PROVISIONS

Section 86. Section 7.1	Dividends	~~25~~29
Section 87. Section 7.2	Disbursements	~~25~~29
Section 88. Section 7.3	Fiscal Year	~~25~~29
Section 89. Section 7.4	Corporate Seal	~~26~~29

Article VIII

INDEMNIFICATION

Section 90. Section 8.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	~~26~~30
Section 91. Section 8.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	~~26~~30

Section 92. Section 8.3	Authorization of Indemnification	~~27~~30
Section 93. Section 8.4	Indemnification by a Court	~~27~~31
Section 94. Section 8.5	Expenses Payable in Advance	~~27~~31
Section 95. Section 8.6	Non-exclusivity of Indemnification and Advancement of Expenses	~~27~~31
Section 96. Section 8.7	Insurance	~~28~~32
Section 97. Section 8.8	Certain Definitions	~~28~~32
Section 98. Section 8.9	Survival of Indemnification and Advancement of Expenses	~~28~~32
Section 99. Section 8.10	Limitation on Indemnification	~~29~~32
Section 100. Section 8.11	Indemnification of Employees and Agents	~~29~~33

Article IX

AMENDMENTS

Section 101. Section 9.1	Amendments	~~29~~33
Section 102. Section 9.2	Entire Board of Directors	~~29~~33

AMENDED AND RESTATED
BYLAWS
OF
GENESIS HEALTHCARE, INC.
(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1.1            Registered Office.  The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2            Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1            Place of Meetings.  Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

Section 2.2            Annual Meetings.  The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors.  Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 2.3            Special Meetings.  ~~Unless otherwise required by law or by the certificate of incorporation of the Corporation,  as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings~~Special meetings of the stockholders ~~of the Corporation, for any purpose or purposes,~~ may be called at any time by ~~a~~(i) the majority of ~~the~~ Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the Chief Executive Officer of the Corporation or ~~holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation.  Special Meetings of the~~(iv) otherwise as provided by applicable law, the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Amended and Restated Certificate of Incorporation”) or these Bylaws. Any such special meeting shall be held on such date and at such time and place, if any, designated by the Board of Directors. Subject to Section 2.3(a) of these Bylaws, a special meeting of stockholders ~~of the Corporation may not~~shall be called by ~~any other person or persons.~~the Board of Directors upon the written request or requests of one or more stockholders (each, a “Requesting Stockholder”, and collectively, “Requesting Stockholders”) who are stockholders of record of the Corporation at the time a request is delivered holding shares of Common Stock representing in the aggregate at least twenty-five percent (25%) of the outstanding shares of Common Stock (the “Requisite Percentage”), which shares of Common Stock are determined to be “Net Long Shares” in accordance with Section 2.3(a)(i) of these Bylaws. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairman of the Board of Directors, subject to Section 2.3(a).

(a)        Stockholder Requested Special Meetings

(i) To be valid, a written request or requests for a special meeting of stockholders (each, a “Special Meeting Request” and collectively, “Special Meeting Requests”) shall be signed and dated by Requesting Stockholders (or their duly authorized agents) holding Net Long Shares representing, in the aggregate, the Requisite Percentage and delivered to the Secretary of the Corporation and shall include: (1) a statement of the specific purpose or purposes of the special meeting of stockholders and the matters proposed to be acted on at the special meeting of stockholders, the text of any proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business at the special meeting of stockholders and any material interest in such business of the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made; (2) as to the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made, the information required by Section 2.4 of these Bylaws to be set forth in a stockholder’s notice; (3) such other information, if applicable, required by Section 2.15 of these Bylaws including, but not limited to, such other information required to be set forth in connection with a stockholder’s director nomination to be set forth in a stockholder’s notice required by Section 2.16 of these Bylaws; (4) an acknowledgement by the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made that any reduction in the number of Net Long Shares with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary of the Corporation shall constitute a revocation of such Special Meeting Request to the extent of such reduction; (5) documentary evidence that the Requesting Stockholders hold Net Long Shares representing, in the aggregate, the Requisite Percentage as of the date on which the Special Meeting Request(s) are delivered to the Secretary of the Corporation; provided, however, that if the Requesting Stockholders are not the beneficial owners of Net Long Shares representing, in the aggregate, the Requisite Percentage, then to be valid, the Special Meeting Request(s) must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request(s), such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request(s) are delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request(s) are made beneficially own Net Long Shares representing, in the aggregate, the Requisite Percentage as of the date on which such Special Meeting Request(s) are delivered to the Secretary of the Corporation; and (6) such other information as reasonably requested by the Corporation. For purposes of this Section 2.3(a)(1) and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any Requesting Stockholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that for purposes of such definition the date the tender offer is first announced shall instead be the date for determining a Requesting Stockholder’s or beneficial owner’s Net Long Shares and the reference to the highest tender price shall refer to the market price on such date and, to the extent not covered by such definition, reduced by any shares as to which such person does not have the right to vote or direct the vote at the special meeting of stockholders or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Stockholders or beneficial owner are acting in concert with the Requesting Stockholders or beneficial owner with respect to the calling of the special meeting of stockholders, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be determined in good faith by the Board of Directors, and such determination shall be binding on the Corporation and its stockholders. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request(s) are being made shall promptly provide any other information reasonably requested by the Corporation and, if requested by the Corporation on or prior to the record date for the meeting, the information required under clauses (a)(i)(2), (3), (4), (5) and (6) of this Section 2.3 shall be supplemented by such Requesting Stockholders and beneficial owners not later than ten (10) days after the record date for the special meeting of stockholders to disclose such information as of the record date (and with respect to the information required under clause (a)(i)(5) of this Section 2.3, as of a date not more than five (5) business days before the scheduled date of the special meeting of stockholders to which the Special Meeting Request relates). In determining whether a special meeting of stockholders has been requested by Requesting Stockholders holding Net Long Shares representing, in the aggregate at least, the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (1) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting of stockholders and substantially the same matters proposed to be acted on at the special meeting of stockholders (in each case, as determined in good faith by the Board of Directors), and (2) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request. A Requesting Stockholder may revoke a Special Meeting Request at any time prior to the special meeting of stockholders to which such Special Meeting Request relates by written revocation of such Special Meeting Request delivered to the Secretary of the Corporation. If, as of the date that is sixty (60) days following the earliest dated Special Meeting Request in respect of a special meeting of stockholders, there are Special Meeting Requests in respect of such special meeting of stockholders that have not been revoked (whether by express written revocation by such Requesting Stockholder or pursuant to clause (a)(i)(4) of this Section 2.3) by Requesting Stockholders owning Net Long Shares representing, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its sole discretion, may cancel such special meeting of stockholders.

(ii)   Except as provided in the next sentence, a special meeting of stockholders requested by Requesting Stockholders in compliance with this Section 2.3 shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting of stockholders shall be not more than ninety (90) days after the Special Meeting Request is delivered to the Secretary of the Corporation, unless a later date is required in order to allow the Corporation to file and clear with the Staff of the Securities Exchange Commission the information required by Regulation 14A promulgated under the Exchange Act. Notwithstanding the foregoing, there shall be no requirement to hold any special meeting of stockholders to which a Special Meeting Request relates if (1) the Special Meeting Request does not comply with this Section 2.3, (2) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (3) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (a) the date of the next annual meeting and (b) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting, (4) an identical or substantially similar item (in each case, as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered, (5) a Similar Item was presented at a meeting of stockholders held not more than ninety (90) days before the Special Meeting Request is delivered (and, for purposes of this clause (5), the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (6) a Similar Item (including the election or removal of directors) is included in the Corporation’s notice as an item of business to be brought before an annual or special meeting of stockholders that has been called by the time the Special Meeting Request is delivered but not yet held or that is called for a date within one hundred and twenty (120) days of the delivery to the Corporation of a Special Meeting Request or (7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act or other applicable law. For purposes of this clause, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests reflecting Net Long Shares representing the Requisite Percentage have been delivered to the Corporation. The Board of Directors shall determine in good faith whether a Special Meeting Request complies with this Section 2.3, and such determination shall be binding on the Corporation and its stockholders.

(iii)  Business transacted at a special meeting of stockholders requested by Requesting Stockholders pursuant to this Section 2.3 shall be limited to the purpose or purposes stated in the Special Meeting Request(s) to which such special meeting of stockholders relates; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting of stockholders. If none of the Requesting Stockholders who shall have submitted a Special Meeting Request that complies with this Section 2.3 appear or send a duly authorized agent to present the business to be presented for consideration specified in such Special Meeting Request, the Corporation need not present such business for a vote at the special meeting of stockholders to which such Special Meeting Request relates, regardless of whether any proxies in respect of such matter may have been delivered to the Corporation. The chairman of a special meeting of stockholders to which any Special Meeting Request relates shall determine all matters relating to the conduct of such special meeting of stockholders, including, without limitation, determining whether to adjourn such special meeting of stockholders and whether any nomination or other item of business has been properly brought before such special meeting of stockholders in accordance with this Section 2.3, and if the chairman of such special meeting of stockholders should so determine and declare that any nomination or other item of business has not been properly brought before such special meeting of stockholders, then such nomination or other business shall not be made or transacted at such special meeting of stockholders.

Section 2.4            Notice.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called.  Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

Section 2.5            Adjournments.  Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 2.4 shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 2.6            Quorum.  Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority in voting power of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.5, until a quorum shall be present or represented.

Section 2.7            Voting.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the voting power of the shares represented at the meeting and entitled to vote on such question, voting as a single class.  Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.11(a), each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy as provided in Section 2.8.  The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 2.8            Proxies.  Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(a)        A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)        A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 2.9            Consent of Stockholders in Lieu of Meeting.  Any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.10          List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.11          Record Date.

(a)        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)        Only to the extent that action by written consent of the stockholders is not prohibited by the Certificate of Incorporation or these Bylaws, in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.12          Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.10 or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

Section 2.13          Conduct of Meetings.  The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:  (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 2.14          Inspectors of Election.  In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 2.15          Nature of Business at Meeting of Stockholders.

(a)        Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.16) may be transacted at an Annual Meeting of Stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.15 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (B) who complies with the notice procedures set forth in this Section 2.15.

(b)        In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)        To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)        To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:  (i) as to each matter such stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bylaws, the text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made: (A) the name and address of such person; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with or relating to (I) the Corporation or (II) the proposal, including any material interest in, or anticipated benefit from the proposal to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

(e)        A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.15 shall be true and correct as of the date of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation prior to the Annual Meeting.

(f)        No business shall be conducted at the Annual Meeting of Stockholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.15; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.15 shall be deemed to preclude discussion by any stockholder of any such business.  If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

(g)        Nothing contained in this Section 2.15 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

Section 2.16          Nomination of Directors.

(a)        Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.16 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (B) who complies with the notice procedures set forth in this Section 2.16.

(b)        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

(c)        To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d)        To be in proper written form, a stockholder’s notice to the Secretary must set forth the following information:  (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation, (D) such person’s written representation and agreement that such person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation in such representation and agreement and (III) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and record address of the stockholder giving the notice and the name and principal place of business of such beneficial owner; (B) (I) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (II) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (III) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (IV) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (C) a description of (I) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or associates of such proposed nominee, (II) all agreements, arrangements, or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, or otherwise relating to the Corporation or their ownership of capital stock of the Corporation, and (III) any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (D) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or Special Meeting to nominate the persons named in its notice; and (E) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)        A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.16 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.16.  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.17          Proxy Access for Director Nominations.

(a)        Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2020 annual meeting of stockholders), subject to the provisions of this Section 2.17, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Stockholder (as defined in Section 2.17(d)) pursuant to and in accordance with this Section 2.17 (a “Stockholder Nominee”).  For purposes of this Section 2.17, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 2.17(h)).  For the avoidance of doubt, nothing in this Section 2.17 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 2.17.  Subject to the provisions of this Section 2.17, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b)        In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 2.17, the Eligible Stockholder must have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Corporation’s proxy materials pursuant to this Section 2.17.  To be timely, a Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the immediately preceding annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, to be timely, the Notice of Proxy Access Nomination must be received by the Secretary at the principal executive offices of the Corporation not more than one hundred sixty-five (165) days prior to the date of such annual meeting and not later than the close of business on the later of (x) the one hundred thirty-fifth (135th) day prior to the date of such annual meeting or (y) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting was made.  In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.17.

(c)        The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such greater number, as it may be adjusted pursuant to this Section 2.17(c), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two (2) preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.17 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as Owned (as defined in Section 2,17(e)) in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 2.17 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 2.17 for any meeting of stockholders for which the Secretary receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to Section 2.16.

(d)        An “Eligible Stockholder” is a stockholder or group of no more than twenty (20) stockholders (counting as one stockholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of the Corporation equal to no less than the Required Shares (as defined below), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of this Section 2.17.  “Required Shares” means a number of shares of common stock of the Corporation that represents at least three percent (3%) of the outstanding shares of common stock of the Corporation as of the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation in accordance with this Section 2.17.  A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.  Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 2.17 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 2.17 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(e)        For purposes of this Section 2.17, a stockholder shall be deemed to “Own” and have “Ownership” of only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “Own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s Ownership of shares shall be deemed to continue during any period in which (x) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (y) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.  Whether outstanding shares of common stock of the Corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f)        To be in proper written form, a Notice of Proxy Access Nomination must set forth or be accompanied by the following:

(i) a statement by the Eligible Stockholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required

Shares through the date of annual meeting and (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting;

(ii)   one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Corporation, the Eligible Stockholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;

(iii)  a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)  the information, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of nomination made pursuant Section 2.16;

(v)   a representation that the Eligible Stockholder (A) did not acquire, and is not holding, any securities of the Corporation for the purpose or with the intent of changing or influencing control of the Corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 2.17, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)  an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.17 or any solicitation or other activity in connection therewith and (C) file with the Securities and

Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.17 (including withdrawal of the nomination); and

(viii) in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders in which two (2) or more funds are intended to be treated as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)        In addition to the information required or requested pursuant to Section 2.17(f) or any other provision of these Bylaws, (i) the Corporation may require any proposed Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 2.17 or to serve as a director of the Corporation, and (ii) the Corporation may require the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting.

(h)        For each of its Stockholder Nominees, the Eligible Stockholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement for inclusion in the Corporation’s proxy materials, not to exceed five hundred (500) words, in support of such Stockholder Nominee’s candidacy (a “Supporting Statement”).  Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of each of its Stockholder Nominee(s).  Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(i)         In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect.  Without limiting the foregoing, an Eligible Stockholder shall provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own a number of shares of the Corporation’s common stock at least equal to the Required Shares prior to the date of the annual meeting.  In addition, any person providing any information to the Corporation pursuant to this Section 2.17 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for determining the stockholders entitled to receive notice of and to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and the date notice of the record date is first publicly disclosed.  For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.17(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 2.17).

(j)         Notwithstanding anything to the contrary contained in this Section 2.17, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 2.17, any Stockholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)        Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.17 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 2.17, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(l)         Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.17 for the next two (2) annual meetings of stockholders.  For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to Section 2.16.

(m)      This Section 2.17 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

ARTICLE III

DIRECTORS

Section 3.1                                    Number and Election of Directors.  The Board of Directors shall consist of not less than three (3) nor more than nineteen (19) members, the exact number of which shall initially be fixed from time to time by the Board of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~the Board of Directors shall be divided into three (3) classes, designated Class I, Class II and Class III, with directors initially assigned to each class by resolution adopted by a majority of the members of the Board of Directors.  Directors in each class shall serve for a term of three (3) years~~: (i) each director elected at or prior to the 2020 annual meeting of stockholders (the “2020 Annual Meeting”) shall be elected for a term expiring on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; (ii) each director elected at the 2021 annual meeting of stockholders shall be elected for a one-year term expiring at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”); (iii) each director elected at the 2022 Annual Meeting shall be elected for a one-year term expiring at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”); and (iv) commencing at the 2023 Annual Meeting and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders and the Board shall no longer be divided into separate classes.  Except as provided in Section 3.2, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the year in which his or her term expires and each director so elected shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.  Directors need not be stockholders.

Section 3.2                                    Vacancies.  Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled only by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled only by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of the other directors.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto.

Section 3.3                                    Duties and Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.4                                    Meetings.  The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer or the Board of Directors.  Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the Chief Executive Officer, or any director serving on such committee.  Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.5                                    Organization.  At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman.  Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof.  In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.  Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.6                                    Resignations and Removals of Directors.  Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing to the Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one.  Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.  ~~Except as otherwise required by applicable law or the Certificate of Incorporation and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with cause, by the affirmative~~Until the completion of the Corporation’s 2023 Annual Meeting, after which the directors shall not be divided into separate classes and all directors shall be elected to serve for a term of one (1) year (the “Declassification”), directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed only for cause and only by a vote of the holders of at least ~~sixty-six and two-thirds percent (~~66 2/3%~~)~~ of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation, except as otherwise required by the Certificate of Incorporation or applicable law. Following the completion of the Corporation’s 2023 Annual Meeting and the Declassification, directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed at any time either, with or without cause, by the holders of a majority of the outstanding shares of stock entitled to vote at an election of directors of the Corporation, voting as a single class, except as otherwise required by the Certificate of Incorporation or applicable law.  Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

Section 3.7                                    Quorum.  Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable.  If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for that meeting.

Section 3.8                                    Actions of the Board by Written Consent.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.9                                    Meetings by Means of Conference Telephone.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

Section 3.10                             Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each committee shall keep regular minutes and report to the Board of Directors when required.  Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.11                             Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Chairpersons or members of special or standing committees may be allowed like compensation for such service.

Section 3.12                             Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if:  (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 4.1                                    General.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer.  The Board of Directors, in its discretion, also may choose a Chairman of the Board (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

Section 4.2                                    Election.  The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 4.3                                    Voting Securities Owned by the Corporation.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present.  The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4.4                                    Chairman of the Board.  The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman of the Board shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

Section 4.5                                    Chief Executive Officer.  The Chief Executive Officer shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board, have general supervision of the business and affairs of the Corporation and of its several officers and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chief Executive Officer shall have the power to execute, by and on behalf of the Corporation, all deeds, bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer.  In the absence or disability of the Chairman of the Board, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, at all meetings of the Board of Directors.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.

Section 4.6                                    President.  Unless otherwise provided by the Board of Directors, the President shall be the Chief Executive Officer.  The President shall, subject to the control of the Board of Directors, the Chairman of the Board, if there be one, and the Chief Executive Officer, if the President shall not be the Chief Executive Officer, have general supervision of the business and affairs of the Corporation.  The President shall have the power to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or, if the President shall not be the Chief Executive Officer, the Chief Executive Officer.  In general, the President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to the President by the Board of Directors, the Chairman of the Board, if there be one, or the Chief Executive Officer, if the President shall not be the Chief Executive Officer.  In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and, provided the President is also a director, at all meetings of the Board of Directors.  If the President shall not be the Chief Executive Officer, in the event of the inability or refusal of the Chief Executive Officer to act, the Board of Directors may designate the President to perform the duties of the Chief Executive Officer, and, when so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.7                                    Vice Presidents.  At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.  If there be no Chairman of the Board and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 4.8                                    Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, under whose supervision the Secretary shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors, the Chief Executive Officer or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation, if any, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 4.9                                    Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 4.10                             Assistant Secretaries.  Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 4.11                             Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 4.12                             Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 5.1                                    Shares of Stock.  Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation shall be uncertificated shares.

Section 5.2                                    Signatures.  To the extent any shares are represented by certificates, any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.3                                    Lost Certificates.  The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.4                                    Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5                                    Dividend Record Date.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6                                    Record Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 5.7                                    Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI

NOTICES

Section 6.1                                    Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, telex, cable or by means of electronic transmission.

Section 6.2                                    Waivers of Notice.  Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1                                    Dividends.  Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.8), and may be paid in cash, in property, or in shares of the Corporation’s capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2                                    Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.3                                    Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.4                                    Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 8.1                                    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 8.2                                    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 8.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 8.3                                    Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the affirmative vote of a majority of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.  Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation.  To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 8.4                                    Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or Section 8.2.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be.  Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 8.4 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 8.5                                    Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such expenses (including attorneys’ fees) incurred by employees and agents (other than present and former directors and officers) may be so paid upon such additional terms and conditions, if any, as the Corporation deems appropriate.

Section 8.6                                    Non-exclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 and Section 8.2 shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or Section 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.7                                    Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.8                                    Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.  The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.9                                    Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.10                             Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.4), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.11                             Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

ARTICLE IX

AMENDMENTS

Section 9.1                                    Amendments.  These Bylaws may be amended, altered, changed or repealed, in whole or in part, or new Bylaws may be adopted by either (i) the affirmative vote of a majority of the entire Board of Directors, or (ii) without the approval of the Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Corporation; provided, however, that in any case, notice of such amendment, alteration, change, repeal or adoption of new Bylaws shall be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be.

Section 9.2                                    Entire Board of Directors.  As used in this Article IX and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

* * *

Last Amended as of:   ~~March 25~~June     , 2020

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 James H. Bloem 02 John F. DePodesta 03 Terry Allison Rappuhn The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. For 0 0 0 0 Against 0 0 0 0 Abstain 0 0 0 0 2. To approve, on an advisory basis, the compensation of our named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. 3. To approve the Genesis Healthcare, Inc. 2020 Omnibus Incentive Plan. Due to concerns relating to the public health impact of the coronavirus outbreak (COVID-19) and related travel,the 2020 Annual Meeting may be held by means of remote communication (i.e., a virtual-only meeting). If this is determined, we will announce the decision in advance, and will provide details on how to participate at www.genesishcc.com/investor-relations. We encourage you to check this website prior to the 2020 Annual Meeting if you plan to attend. 4. To approve the Fourth Amended and Restated Certificate of Incorporation to declassify the Board of Directors. 5. To approve the Fourth Amended and Restated Certificate of Incorporation to lower the stock ownership threshold required to call a special meeting. 0 0 0 6. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. (see reverse for instructions) John Sample ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000456449_1 R1.0.1.18 For address change/comments, mark here.0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/02/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 on 06/02/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have NY 11717. John Sample 234567 234567 1234567 NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 GENESIS HEALTHCARE, INC. 101 E. STATE STREET KENNETT SQUARE, PA 19348 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567

PRELIMINARY PROXY CARD DATED MARCH 17, 2020 – SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com GENESIS HEALTHCARE, INC. Annual Meeting of Shareholders June 3, 2030 8:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Thomas DiVittorio and Michael S. Sherman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Genesis Healthcare, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, local time on June 3, 2020, at 101 E. State Street, Kennett Square, PA 19348, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000456449_2 R1.0.1.18